EXECUTION VERSION 164630950_7 EX-10.1 Published CUSIP Number: 45167SAJ1 Revolving Credit Facility CUSIP Number: 45167SAL6 Term Facility CUSIP Number: 45167SAK8 $1,000,000,000 AMENDED & RESTATED CREDIT AGREEMENT Dated as of November 1, 2022 among IDEX CORPORATION, as the Company, and CERTAIN OF ITS SUBSIDIARIES, as Designated Borrowers, BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, JPMORGAN CHASE BANK, N.A., PNC BANK, NATIONAL ASSOCIATION and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Syndication Agents and L/C Issuers, HSBC BANK USA, NATIONAL ASSOCIATION, MIZUHO BANK, LTD. and BANK OF CHINA, CHICAGO BRANCH as Co-Documentation Agents] and The Other Lenders Party Hereto BOFA SECURITIES, INC., JPMORGAN CHASE BANK, N.A., PNC CAPITAL MARKETS LLC, and WELLS FARGO SECURITIES, LLC, as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

		Page
ARTICLE I	DEFINITIONS AND ACCOUNTING TERMS	1
1.01	Defined Terms	1
1.02	Other Interpretive Provisions	36
1.03	Accounting Terms	37
1.04	Exchange Rates; Currency Equivalents	38
1.05	Additional Alternative Currencies	38
1.06	Change of Currency	40
1.07	Rounding	40
1.08	Times of Day	40
1.09	Letter of Credit Amounts	40
1.10	Limited Condition Transactions	40
1.11	Interest Rates	42
ARTICLE II	THE CREDITS	43
2.01	The Loans	43
2.02	Borrowings, Conversions and Continuations of Loans	44
2.03	[Reserved]	46
2.04	Letters of Credit	46
2.05	Swing Line Loans	55
2.06	Prepayments.	58
2.07	Termination or Reduction of Commitments	60
2.08	Repayment of Loans	61
2.09	Interest	62
2.10	Fees	63
2.11	Computation of Interest and Fees	63
2.12	Evidence of Debt	64
2.13	Payments Generally; Administrative Agent's Clawback	65
2.14	Sharing of Payments by Lenders	67
2.15	Increase in Commitments	67
2.16	Extension of Maturity Date in respect of Revolving Credit Facility	69
2.17	No Advisory or Fiduciary Responsibility	71
2.18	Designated Borrowers	71
2.19	Cash Collateral	73
2.20	Defaulting Lenders	74

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TABLE OF CONTENTS
(continued)

2.21	ESG Adjustments	76
ARTICLE III	TAXES, YIELD PROTECTION AND ILLEGALITY	77
3.01	Taxes	77
3.02	Illegality	82
3.03	Inability to Determine Rates	82
3.04	Increased Costs	86
3.05	Compensation for Losses	87
3.06	Mitigation Obligations; Replacement of Lenders	88
3.07	Survival	88
ARTICLE IV	CONDITIONS PRECEDENT TO CREDIT EXTENSIONS	88
4.01	Conditions of Initial Credit Extensions	88
4.02	Conditions to All Credit Extensions	90
ARTICLE V	REPRESENTATIONS AND WARRANTIES	91
5.01	Corporate Existence and Power	91
5.02	Corporate Authorization; No Contravention	92
5.03	Governmental Authorization	92
5.04	Binding Effect	92
5.05	Litigation	92
5.06	No Default	92
5.07	ERISA Compliance	92
5.08	Use of Proceeds; Margin Regulations	93
5.09	Title to Properties	93
5.10	Taxes	94
5.11	Financial Condition	94
5.12	Environmental Matters	94
5.13	Regulated Entities	94
5.14	Subsidiaries	94
5.15	Insurance	94
5.16	Swap Obligations	95
5.17	OFAC	95
5.18	Anti-Corruption Laws	95
5.19	Full Disclosure	95
5.20	Representations as to Foreign Obligors	95
5.21	Affected Financial Institutions	96

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TABLE OF CONTENTS (continued) iii 164630950_7 5.22 Covered Entities ............................................................................................................... 96 ARTICLE VI AFFIRMATIVE COVENANTS ............................................................................... 96 6.01 Financial Statements ........................................................................................................ 97 6.02 Certificates; Other Information ........................................................................................ 97 6.03 Notices ............................................................................................................................. 98 6.04 Preservation of Corporate Existence, Etc ........................................................................ 99 6.05 Maintenance of Property .................................................................................................. 99 6.06 Insurance ........................................................................................................................ 100 6.07 Payment of Tax Obligations .......................................................................................... 100 6.08 Compliance with Laws .................................................................................................. 100 6.09 Compliance with ERISA ............................................................................................... 100 6.10 Inspection of Property and Books and Records ............................................................. 100 6.11 Environmental Laws ...................................................................................................... 100 6.12 Use of Proceeds ............................................................................................................. 101 ARTICLE VII NEGATIVE AND FINANCIAL COVENANTS ................................................... 101 7.01 Limitation on Liens ........................................................................................................ 101 7.02 [Reserved] ...................................................................................................................... 103 7.03 Consolidations and Mergers .......................................................................................... 104 7.04 [Reserved]. ..................................................................................................................... 104 7.05 Limitation on Subsidiary Indebtedness .......................................................................... 104 7.06 [Reserved] ...................................................................................................................... 105 7.07 [Reserved] ...................................................................................................................... 105 7.08 Restricted Payments ....................................................................................................... 106 7.09 [Reserved] ...................................................................................................................... 106 7.10 Change in Business ........................................................................................................ 106 7.11 [Reserved] ...................................................................................................................... 106 7.12 [Reserved] ...................................................................................................................... 106 7.13 [Reserved] ...................................................................................................................... 106 7.14 [Reserved]. ..................................................................................................................... 106 7.15 Financial Covenants ....................................................................................................... 106 7.16 Sanctions ........................................................................................................................ 106 7.17 Anti-Corruption Laws .................................................................................................... 107 ARTICLE VIII EVENTS OF DEFAULT ........................................................................................ 107 8.01 Event of Default ............................................................................................................. 107

TABLE OF CONTENTS
(continued)

8.02	Remedies Upon Event of Default	109
8.03	Application of Funds	110
ARTICLE IX	THE AGENT	110
9.01	Appointment and Authority	110
9.02	Rights as a Lender	111
9.03	Exculpatory Provisions	111
9.04	Reliance by Administrative Agent	112
9.05	Delegation of Duties	112
9.06	Resignation of Administrative Agent	112
9.07	Non-Reliance on Administrative Agent, the Sustainability Coordinators, the Arrangers and Other Lenders	114
9.08	No Other Duties, Etc	115
9.09	Certain ERISA Matters	115
9.10	Recovery of Erroneous Payments	116
ARTICLE X	CONTINUING GUARANTY	116
10.01	Guaranty	116
10.02	Rights of Lenders	116
10.03	Certain Waivers	117
10.04	Obligations Independent	117
10.05	Subrogation	117
10.06	Termination; Reinstatement	117
10.07	Subordination	118
10.08	Stay of Acceleration	118
10.09	Condition of Designated Borrower	118
ARTICLE XI	MISCELLANEOUS	118
11.01	Amendments, Etc	118
11.02	Notices; Effectiveness; Electronic Communication	120
11.03	No Waiver; Cumulative Remedies	122
11.04	Expenses; Indemnity; Damage Waiver	123
11.05	Payments Set Aside	126
11.06	Successors and Assigns	126
11.07	Treatment of Certain Information; Confidentiality	131
11.08	Right of Setoff	132
11.09	Interest Rate Limitation	132

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TABLE OF CONTENTS (continued) v 164630950_7 11.10 Integration; Effectiveness .............................................................................................. 132 11.11 Survival of Representations and Warranties .................................................................. 132 11.12 Severability .................................................................................................................... 133 11.13 Replacement of Lenders ................................................................................................ 133 11.14 GOVERNING LAW; JURISDICTION; ETC ............................................................... 134 11.15 Waiver of Jury Trial ....................................................................................................... 135 11.16 USA PATRIOT Act Notice ........................................................................................... 135 11.17 Judgment Currency ........................................................................................................ 135 11.18 Electronic Execution; Electronic Records; Counterparts ............................................... 136 11.19 Entire Agreement ........................................................................................................... 137 11.20 Acknowledgement and Consent to Bail-In of Affected Financial Institutions .............. 137 11.21 Acknowledgement Regarding Any Supported QFCs .................................................... 137 11.22 English Language Only ................................................................................................. 138 11.23 Release ........................................................................................................................... 138

vi 164630950_7 SCHEDULES Schedule 2.01A Commitments and Applicable Percentages Schedule 2.01B Letter of Credit Commitments Schedule 2.04 Existing Letters of Credit Schedule 5.05 Litigation Schedule 5.07 ERISA Matters Schedule 5.12 Environmental Matters Schedule 5.14 Subsidiaries and Minority Interests Schedule 5.15 Insurance Matters Schedule 7.01 Permitted Liens Schedule 7.05 Permitted Indebtedness Schedule 11.02 Lending Offices; Addresses for Notices EXHIBITS Exhibit A Form of Committed Loan Notice Exhibit B Form of Swing Line Loan Notice Exhibit C-1 Form of Revolving Credit Note Exhibit C-2 Form of Term Note Exhibit D Form of Compliance Certificate Exhibit E Form of Assignment and Assumption Exhibit F Designated Borrower Request and Assumption Agreement Exhibit G Designated Borrower Notice Exhibit H Letter of Credit Report

1 AMENDED & RESTATED CREDIT AGREEMENT This AMENDED & RESTATED CREDIT AGREEMENT is entered into as of November 1, 2022 among IDEX CORPORATION, a Delaware corporation (the “Company”), FAST & FLUID MANAGEMENT B.V., an entity organized under the laws of the Netherlands (“FFM”), IDEX UK LTD., a company registered in England and Wales (“IDEX UK”), IDEX EUROPE GMBH, a limited liability company existing under the laws of Germany (“IDEX Europe”), LUKAS HYDRAULIK GMBH, a limited liability company existing under the laws of Germany (“LUKAS”), and certain other Subsidiaries of the Company from time to time party hereto pursuant to Section 2.18 (each, including FFM, IDEX UK, IDEX Europe and LUKAS, a “Designated Borrower” and, collectively with the Company, the “Borrowers” and, each a “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer. WHEREAS, the Company is a party to that certain Credit Agreement, dated as of May 31, 2019 (as heretofore amended, amended and restated, supplemented or otherwise modified, the “Existing Credit Agreement”), with the financial institutions party thereto as lenders and the Bank of America, N.A., as administrative agent; and WHEREAS, the Company and the other Borrowers have requested that the Existing Credit Agreement be amended and restated to, among other things, provide a revolving credit facility and a term facility, and the Lenders (as defined below) are willing to do so on the terms and conditions set forth herein; and NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows: ARTICLE I DEFINITIONS AND ACCOUNTING TERMS 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below: “Accounts Receivable” means presently existing and hereafter arising or acquired accounts receivable, general intangibles, choses in action and other forms of obligations and receivables relating in any way to Inventory or arising from the sale of Inventory or the rendering of services or howsoever otherwise arising, and, with respect to any of the foregoing receivables or obligations, (a) all of the interest of the Company or any of its Subsidiaries in the goods (including returned goods) the sale of which gave rise to such receivable or obligation after the passage of title thereto to any obligor, (b) all other Liens and property subject thereto from time to time purporting to secure payment of such receivables or obligations, (c) all guarantees, insurance, letters of credit and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such receivables or obligations, (d) all interests of the Receivables Subsidiary under the documents evidencing a Permitted Receivables Purchase Facility and any permitted performance guaranty given in connection therewith, and (e) all records relating to any of the foregoing and all proceeds and products of any of the foregoing. “Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person or (b) the acquisition of in excess of fifty percent (50%) of the

2 capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary. “Act” has the meaning specified in Section 11.16. “Additional Commitment Lender” has the meaning specified in Section 2.16(d). “Administrative Agent” means Bank of America (or any of its designated branch offices or affiliates) in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent. “Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Company and the Lenders. “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent. “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Agent Parties” has the meaning set forth in Section 11.02(c). “Aggregate Commitments” means, at any time, the Commitments of all the Lenders in effect at such time. “Agreed Currency” means Dollars or any Alternative Currency, as applicable. “Agreement” means this Credit Agreement as the same may be amended, supplemented, amended and restated or otherwise modified from time to time. “Agreement Currency” has the meaning set forth in Section 11.17. “Alternative Currency” means each of Euro, Sterling, Yen, Swiss Francs, Canadian Dollars and each other currency (other than Dollars) that is approved in accordance with Section 1.05; provided that for each Alternative Currency, such requested currency is an Eligible Currency. “Alternative Currency Daily Rate” means, for any day, with respect to any Credit Extension: (a) denominated in Sterling, the rate per annum equal to SONIA determined pursuant to the definition thereof plus the SONIA Adjustment; (b) denominated in Swiss Francs, the rate per annum equal to SARON determined pursuant to the definition thereof plus the SARON Adjustment; and (c) denominated in any other Alternative Currency (to the extent such Loans denominated in such currency will bear interest at a daily rate), the daily rate per annum as

3 designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.05(a) plus the adjustment (if any) determined by the Administrative Agent and the relevant Lenders pursuant to Section 1.05(a); provided, that, if any Alternative Currency Daily Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. Any change in an Alternative Currency Daily Rate shall be effective from and including the date of such change without further notice. “Alternative Currency Daily Rate Loan” means a Revolving Credit Loan that bears interest at a rate based on the definition of “Alternative Currency Daily Rate.” All Alternative Currency Daily Rate Loans must be denominated in an Alternative Currency. “Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, by reference to Bloomberg (or such other publicly available service for displaying exchange rates), to be the exchange rate for the purchase of such Alternative Currency with Dollars at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided, however, that if no such rate is available, the “Alternative Currency Equivalent” shall be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, using any reasonable method of determination it deems appropriate in its sole discretion (and such determination shall be conclusive absent manifest error). “Alternative Currency Loan” means an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan, as applicable. “Alternative Currency Sublimit” means an amount equal to the lesser of the Revolving Credit Facility and the Dollar Equivalent of $500,000,000. The Alternative Currency Sublimit is part of, and not in addition to, the Revolving Credit Facility. “Alternative Currency Term Rate” means, for any Interest Period, with respect to any Credit Extension: (a) denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the day that is two (2) TARGET Days preceding the first day of such Interest Period with a term equivalent to such Interest Period; (b) denominated in Yen, the rate per annum equal to the Tokyo Interbank Offer Rate (“TIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the Rate Determination Date with a term equivalent to such Interest Period; (c) denominated in Canadian Dollars, the rate per annum equal to the Canadian Dollar Offered Rate (“CDOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “CDOR Rate”) on the Rate Determination Date with a term equivalent to such Interest Period; and

4 (d) denominated in any other Alternative Currency (to the extent such Loans denominated in such currency will bear interest at a term rate), the term rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 1.05(a) plus the adjustment (if any) determined by the Administrative Agent and the relevant Lenders pursuant to Section 1.05(a); provided, that, if any Alternative Currency Term Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. “Alternative Currency Term Rate Loan” means a Revolving Credit Loan that bears interest at a rate based on the definition of “Alternative Currency Term Rate.” All Alternative Currency Term Rate Loans must be denominated in an Alternative Currency. “Applicable Authority” means (a) with respect to SOFR and Term SOFR, the SOFR Administrator or any Governmental Authority having jurisdiction over the Administrative Agent or the SOFR Administrator with respect to its publication of SOFR or Term SOFR, in each case acting in such capacity and (b) with respect to any Alternative Currency, the applicable administrator for the Relevant Rate for such Alternative Currency or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of the applicable Relevant Rate, in each case acting in such capacity. “Applicable Designee” means any Affiliate of a Lender designated in writing from time to time to the Administrative Agent with the consent of the Administrative Agent (which such consent shall not be unreasonably withheld or delayed) to fund all or any portion of such Lender’s share of a Borrowing under this Agreement. “Applicable Foreign Obligor Documents” has the meaning set forth in Section 5.20(a). “Applicable Percentage” means (a) in respect of the Term Facility, with respect to any Term Lender at any time, the percentage (carried out to the ninth decimal place) of the Term Facility represented by (i) at any time during the Availability Period in respect of such Facility, such Term Lender’s Term Commitment at such time, subject to adjustment as provided in Section 2.20, and (ii) thereafter, the principal amount of such Term Lender’s Term Loans at such time and (b) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time, subject to adjustment as provided in Section 2.20. If the commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Revolving Credit Commitments have expired, then the Applicable Percentage of each Revolving Credit Lender in respect of the Revolving Credit Facility shall be determined based on the Applicable Percentage of such Revolving Credit Lender in respect of the Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments and to any Lender’s status as a Defaulting Lender at the time of determination. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01A or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable. “Applicable Rate” means, from time to time, the following percentages per annum, based upon the lower of the two Pricing Levels in effect at such time as determined by (a) the Leverage Ratio as set forth in the Compliance Certificate most recently delivered to the Administrative Agent pursuant to Section 6.02(b) and (b) the Debt Rating as set forth below:

Applicable Rate

Pricing Level	Debt Ratings S&P/Moody's/Fitch	Leverage Ratio	Facility Fee and Ticking Fee	Term SOFR Loans and Alternative Currency Loans under Revolving Credit Facility Letters of Credit	Base Rate Loans under Revolving Credit Facility	Term SOFR Loans under Term Facility	Base Rate Loans under Term Facility
1	A-/A3/A- or higher	< 0.50 to 1.00	0.090%	0.785%	0.000%	0.875%	0.000%
2	BBB+/Baa1/BBB+	≥ 0.50 to 1.00, but < 1.25 to 1.00	0.100%	0.900%	0.000%	1.000%	0.000%
3	BBB/Baa2/BBB	≥ 1.25 to 1.00, but < 2.00 to 1.00	0.125%	1.000%	0.000%	1.125%	0.125%
4	BBB-/Baa3/BBB-	≥ 2.00 to 1.00, but < 2.75 to 1.00	0.175%	1.075%	0.075%	1.250%	0.250%
5	BB+/Ba1/BB+ or lower	≥ 2.75 to 1.00	0.225%	1.275%	0.275%	1.500%	0.500%

"Debt Rating" means, as of any date of determination, the rating as determined by S&P, Moody's and Fitch (collectively, the "Debt Ratings") of the Company's non-credit-enhanced, senior unsecured long-term debt; *provided, that,* if the Debt Ratings fall within different levels: (a) if only two Rating Agencies provide a rating, (i) if one rating is one level higher than the other rating, the Applicable Rate will be based on the higher Debt Rating (with the Debt Rating for Pricing Level 1 being the highest and the Debt Rating for Pricing Level 5 being the lowest) and (ii) otherwise, the Applicable Rate will be based on the rating that is one level lower than the higher rating; (b) otherwise, (i) if two of the Debt Ratings are at the same level, the Applicable Rate will be based on such level and (ii) if each of the three ratings fall within different levels, then the Applicable Rate will be based on the Debt Rating that is in between the highest and lowest rating; (c) if only one Debt Rating is provided, the Pricing Level that is the level indicated by such Debt Rating shall apply; and (d) if no Debt Ratings exist, Pricing Level 5 shall be the Debt Ratings-determined level.

From the Closing Date until the date that is one Business Day after the date of delivery of the Compliance Certificate for the fiscal quarter ending December 31, 2022, the Applicable Rate shall be determined based upon Pricing Level 3. Thereafter, each change in the Applicable Rate resulting from a publicly announced change in any Debt Rating shall be effective during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next

5

6 such change. Any change in the Pricing Level resulting from a change in the Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered; provided that if a Compliance Certificate is not delivered when due (including the Compliance Certificate for the fiscal quarter ending December 31, 2022), then from such due date until the date of delivery thereof, the applicable Pricing Level shall be determined solely on the basis of the Debt Rating. Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.11(b). “Applicable Revolving Credit Percentage” means with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender’s Applicable Percentage in respect of the Revolving Credit Facility at such time. “Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment. “Applicant Borrower” has the meaning specified in Section 2.18. “Appropriate Lender” means, at any time, (a) with respect to any of the Term Facility or the Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility or holds a Term Loan or a Revolving Credit Loan, respectively, at such time, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuers and (ii) if any Letters of Credit have been issued pursuant to Section 2.04(a), the Revolving Credit Lenders and (c) with respect to the Swing Line Sublimit, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.05(a), the Revolving Credit Lenders. “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. “Arrangers” means BofA Securities, JPMorgan Chase Bank, N.A., PNC Capital Markets LLC and Wells Fargo Securities, LLC, in their respective capacities as joint lead arrangers. “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent. “Attributable Indebtedness” means, without duplication, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Off Balance Sheet Obligation which is a lease, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease, (c) in respect of any Permitted Receivables Purchase Facility, the amount of Receivables Facility Attributed Indebtedness and (d) in respect of any other Off Balance Sheet Obligation, the amount of such Obligations which would reasonably be expected to be characterized as indebtedness upon the insolvency or bankruptcy of such Person. “Auto-Extension Letter of Credit” has the meaning specified in Section 2.04(b)(iii).

7 “Availability Period” means (a) in respect of the Revolving Credit Facility, the period from and including the Closing Date to the earliest of (i) the Maturity Date for the Revolving Credit Facility, (ii) the date of termination of the Revolving Credit Commitments pursuant to Section 2.07, and (iii) the date of termination of the commitment of each Revolving Credit Lender to make Loans and of the obligation of the L/C Issuers to make L/C Credit Extensions pursuant to Section 8.02 and (b) in respect of the Term Facility, the period from and including the Closing Date to the earliest of (i) the date that falls one hundred twenty (120) days after the Closing Date (the “Term Loan Availability Expiration Date”), (ii) the date of the termination in full of the Term Commitments pursuant to Section 2.07, and (iii) the date of termination of the commitments of the respective Term Lenders to make Term Loans pursuant to Section 8.02. “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Bank of America” means Bank of America, N.A. and its successors. “Bank of America Fee Letter” means the letter agreement, dated as of October 4, 2022, among the Company, BofA Securities and Bank of America. “Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”, (c) Term SOFR plus the difference between the interest rate margin for Term SOFR Loans in effect for such day and the interest rate margin for Base Rate Loans in effect for such day and (d) 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greater of clauses (a), (b) and (d) above and shall be determined without reference to clause (c) above. “Base Rate Loan” means a Revolving Credit Loan or a Term Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars and shall only be available to the Company. “Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

8 “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. “BofA Securities” means BofA Securities, Inc. (including any of its designated affiliates). “Borrower” and “Borrowers” each has the meaning specified in the introductory paragraph hereto. “Borrower Materials” has the meaning specified in Section 6.02. “Borrowing” means a Revolving Credit Borrowing, a Term Borrowing or a Swing Line Borrowing, as the context may require. “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located; provided that: (a) if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Alternative Currency Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan, means a Business Day that is also a TARGET Day; (b) if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in (i) Sterling, means a day other than a day banks are closed for general business in London because such day is a Saturday, Sunday or a legal holiday under the laws of the United Kingdom; (ii) Swiss Francs, means a day other than when banks are closed for settlement and payments of foreign exchange transactions in Zurich because such day is a Saturday, Sunday or a legal holiday under the laws of Switzerland; and (iii) Japanese Yen, means a day other than when banks are closed for general business in Japan; (c) if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in a currency other than Euro, Sterling, Swiss Francs or Japanese Yen, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the applicable offshore interbank market for such currency; and (d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Euro in respect of an Alternative Currency Loan denominated in a currency other than Euro, or any other dealings in any currency other than Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency. “Canadian Dollar” means the lawful currency of Canada. “Capital Lease” has the meaning specified in the definition of “Capital Lease Obligations”.

9 “Capital Lease Obligations” means the principal component of all monetary obligations of the Company or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease (“Capital Lease”). “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuers or the Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the applicable L/C Issuer benefitting from such collateral shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the applicable L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support. “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted issued or implemented. “Change of Control” means any of the following: (a) any person or group of persons (within the meaning of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d promulgated by the SEC under the Exchange Act) of fifty percent (50%) or more of the issued and outstanding shares of the Company’s capital stock having the right to vote for the election of directors of the Company under ordinary circumstances; (b) a majority of the board of directors of the Company shall cease for any reason (other than death or disability) to consist of (A) individuals who on the Closing Date were serving as directors of the Company and (B) individuals who subsequently become members of the board of directors if such individuals’ nomination for election or election to the board of directors is recommended or approved by a majority of the board of directors of the Company; or (c) the Company shall cease to own directly or indirectly, all of the issued and outstanding shares (exclusive of nominal director qualifying shares, to the extent applicable) of each Designated Borrower’s capital stock having the right to vote for the election of the applicable Designated Borrower’s board of directors (or equivalent governing body). “Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 11.01. “CME” means CME Group Benchmark Administration Limited. “Code” means the Internal Revenue Code of 1986, and all rules and regulations promulgated thereunder. “Commitment” means a Term Commitment or a Revolving Credit Commitment, as the context may require.

10 “Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Term SOFR Loans or Alternative Currency Term Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower. “Communication” means this Agreement, any Loan Document and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document. “Company” has the meaning specified in the introductory paragraph hereto. “Compliance Certificate” means a certificate substantially in the form of Exhibit D. “Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR, Term SOFR, SONIA, SARON, EURIBOR, CDOR, TIBOR or any proposed Successor Rate for an Agreed Currency, as applicable, any conforming changes to the definitions of “Base Rate”, “Term SOFR”, “SOFR”, “SONIA”, “SARON”, “EURIBOR”, “CDOR”, “TIBOR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day”, “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent in consultation with the Company, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for such Agreed Currency (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for such Agreed Currency exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document). “Consolidated Debt” means, as of any date of determination, for the Company and its Subsidiaries, the sum, without duplication, of (a) all Indebtedness of the Company and its Subsidiaries for borrowed money determined on a consolidated basis in accordance with GAAP, (b) Attributable Indebtedness of the Company and its Subsidiaries in respect of Capital Leases, Off Balance Sheet Obligations and a Permitted Receivables Purchase Facility, (c) the amount of any unpaid drawing with respect to any Letter of Credit that is not reimbursed within three (3) Business Days of the date of such drawing, and (d) all Guaranty Obligations with respect to debt of the types specified in subsections (a), (b) and (c) above of Persons other than the Company or any Subsidiary. “Consolidated Interest Expense” means, for any period, the sum, without duplication, of total interest expense (including that attributable to Capital Leases in accordance with GAAP) of the Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Company and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, but excluding, however, any amortization of deferred financing costs, all as determined on a consolidated basis for the Company and its consolidated Subsidiaries in accordance with GAAP plus the interest component of Off Balance Sheet Obligations. Any calculation of pro forma Consolidated Interest Expense with respect to an Acquisition shall be done on the basis that (A) any Indebtedness incurred or assumed in connection with such Acquisition was incurred or assumed at the beginning of the pro forma period, (B) such Indebtedness was

11 repaid from operating cash flow over the pro forma period at the intervals and in the amounts reasonably projected to be paid in respect of such Indebtedness over the twelve-month (12-month) period immediately following the Acquisition and (C) if such Indebtedness bears a floating interest rate, such interest shall be paid over the pro forma period at the rate in effect on the date of such Acquisition. “Consolidated Net Income” means with respect to any period for any Person, the aggregate of the net income (loss) of such Person for such period, determined in accordance with GAAP on a consolidated basis; provided that the net income (loss) of any other Person which is not a Subsidiary shall be included in the Consolidated Net Income of such Person only to the extent of the amount of cash dividends or distributions paid to such Person or to a consolidated Subsidiary of such Person. There shall be excluded from Consolidated Net Income (a) non-cash extraordinary losses as long as no reserve is required to be established in accordance with GAAP and (b) the excess (but not the deficit), if any, of (i) any gain which must be treated as an extraordinary item under GAAP or any gain realized upon the sale or other disposition of any real property or equipment that is not sold in the ordinary course of business or of any capital stock of a Subsidiary of such Person over (ii) any loss which is not excluded pursuant to subsection (a) above. “Consolidated Total Assets” means the total assets of the Company and its Subsidiaries determined in accordance with GAAP. “Contingent Obligation” means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the “primary obligations”) of another Person (the “primary obligor”), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a “Guaranty Obligation”); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall (a) in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof provided, that if any Guaranty Obligation (i) is limited to an amount less than the obligations guaranteed or supported the amount of the corresponding Contingent Obligation shall be equal to the lesser of the amount determined pursuant to the initial clause of this sentence and the amount to which such guaranty is so limited or (ii) is limited to recourse against a particular asset or assets of such Person the amount of the corresponding Contingent Obligation shall be equal to the lesser of the amount determined pursuant to the initial clause of this sentence and the fair market value of such asset or assets at the date for determination of the amount of the Contingent Obligation, (b) in the case of other Contingent Obligations other than in respect of Swap Contracts, be equal to the maximum reasonably anticipated liability in respect thereof, and (c) in the case of Contingent Obligations in respect of Swap Contracts, be equal to the Swap Termination Value.

12 “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. “Covered Entity” has the meaning specified in Section 11.21(b). “Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension. “Daily Simple SOFR” with respect to any applicable determination date means the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source). “Debt Rating” has the meaning set forth in the definition of “Applicable Rate.” “Debtor Relief Laws” means the Bankruptcy Code of the United States, the Dutch Bankruptcy Act (Faillissementswet) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally. “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default. “Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Term SOFR Loan or Alternative Currency Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum. “Defaulting Lender” means, subject to Section 2.20(b), any Lender as to which any of the following has occurred (as determined by the Administrative Agent): (a) such Lender has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swing Line Loans, within three Business Days of the date required to be funded by it hereunder (unless such Lender has notified the Administrative Agent and the Company in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding has not been satisfied, which conditions precedent will be specifically identified in such writing), (b) such Lender has notified the Company or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or generally under other agreements in which it commits to extend credit (unless such Lender has notified the Administrative Agent and the Company in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding has not been satisfied (which conditions precedent will be specifically identified in such writing)), (c) such Lender has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations, or (d) such Lender has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver,

13 custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.20(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Company, each L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination. “Designated Borrower” has the meaning specified in the introductory paragraph hereto. “Designated Borrower Notice” has the meaning specified in Section 2.18. “Designated Borrower Obligations” has the meaning specified in Section 10.01. “Designated Borrower Request and Assumption Agreement” has the meaning specified in Section 2.18. “Designated Jurisdiction” means any country, territory or region to the extent that such country, territory or region itself is the subject of any Sanction (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria). “Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (in one transaction or in a series of transactions) of any property by any Person (including any sale and leaseback transaction and any issuance of equity interests by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. “Dollar” and “$” mean lawful currency of the United States. “Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in Dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in Dollars determined by using the rate of exchange for the purchase of Dollars with the Alternative Currency last provided (either by publication or otherwise provided to the Administrative Agent or the applicable L/C Issuer, as applicable) by the applicable Bloomberg source (or such other publicly available source for displaying exchange rates) on date that is two (2) Business Days immediately preceding the date of determination (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the Administrative Agent or the such L/C Issuer, as applicable using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in Dollars as determined by the Administrative Agent or the applicable L/C Issuer, as applicable, using any method of determination it deems appropriate in its sole discretion. Any

14 determination by the Administrative Agent or any L/C Issuer pursuant to clauses (b) or (c) above shall be conclusive absent manifest error. “EBITDA” means, for any period, for the Company and its Subsidiaries on a consolidated basis, determined in accordance with GAAP: (a) Consolidated Net Income for such period plus (b) the sum, in each case to the extent deducted in the calculation of such Consolidated Net Income but without duplication, of (i) all amounts treated as expenses for interest plus (ii) provision for income taxes plus (iii) the interest component with respect to Off Balance Sheet Obligations plus (iv) all amounts treated as expenses for depreciation or the amortization of intangibles of any kind plus (v) all other non-cash charges (including impairment of intangible assets and goodwill and non-cash share-based compensation expenses) and non-cash losses for such period (excluding any non-cash item to the extent it represents an accrual of, or reserve for, cash disbursements in any other period) plus (vi) the amount of any cost, charge, accrual, reserve or expense (A) constituting transaction costs in respect of the transactions contemplated by this Agreement and/or (B) incurred in connection with the consummation of any investment, incurrence, prepayment or modification of any Indebtedness, any Acquisition or similar investment, any dispositions, recapitalizations, mergers, consolidations, amalgamations, liquidations or dissolutions, Restricted Payment or other dividend or distribution, equity issuance or capital contribution (in each case, including any transaction proposed and not consummated), provided that the aggregate amount added back pursuant to this clause (vi) for the period of any four (4) consecutive fiscal quarters shall not exceed $10,000,000; minus (c) the sum, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, of (i) any credit for income tax plus (ii) all amounts treated as interest income plus (iii) any other non-cash gains or other items which have been added in determining Consolidated Net Income (other than any such gain or other item that has been deducted in determining EBITDA for a prior period); provided that in the event of the occurrence of any Acquisition or Disposition during such period, EBITDA shall be calculated on a pro forma basis as if such Acquisition or Disposition occurred on the first day of the relevant period such that, in the case of an Acquisition, all income and expense associated with the assets or entity acquired in connection with such Acquisition for the most recently ended four fiscal quarter period for which such income and expense amounts are available shall be treated as earned or incurred by the Company over the applicable period and, in the case of a Disposition, all income and expense associated with the assets or entity sold or transferred during such period shall be eliminated over the applicable period. “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

15 “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Electronic Copy” shall have the meaning specified in Section 11.18. “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time. “Eligible Assignee” means (a) a Lender (provided that any Person who becomes a Lender of an Incremental Term Loan may not become a Lender in respect of the revolving Loans unless the consent of the Company (to the extent such consent would otherwise be required pursuant to clause (c)(ii) below) has been obtained); (b) an Affiliate or an Approved Fund of a Lender; and (c) any other Person (other than a natural person) approved by (i) the Administrative Agent, each L/C Issuer and the Swing Line Lender, and (ii) unless an Event of Default under Section 8.01(f) or 8.01(g) has occurred and is continuing, or an Event of Default under Section 8.01(a) has occurred and is continuing for 20 days or more, the Company (each such approval not to be unreasonably withheld or delayed, and the Company shall be deemed to have consented to any assignment to a Person requiring the consent of the Company unless the Company shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof); provided that, notwithstanding the foregoing, (x) any assignment to a Person that is not a commercial bank shall not become effective without the consent of the Company if, after giving effect thereto, such Person and its Affiliates would collectively hold more than 20% of the Total Outstandings, (y) “Eligible Assignee” shall not include (A) the Company, (B) any of the Company’s Affiliates or Subsidiaries or (C) a Defaulting Lender, and (z) prior to termination of the Revolving Credit Commitments, an Eligible Assignee of Revolving Credit Commitments shall include only a Lender, an Affiliate of a Lender or another Person, which, through its Lending Offices, is capable of lending the applicable Alternative Currencies to the Borrowers without the imposition of any Taxes or additional Taxes, as the case may be. The Company’s withholding of consent to an assignment, to the extent its consent is required above, shall not be deemed unreasonable if the assignee is not a commercial bank, savings and loan association or savings bank having a combined capital and surplus of $200,000,000. “Eligible Currency” means any lawful currency other than Dollars that is readily available, freely transferable and convertible into Dollars in the international interbank market available to the Lenders or the applicable L/C Issuer, as applicable, in such market and as to which a Dollar Equivalent may be readily calculated. If, after the designation by the Lenders or the applicable L/C Issuer, as applicable, of any currency as an Alternative Currency (or if, with respect to any currency that constitutes an Alternative Currency on the Closing Date, after the Closing Date), any change in currency controls or exchange regulations or any change in the national or international financial, political or economic conditions are imposed in the country in which such currency is issued, result in, in the reasonable opinion of the Administrative Agent (in the case of any Revolving Credit Loans to be denominated in an Alternative Currency) or the applicable L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency), (a) such currency no longer being readily available, freely transferable and convertible into Dollars, (b) a Dollar Equivalent is no longer readily calculable with respect to such currency, (c) providing such currency is impracticable for the Lenders or the applicable L/C Issuer, as applicable, or (d) no longer a currency in which the Required Lenders are willing to make such Credit Extensions (each of clauses (a), (b), (c), and (d) a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Lenders and the Company, and such country’s currency shall no longer be an

16 Alternative Currency until such time as the Disqualifying Event(s) no longer exist(s). Within five (5) Business Days after receipt of such notice from the Administrative Agent, the Borrowers shall, at their option, either repay all Loans in such currency to which the Disqualifying Event applies or convert such Loans into the Dollar Equivalent of Loans in Dollars, subject to the other terms contained herein. “Environmental Claims” means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment. “Environmental Laws” means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters. “ERISA” means the Employee Retirement Income Security Act of 1974, and all rules and regulations promulgated thereunder. “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code). “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate or the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) any event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a Multiemployer Plan is considered a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA, as applicable; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate. “ESG” has the meaning set forth in Section 2.21. “ESG Amendment” has the meaning set forth in Section 2.21. “ESG Applicable Percentage Adjustments” has the meaning set forth in Section 2.21. “ESG Pricing Provisions” has the meaning set forth in Section 2.21. “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time. “Euro” and “EUR” and “€” means the single currency of the Participating Member States. “Event of Default” has the meaning specified in Section 8.01.

17 “Exchange Act” means the Securities Exchange Act of 1934, and regulations promulgated thereunder, in each case, as amended from time to time. “Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, except as otherwise provided herein, (a) taxes imposed on or measured by its net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which such Lender maintains a lending office, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which such Borrower is located, (c) in the case of a Lender (other than an assignee pursuant to a request by the Company under Section 11.13), any withholding tax that is imposed on amounts payable to such Lender at the time such Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(f), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from such Borrower with respect to such withholding tax pursuant to Section 3.01(a) or (d) and (d) any taxes imposed under FATCA. Notwithstanding anything to the contrary contained in this definition, “Excluded Taxes” shall not include any withholding taxes imposed at any time on payments made by or on behalf of a Foreign Obligor to any Lender hereunder or under any other Loan Document, provided that such Lender shall have complied with Section 3.01(f). “Existing Credit Agreement” has the meaning specified in the recitals hereto. “Existing Letters of Credit” has the meaning specified in Section 2.04(a)(i). “Facility” means the Term Facility or the Revolving Credit Facility, as the context may require. “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code. “Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. “Fee Letters” means each of (a) Bank of America Fee Letter, (b) the letter agreement, dated as of October 4, 2022 among the Company and JPMorgan Chase Bank, N.A., (c) the letter agreement, dated as of October 4, 2022, between the Company, Wells Fargo Bank, National Association and Wells Fargo Securities, LLC and (d) the letter agreement, dated as of October 4, 2022, among the Company, PNC Bank, National Association and PNC Capital Markets LLC. “FFM” has the meaning specified in the introductory paragraph hereto. “Fitch” means Fitch, Inc. or any successor thereto.

18 “Foreign Lender” means any Lender that is (a) a Lender in respect of the Company or any other entity organized under the laws of the US and (b) not a U.S. person within the meaning of Section 7701(a)(30) of the Code. “Foreign Obligor” means a Borrower that is incorporated under the laws of a jurisdiction other than any State of the U.S., the District of Columbia or any territory, commonwealth or possession of the U.S. “Foreign Subsidiary” means any Subsidiary of the Company that (a) is incorporated under the laws of a jurisdiction other than any State of the U.S., the District of Columbia or any territory, commonwealth or possession of the U.S. and (b) maintains the major portion of its assets outside the U.S. “FRB” means the Board of Governors of the Federal Reserve System of the United States, and any Governmental Authority succeeding to any of its principal functions. “Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to each L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations with respect to the Letters of Credit issued by such L/C Issuer, other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof. “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities. “GAAP” means generally accepted accounting principles in the United States set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of (a) in the case of any computation pursuant to Section 7.15, the date of this Agreement and (b) in all other cases, the applicable date. “German Insolvency Code” means the German Insolvenzordnung (InsO). “German Insolvency Proceedings” means, with respect to any Person to which the German Insolvency Code applies, any (preliminary) insolvency proceeding ((vorläufiges) Insolvenzverfahren including Schutzschirmverfahren or Insolvenzplanverfahren) and any petition for insolvency proceedings in respect of its assets (Antrag auf Eröffnung eines Insolvenzverfahrens including Schutzschirmverfahren or Insolvenzplanverfahren), including for admissibility of the application for the opening of insolvency proceedings (Entscheidung über Zulässigkeit des Insolvenzantrags) or for rejection of insolvency proceedings due to lack of funds (Abweisungsbeschluss mangels Masse). “Germany” means the Federal Republic of Germany. “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including the Financial

19 Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or the European Central Bank). “Granting Lender” has the meaning specified in Section 11.06(g). “Guaranty” means the guaranty made by the Company under Article X in favor of the Administrative Agent and the Lenders. “Guaranty Obligation” has the meaning specified in the definition of “Contingent Obligation.” “IDEX Europe” has the meaning specified in the introductory paragraph hereto. “IDEX UK” has the meaning specified in the introductory paragraph hereto. “Increase Effective Date” has the meaning specified in Section 2.15(d). “Incremental Increases” has the meaning specified in Section 2.15(a). “Incremental Term Loan” has the meaning specified in Section 2.15(a). “Indebtedness” of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than (i) trade payables entered into in the ordinary course of business on ordinary terms, (ii) any earn-out obligations until such obligation becomes due and payable and remains unpaid, (iii) deferred or prepaid revenues and (iv) customary expenses (not constituting borrowed money) accrued in the ordinary course of business); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all Capital Lease Obligations and Off Balance Sheet Obligations including all Receivables Facility Attributed Indebtedness; (g) all indebtedness referred to in subsections (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in subsections (a) through (g) above. In the event any of the foregoing Indebtedness is limited to recourse against a particular asset or assets of such Person, the amount of the corresponding Indebtedness shall be equal to the lesser of the amount of such Indebtedness and the fair market value of such asset or assets at the date for determination of the amount of such Indebtedness. In addition, the amount of any Indebtedness which is also a Contingent Obligation shall be determined as provided in the definition of “Contingent Obligation.” For all purposes of this Agreement, the Indebtedness of any Person shall include all Indebtedness of any partnership or Joint Venture or limited liability company in which such Person is a general partner or a joint venturer or a member, but in any such case, only to the extent any such Indebtedness is recourse to such Person. The amount of any Capital Lease or Off Balance Sheet Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

20 Notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller or (b) obligations which would otherwise constitute Indebtedness but either (i) have been cash collateralized (in blocked accounts for the sole benefit of the holders of such Indebtedness) or (ii) amounts for the repayment thereof have been placed in escrow, in each case to the extent of such cash collateral or escrowed amounts. “Indemnification Side Letter” means a letter, in form and substance reasonably satisfactory to the Administrative Agent, from the Company addressed to the Administrative Agent indemnifying the Lenders in the manner set forth in Section 3.05 with respect to Alternative Currency Term Rate Loans and/or Term SOFR Loans to be made on the Closing Date. “Indemnified Person” has the meaning specified in Section 11.04(b). “Indemnified Taxes” means Taxes other than Excluded Taxes. “Independent Auditor” has the meaning specified in Section 6.01(a). “Insolvency Proceeding” means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to Debtor Relief Laws or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, undertaken under Debtor Relief Laws. “Intercompany Indebtedness” means Indebtedness of the Company or any of its Subsidiaries which, in the case of the Company, is owing to any Subsidiary of the Company and which, in the case of any Subsidiary, is owing to the Company or any of the Company’s other Subsidiaries. “Interest Coverage Ratio” means, as of any date of determination, the ratio of EBITDA for the period of the four prior fiscal quarters ending on or immediately prior to such date to Consolidated Interest Expense for such period. “Interest Payment Date” means, (a) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date, (b) as to any Alternative Currency Daily Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date and (c) as to any Term SOFR Loan or Alternative Currency Term Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Term SOFR Loan or Alternative Currency Term Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates. “Interest Period” means, as to each Term SOFR Loan and Alternative Currency Term Rate Loan, the period commencing on the date such Term SOFR Loan or Alternative Currency Term Rate Loan, as applicable, is disbursed or converted to or continued as a Term SOFR Loan or Alternative Currency Term Rate Loan, as applicable, and ending on the date one, three or six months thereafter (in each case, subject to availability for the interest rate applicable to the relevant currency), as selected by the Company in its Committed Loan Notice; provided that: (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Term SOFR Loan

21 or Alternative Currency Term Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day; (ii) any Interest Period pertaining to a Term SOFR Loan or Alternative Currency Term Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and (iii) no Interest Period shall extend beyond the Maturity Date. “Inventory” means, inclusively, all inventory as defined in the Uniform Commercial Code in effect in the State of Illinois from time to time and all goods, merchandise and other personal property wherever located, now owned or hereafter acquired by the Company or any of its Subsidiaries of every kind or description which are held for sale or lease or are furnished or to be furnished under a contract of service or are raw materials, work-in-process or materials used or consumed or to be used or consumed in the Company’s or any of its Subsidiaries’ business. “Investment” means, as to any Person, any direct or indirect purchase or acquisition of any capital stock, equity interest, or any obligations or other securities of, or any interest in, any other Person, or making any Acquisitions, or making any advance, loan, extension of credit or capital contribution to or any other investment in any other Person. “IRS” means the United States Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code. “ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance). “Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by an L/C Issuer and the Company (or any Subsidiary) or in favor of such L/C Issuer and relating to any such Letter of Credit. “Joint Venture” means a corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person. “L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Credit Percentage. All L/C Advances shall be denominated in Dollars. “L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing. All L/C Borrowings shall be denominated in Dollars. “L/C Commitment” means, with respect to each L/C Issuer individually (severally, and not jointly), the commitment of such L/C Issuer to issue Letters of Credit hereunder. The initial amount of each L/C Issuer’s L/C Commitment is set forth on Schedule 2.01B, or if an L/C Issuer has entered into an Assignment and Assumption or has otherwise assumed a L/C Commitment after the Closing Date, the

22 amount set forth for such L/C Issuer as its L/C Commitment in the Register maintained by the Administrative Agent. The L/C Commitment of an L/C Issuer may be modified from time to time by agreement between such L/C Issuer and the Company, and notified to the Administrative Agent. “L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof. “L/C Issuer” means each of Bank of America, Wells Fargo Bank, National Association, PNC Bank, National Association and JPMorgan Chase Bank, N.A. each in its respective capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder, but excluding any Lender that resigns or is removed as an L/C Issuer pursuant to the terms hereof (except to the extent such Person has continuing rights and/or obligations with respect to Letters of Credit after such resignation or removal). References to the L/C Issuer herein shall, as the context may indicate (including with respect to any particular Letter of Credit, L/C Credit Extension, L/C Borrowing or L/C Obligations), mean the applicable L/C Issuer, each L/C Issuer, any L/C Issuer, or all L/C Issuers. “L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. “Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law. “Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender; provided that solely for purposes of funding a Borrowing to a Designated Borrower each reference to a Lender shall be deemed to include such Lender’s Applicable Designee. Notwithstanding the designation by any Lender of an Applicable Designee, the Borrowers and the Administrative Agent shall be permitted to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. “Lender Parties” and “Lender Recipient Parties” mean, collectively, the Lenders, the Swing Line Lender and the L/C Issuers. “Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office. “Letter of Credit” means any letter of credit issued hereunder and shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit. Letter of Credit may be issued in Dollars or in an Alternative Currency.

23 “Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by an L/C Issuer. “Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date for the Revolving Credit Facility then in effect (or, if such day is not a Business Day, the next preceding Business Day). “Letter of Credit Fee” has the meaning specified in Section 2.04(i). “Letter of Credit Report” means a certificate substantially the form of Exhibit H or any other form approved by the Administrative Agent. “Letter of Credit Sublimit” means an amount equal to the lesser of (a) $100,000,000 and (b) the Revolving Credit Facility. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility. “Leverage Ratio” means, as of any date of determination, for the Company and its Subsidiaries, the ratio of (a) Consolidated Debt as of such date to (b) EBITDA for the period of the four fiscal quarters ending on or immediately prior to such date. “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing), but, in any such case, not including the interest of a lessor under an operating lease which does not constitute Off Balance Sheet Obligations or the interest of a purchaser of Accounts Receivable under any Permitted Receivables Purchase Facility. “Limited Condition Transaction” means any Acquisition or other Investment or similar transaction (whether by merger, amalgamation, consolidation or other business combination or the acquisition of capital stock or otherwise) that (a) is not prohibited hereunder, (b) is financed in whole or in part with a substantially concurrent incurrence of Incremental Term Loans or other Indebtedness not prohibited hereunder, and (c) is not conditioned on the availability of, or on obtaining, third-party financing. “Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Term Loan, a Revolving Credit Loan or a Swing Line Loan. “Loan Documents” means this Agreement, each Designated Borrower Request and Assumption Agreement, each Note, each Issuer Document, each ESG Amendment, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.19 of this Agreement, and each Fee Letter. “Loan Parties” means, collectively, the Borrowers and, in its capacity as guarantor of the Designated Borrower Obligations under Article X hereof, the Company. “LUKAS” has the meaning specified in the introductory paragraph hereto. “Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the FRB.

24 “Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, or financial condition of the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company and its Subsidiaries to perform their payment obligations under any material Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company or any Subsidiary of any material Loan Document. “Material Subsidiary” means, at any time, any Subsidiary having at such time total assets, as of the last day of the preceding fiscal quarter, having a net book value in excess of 10% of Consolidated Total Assets, based upon the Company’s most recent annual or quarterly financial statements delivered to the Administrative Agent under Section 6.01. “Maturity Date” means (a) with respect to the Revolving Credit Facility, November 1, 2027, subject to extension (in the case of each Revolving Credit Lender consenting thereto) as provided in Section 2.16 and (b) with respect to the Term Facility, November 1, 2027; provided that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day. “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto. “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions. “Note” means a Term Note or a Revolving Credit Note, as the context may require. “Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Borrower arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. “OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury. “Off Balance Sheet Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment), or (c) Attributable Indebtedness and other obligations in respect of a Permitted Receivables Purchase Facility. The interest component of Off Balance Sheet Obligations shall mean in the case of a lease, those monetary obligations which would, in accordance with GAAP, be treated as interest if such lease was a Capital Lease, and in all other cases shall be the amount which would be characterized as interest upon the insolvency or bankruptcy of such Person (assuming, for purposes of any Permitted Receivables Purchase Facility, that such sale does not constitute a true sale). “Organization Documents” means, (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the

25 board of directors (or any committee thereof) of such corporation (or the equivalents thereof in the case of a Designated Borrower); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or the equivalents thereof in the case of a Designated Borrower); (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity (or the equivalents thereof in the case of a Designated Borrower); and (d) with respect to a Person incorporated or established in Germany, an up-to date copy of its articles of association (Satzung) or partnership agreement (Gesellschaftsvertrag), as applicable, an up-to date extract from the German electronic commercial register (elektronischer Handelsregisterauszug) which is no case older than 12 calendar days and, with respect to a German company with limited liability (GmbH) an up-to date copy of the list of its shareholders (Gesellschafterliste), and, if applicable, the by-laws of the board of directors and supervisory board (Geschäftsordnung). “Other Taxes” means any present or future stamp, court or documentary taxes, intangible, recording, filing or any other excise or property taxes, charges or similar levies which arise from any payment made under, or from the execution, delivery, performance, enforcement or registration of, or from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Documents. “Outstanding Amount” means (i) with respect to Revolving Credit Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Revolving Credit Loans occurring on such date; (ii) with respect to Term Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Term Loans occurring on such date; (iii) with respect to Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swing Line Loans occurring on such date; and (iv) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Company of Unreimbursed Amounts. “Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the applicable L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, in accordance with banking industry rules on interbank compensation. “Participant” has the meaning specified in Section 11.06(d). “Participant Register” has the meaning specified in Section 11.06(d). “Participating Member State” means any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union. “Participating Subsidiary” means any Subsidiary of the Company that is a participant in any Permitted Receivables Purchase Facility.

26 “PBGC” means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA. “Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Company or any ERISA Affiliate or to which the Company or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years. “Permitted Liens” has the meaning specified in Section 7.01. “Permitted Receivables Purchase Facility” means any receivables financing program providing for the sale or contribution of Accounts Receivable by the Company and its Participating Subsidiaries directly or indirectly to the Receivables Subsidiary in transactions purporting to be sales (and treated as sales for GAAP purposes), which Receivables Subsidiary shall finance the purchase of such Accounts Receivable by the sale, transfer, conveyance, lien or pledge of such Accounts Receivable to one or more limited purpose financing companies, special purpose entities and/or other financial institutions, in each case, on a basis that does not provide, directly or indirectly, for recourse against the seller of such Accounts Receivable (or against any of such seller’s Affiliates other than the Receivables Subsidiary) by way of a guaranty or any other support arrangement, with respect to the amount of such Accounts Receivable (based on the financial condition or circumstances of the obligor thereunder), other than such limited recourse as is reasonable given market standards for transactions of a similar type, taking into account such factors as historical bad debt loss experience and obligor concentration levels; provided that any such transaction described in the foregoing clause shall be consummated pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent, as evidenced by its written approval thereof. “Permitted Swap Obligations” means all obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under Swap Contracts; provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a “market view;” and (b) such Swap Contracts do not contain any provision (“walk-away” provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party. “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity. “Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company or an ERISA Affiliate sponsors or maintains or to which the Company or an ERISA Affiliate makes, is making, or is obligated to make contributions and includes any Pension Plan. “Platform” has the meaning specified in Section 6.02. “Pricing Level” has the meaning specified in the definition of “Applicable Rate”. “PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

27 “Rate Determination Date” means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, then “Rate Determination Date” means such other day as otherwise reasonably determined by the Administrative Agent). “Rating Agency” shall mean Moody’s, S& P’s or Fitch, as applicable. “Receivables Facility Attributed Indebtedness” at any time shall mean the aggregate net outstanding amount theretofore paid to the Receivables Subsidiary in respect of the Accounts Receivable sold or transferred by it in connection with a Permitted Receivables Purchase Facility (it being the intent of the parties that the amount of Receivables Facility Attributed Indebtedness at any time outstanding approximate as closely as possible the principal amount of Indebtedness which would be outstanding at such time under such Permitted Receivables Purchase Facility if the same were structured as a secured lending agreement rather than a purchase agreement). “Receivables Subsidiary” means IDEX Receivables Corporation and any other special purpose, bankruptcy remote Wholly-Owned Subsidiary of the Company which may be formed for the sole and exclusive purpose of engaging in activities in connection with the purchase, sale and financing of Accounts Receivable in connection with and pursuant to a Permitted Receivables Purchase Facility. “Refinancing Indebtedness” means Indebtedness incurred to refinance other Indebtedness as long as such refinancing does not (i) result in an increase in the total principal amount thereof (including the amount of any unused commitments, if any) by an amount in excess of accrued interest, call premiums, fees and expenses incurred in connection with such refinancing or (ii) create Indebtedness with a weighted average life to maturity that is less than the weighted average life to maturity of the Indebtedness being refinanced (without giving effect to any amortization payments or prepayments previously made) or shorten the final maturity of the Indebtedness being refinanced, provided that if such Indebtedness being refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company. “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates. “Relevant Rate” means with respect to any Credit Extension denominated in (a) Dollars, SOFR, (b) Sterling, SONIA, (c) Swiss Francs, SARON, (d) Euros, EURIBOR, (e) Canadian Dollars, the CDOR Rate and (f) Japanese Yen, TIBOR, as applicable. “Reportable Event” means, any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC. “Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice. “Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that, the

28 amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that has not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or the applicable L/C Issuer, as the case may be, in making such determination of Required Lenders. “Required Revolving Lenders” means, as of any date of determination, Revolving Credit Lenders holding more than 50% of the sum of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders. “Required Term Lenders” means, as of any date of determination, Term Lenders holding more than 50% of the Term Facility on such date; provided that the portion of the Term Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term Lenders. “Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject. “Rescindable Amount” has the meaning as defined in Section 2.13(b)(ii). “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Responsible Officer” means the chief executive officer, the chief operating officer, the president, the chief financial officer, the controller or the treasurer of the Company or the applicable Designated Borrower, as applicable, or any other officer having substantially the same authority and responsibility, including any management board member in the case of any Designated Borrower incorporated under the laws of the Netherlands and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. “Restricted Payment” has the meaning specified in Section 7.08. “Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of an Alternative Currency Loan, (ii) with respect to an Alternative Currency Daily Rate Loan, each Interest Payment Date, (iii) each date of a continuation of an Alternative Currency Term Rate Loan pursuant to Section 2.02, and (iv) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of, extension of or amendment establishing an increase in the amount of a Letter of Credit denominated in an Alternative Currency, (ii) each date of any payment by the applicable L/C Issuer under any Letter of Credit denominated in an Alternative Currency, (iii) in the case of the Existing Letters of Credit, the Closing Date, and (iv) such additional dates as the Administrative Agent or the applicable L/C Issuer shall determine or the Required Lenders shall require. “Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type, in the same currency and, in the case of Term SOFR Loans or Alternative

29 Currency Term Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(a). “Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrowers pursuant to Section 2.01(a), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01A under the caption “Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. “Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Lender’s participation in L/C Obligations and Swing Line Loans at such time. “Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time. “Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time. “Revolving Credit Loan” has the meaning specified in Section 2.01(a). “Revolving Credit Note” means a promissory note made by each Borrower in favor of a Revolving Credit Lender evidencing Revolving Credit Loans or Swing Line Loans, as the case may be, made by such Revolving Credit Lender, substantially in the form of Exhibit C-1. “S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successor thereto. “Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency. “Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC and the United States Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury (“HMT”) or other relevant sanctions authority. “SARON” means, with respect to any applicable determination date, the Swiss Average Rate Overnight published on the fifth Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided however that if such determination date is not a Business Day, SARON means such rate that applied on the first Business Day immediately prior thereto. “SARON Adjustment” means, with respect to SARON, -0.0571% per annum. “Scheduled Unavailability Date” means the Non-SOFR Scheduled Unavailability Date and/or the SOFR Scheduled Unavailability Date as the context requires.

30 “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions. “SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator). “SOFR Adjustment” means 0.10% (10 basis points) per annum. “SOFR Administrator” means the Federal Reserve Bank of New York, as the administrator of SOFR and Term SOFR, or any successor administrator of SOFR or Term SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator at such time. “SOFR Successor Rate” has the meaning specified in Section 3.03. “SOFR Scheduled Unavailability Date” has the meaning specified in Section 3.03(b)(ii). “SONIA” means, with respect to any applicable determination date, the Sterling Overnight Index Average Reference Rate published on the fifth Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided however that if such determination date is not a Business Day, SONIA means such rate that applied on the first Business Day immediately prior thereto. “SONIA Adjustment” means, with respect to SONIA, 0.0326% per annum. “SPC” has the meaning specified in Section 11.06(g). “Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe. “Specified Acquisition” means the Acquisition set forth in, and provided for by, the Specified Purchase Agreement. “Specified Purchase Agreement” means the Sale and Purchase Agreement dated as of October 18, 2022 among IDEX International B.V., as purchaser, the Company, as purchaser’s parent, CMP Investment Group B.V., Velvet Manco B.V., and Stichting Bewaarder Gilde Buy-Out Fund V acting as title holder of (a) Gilde Buy-Out Fund V C.V. and (b) Gilde Buy-Out Fund V 2 C.V., as sellers. “Sterling” and “£” mean the lawful currency of the UK. “Subsidiary” of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the securities, membership interests or other equity interests having ordinary voting power for the election of directors or other governing body are at the time beneficially owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a “Subsidiary” refer to a Subsidiary of the Company and shall include each Borrower other than the Company. “Successor Borrower” has the meaning specified in Section 7.03(a).

31 “Successor Rate” has the meaning specified in Section 3.03(c). “Surety Instruments” means all letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments. “Sustainability Coordinator” means each of (a) BofA Securities and (b) each other sustainability coordinator appointed by the Company that is reasonably acceptable to BofA Securities, in each case in their respective capacity as a sustainability coordinator. “Sustainability Linked Loan Principles” means, as of any date of determination, the Sustainability Linked Loan Principles as most recently published by the Loan Market Association, Asia Pacific Loan Market Association and Loan Syndications & Trading Association. “Swap Contract” means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing. “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in subsection (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Company based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender). “Swing Line” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.05. “Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.05. “Swing Line Commitment” means (a) as to the Swing Line Lender on the Closing Date, the Swing Line Sublimit (as such amount may be reduced from time to time) and (b) as to any other Lender that at any time becomes a Swing Line Lender (whether pursuant to an Assignment and Assumption or otherwise), the amount agreed by such Lender and the Company and noticed to the Administrative Agent (which shall be set forth in the Register maintained by the Administrative Agent pursuant to Section 11.06(c)). “Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder, in an amount up to the Swing Line Commitment. “Swing Line Loan” has the meaning specified in Section 2.05(a). “Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.05(b), which shall be substantially in the form of Exhibit B or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approve by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

32 “Swing Line Sublimit” means an amount equal to the lesser of (a) $50,000,000 and (b) the Revolving Credit Facility. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility. “Swiss Franc” means the lawful currency of Switzerland. “TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007. “TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro. “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other similar charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto not attributable to the gross negligence or willful misconduct of the Lender or Administrative Agent, as applicable. “Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type, and, in the case of Term SOFR Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01(b). “Term Commitment” means, as to each Term Lender, its obligation to make Term Loans to the Company pursuant to Section 2.01(b) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term Lender’s name on Schedule 2.01A under the caption “Term Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. “Term Facility” means, at any time, (a) at any time during the Availability Period in respect of such Facility, the sum of (i) the aggregate amount of the Term Commitments at such time and (ii) the aggregate principal amount of the Term Loans of all Term Lenders outstanding at such time and (b) thereafter, the aggregate principal amount of the Term Loans of all Term Lenders outstanding at such time. “Term Lender” means (a) at any time during the Availability Period for the Term Facility, any Lender that has a Term Commitment at such time and (b) thereafter, any Lender that holds Term Loans at such time. “Term Loan” means an advance made by any Term Lender under the Term Facility. “Term Loan Availability Expiration Date” has the meaning specified in the definition of “Availability Period”. “Term Loan Exposure” means, as to any Lender at any time, the aggregate Outstanding Amount at such time of its Term Loans; provided that at any time prior to the making of the Term Loans, the Term Loan Exposure of any Lender shall be equal to such Lender’s Term Commitment. “Term Note” means a promissory note made by the Company in favor of a Term Lender evidencing Term Loans made by such Term Lender, substantially in the form of Exhibit C-2.

33 “Term SOFR” means: (a) for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two (2) U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and (b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day; provided that if the Term SOFR determined in accordance with either of the foregoing clauses (a) or (b) of this definition would otherwise be less than zero, the Term SOFR shall be deemed zero for purposes of this Agreement. “Term SOFR Loan” means a Loan in Dollars that bears interest at a rate based on clause (a) of the definition of Term SOFR. “Term SOFR Replacement Date” has the meaning specified in Section 3.03(b). “Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time). “Termination Date” means the date as of which all of the following shall have occurred: (a) the Commitments have terminated, (b) all Obligations have been paid in full (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) other contingent liabilities as to which no claim has been asserted) and (c) all Letters of Credit have terminated or expired (other than Letters of Credit which have been Cash Collateralized). “Total Credit Exposure” means, as to any Lender at any time, (a) in respect of the Revolving Credit Facility, the unused Revolving Credit Commitments and Revolving Credit Exposure of such Lender at such time and (b) in respect of the Term Facility, the Term Loan Exposure of such Lender at such time. “Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations. “Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations. “Type” means, with respect to a Loan, its character as a Base Rate Loan, a Term SOFR Loan, an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan. “UK” means the United Kingdom of Great Britain and Northern Ireland. “UK Borrower” means IDEX UK, or any other entity organized under the laws of the UK and designated as a Borrower.

34 “UK Borrower DTTP Filing” means an HM Revenue & Customs’ Form DTTP2 duly completed and filed by the relevant UK Borrower, which contains the scheme reference number and jurisdiction of tax residence provided by the relevant UK Treaty Lender pursuant to Section 3.01(f)(v), and is filed with HM Revenue & Customs: (a) within 30 days of the relevant UK Treaty Lender providing its scheme reference number and jurisdiction of tax residence pursuant to Section 3.01(f)(v); or (b) if a UK Borrower becomes a party hereunder after the date of this Agreement and the relevant UK Treaty Lender has already provided such information, within 30 days of the date on which that UK Borrower becomes a party under this Agreement. “UK CTA” means the UK Corporation Tax Act 2009. “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK ITA” means the UK Income Tax Act 2007. “UK Qualifying Lender” means a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance to a UK Borrower and is (i) a Lender: (1) which is a bank (as defined for the purposes of section 879 of the UK ITA) making an advance to a UK Borrower under a Loan Document; or (2) in respect of an advance made under a Loan Document to a UK Borrower by a person that was a bank (as defined for the purpose of section 879 of the UK ITA) at the time the advance was made, and which, with respect to (1) and (2) above, is within the charge to UK corporation tax as regards any payment of interest made in respect of that advance or (in the case of (1) above) which is a bank (as so designated) that would be within the charge to UK corporation tax as regards any payment of interest made in respect of that advance apart from section 18A of the UK CTA; or (ii) a Lender which is: (1) a company resident in the UK for UK tax purposes or (2) a company not so resident in the UK which carries on a trade in the UK through a permanent establishment which brings into account interest payable in respect of that advance in computing its chargeable profits (within the meaning given by section 19 of the UK CTA); or (iii) a UK Treaty Lender. “UK Qualifying Non-Bank Lender” means a Lender in respect of a UK Borrower which gives a UK Tax Confirmation in the Assignment and Assumption which it executes on becoming a party to this Agreement. “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “UK Tax Confirmation” means a confirmation by a Lender in respect of a UK Borrower that the person beneficially entitled to interest payable to that Lender in respect of an advance to a UK Borrower under a Loan Document is either: (a) a company resident in the UK for UK tax purposes; or (b) a company not so resident in the UK which carries on a trade in the UK through a permanent establishment and which brings into account interest payable in respect of that advance in computing its chargeable profits (within the meaning given by section 19 of the UK CTA). “UK Tax Deduction” means a deduction or withholding for or on account of Tax imposed by the UK from a payment under a Loan Document.

35 “UK Treaty Lender” means a Lender in respect of a UK Borrower which: (a) is treated as a resident of a jurisdiction having a double taxation agreement with the UK which makes provision for full exemption from tax imposed by the UK on interest; (b) does not carry on a business in the UK through a permanent establishment with which that Lender’s participation in respect of a Loan to a UK Borrower is effectively connected; and (c) fulfils any conditions which must be fulfilled under that double taxation agreement to obtain full exemption from UK tax on interest payable to that Lender in respect of an advance under a Loan Document. “Unfunded Pension Liability” means the excess of a Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 430 of the Code for the applicable plan year. “United States” and “U.S.” each means the United States of America. “Unreimbursed Amount” has the meaning specified in Section 2.04(c)(i). “U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable. “Wholly-Owned Subsidiary” means any corporation in which (other than directors’ qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly- Owned Subsidiaries, or both. “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. “Yen” and “¥” mean the lawful currency of Japan. 1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such

36 agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. (b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.” (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document. (d) In this Agreement, where it relates to a Dutch entity, or Dutch security, a reference to: (i) a necessary action to authorize where applicable, includes without limitation: (A) any action required to comply with the Works Councils Act of the Netherlands (Wet op de ondernemingsraden); and (B) obtaining an unconditional positive advice (advies) from the competent works council(s) if a positive advice is required pursuant to the Works Councils Act of the Netherlands (Wet op de ondernemingsraden); (ii) gross negligence means grove schuld; (iii) a security interest includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), privilege (voorrecht), right of retention (recht van retentie), right to reclaim goods (recht van reclame), and, in general, any right in rem (beperkt recht), created for the purpose of granting security (goederenrechtelijk zekerheidsrecht); (iv) willful misconduct means opzet; (v) a moratorium includes surseance van betaling and a moratorium is declared or occurs includes surseance verleend; (vi) any step or procedure taken in connection with insolvency proceedings includes a Dutch entity having filed a notice under Section 36 of the Dutch Tax Collection Act (Invorderingswet 1990); (vii) an “order for relief” under an Insolvency Proceeding in the Netherlands includes a faillietverklaring, surseance van betaling, voorlopige surseance van betaling and benoeming van een herstructureringsdeskundige; (viii) a receiver includes a curator; (ix) an administrator includes a bewindvoerder; (x) an attachment includes a beslag; and (xi) a merger includes a juridische fusie. (e) In this Agreement, where it relates to any German entity, a reference to (i) a security interest includes any mortgage (Hypothek), land charge (Grundschuld), pledge (Pfandrecht), retention of title arrangement (Eigentumsvorbehalt), extended retention of title arrangement (verlängerter Eigentumsvorbehalt), all-monies clause (erweiterter Eigentumsvorbehalt), assignment or transfer for security purposes (Sicherungsabtretung oder Sicherungsübereignung) (ii) a winding-up or dissolution includes a German entity being dissolved (aufgelöst) and administration includes a German entity being declared bankrupt

37 (insolvent), an order for admissibility of the application for the opening of insolvency proceedings (Entscheidung über Zulässigkeit des Insolvenzantrags) or for rejection of insolvency proceedings due to lack of funds (Abweisungsbeschluss mangels Masse), (iii) any institution of Insolvency Proceedings under Debtor Relief Laws or application for appointment of a receiver or similar officer in connection with German Insolvency Proceedings includes an entity having applied for bankruptcy (Antrag auf Eröffnung eines Insolvenzverfahrens) for any of the reasons set out in section 17 to 19 of the German Insolvency Code including a moratorium or protective shield proceedings (Schutzschirmverfahren) and insolvency plan proceedings (Insolvenzplanverfahren), (iv) a receiver, trustee, custodian, conservator, liquidator, rehabilitator, insolvency administrator, or similar officer includes a “vorläufigen Insolvenzverwalter”, “Insolvenzverwalter”, “vorläufigen Sachwalter” or “Sachwalter”, (v) Debtor Relief Laws includes the German Insolvency Code, (vi) a "Responsible Officer" of a German entity means the German Law representative(s) (organschaftliche® Vertreter) in sufficient numbers, (vii) any abstract promise of debt or abstract acknowledgment of debt includes “abstraktes Schuldversprechen” under German Law, (viii) a guarantee or surety includes, any guarantee (Garantie) or surety (Bürgschaft), any indemnity, any joint and several (gesamtschuldnersich) or independent obligation, abstract promise of debt or abstract acknowledgment of debt includes “unabhängiges” or “abstraktes” Schuldversprechen within the meaning of German Law, (ix) a "Subsidiary" includes a subsidiary within the meaning of section 17 et seq. of the German Stock Corporation Act (Aktiengesetz), (x) merger includes any corporate measure contemplated by the German Transformation Act (Umwandlungsgesetz) as well as any other corporate act by which several entities are consolidated with the result of one entity becoming the universal legal successor (Gesamtrechtsnachfolger) of the other, (xi) the term "share" or "shares" includes partnership interests, and (xii) while the English language version shall prevail over any translation of this Agreement, where a German translation of a word or phrase appears in the text of this Agreement, the German meaning and the underlying German Law legal concept shall prevail. (f) Any reference herein to a merger, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity). 1.03 Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Company’s audited financial statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant and the computation of any amount or ratio) contained herein, (i) Indebtedness of the Company and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded, and (ii) all leases of any Person that are or would be characterized as operating leases in accordance with GAAP prior to giving effect to FASB Accounting Standards Update ASU

38 2016-02 (whether or not such operating leases were in effect at the time of effectiveness thereof) shall continue to be accounted for as operating leases (and not as Capital Leases) for purposes of this Agreement regardless of FASB Accounting Standards Update ASU 2016-02 or any change in GAAP following the Closing Date that would otherwise require such leases to be recharacterized as Capital Leases, except that all financial statements shall be prepared in accordance with GAAP. (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) in the event of any request to negotiate to amend pursuant to this Section, the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. 1.04 Exchange Rates; Currency Equivalents. (a) The Administrative Agent or the applicable L/C Issuer, as applicable, shall determine the Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Company hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the applicable L/C Issuer, as applicable. (b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of an Alternative Currency Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be. 1.05 Additional Alternative Currencies. (a) The Company may from time to time request that Alternative Currency Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is an Eligible Currency. In the case of any such request with respect to the making of Alternative Currency Loans, such request shall be subject to the approval of the Administrative Agent and each of the Revolving Credit Lenders; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the applicable L/C Issuer that will be issuing Letters of Credit in such currency.

39 (b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m., ten Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the applicable L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Alternative Currency Loans, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify each L/C Issuer thereof. Each Revolving Credit Lender (in the case of any such request pertaining to Alternative Currency Loans) or each L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Alternative Currency Loans or the issuance of Letters of Credit, as the case may be, in such requested currency. (c) Any failure by a Revolving Credit Lender or the applicable L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Revolving Credit Lender or such L/C Issuer, as the case may be, to permit Alternative Currency Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Revolving Credit Lenders consent to making Alternative Currency Loans in such requested currency and the Administrative Agent and such Revolving Credit Lenders reasonably determine that an appropriate interest rate is available to be used for such requested currency, the Administrative Agent shall so notify the Company and (i) the Administrative Agent and such Revolving Credit Lenders may amend the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate to the extent necessary to add the applicable rate for such currency and any applicable adjustment for such rate and (ii) to the extent the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable, has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of Alternative Currency Loans. If the Administrative Agent and any L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Company and (x) the Administrative Agent and such L/C Issuer may amend the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable, to the extent necessary to add the applicable rate for such currency and any applicable adjustment for such rate and (y) to the extent the definition of Alternative Currency Daily Rate or Alternative Currency Term Rate, as applicable, has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances to be issued by each such approving L/C Issuer. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.05, the Administrative Agent shall promptly so notify the Company. 1.06 Change of Currency. (a) Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the

40 currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period. (b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent, with the consent of the Borrowers (which consent shall not be unreasonably withheld), may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro. (c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent, with the consent of the Borrowers (which consent shall not be unreasonably withheld), may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency. 1.07 Rounding. Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number). 1.08 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable). 1.09 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time. 1.10 Limited Condition Transactions. In the event that the Company notifies the Administrative Agent in writing that any proposed Acquisition or Investment is a Limited Condition Transaction and that the Company wishes to test the conditions to such Limited Condition Transaction and, if applicable, the availability of the Incremental Term Loans and/or other Indebtedness not prohibited hereunder that are to be used to finance such Limited Condition Transaction in accordance with this Section 1.10, then the following provisions shall apply: (a) any condition to such Limited Condition Transaction or the incurrence of any Indebtedness related thereto that requires that no Default or Event of Default shall have occurred and be continuing at the time of such Limited Condition Transaction, shall, if agreed to by the lenders providing such Indebtedness, be satisfied if (i) no Default or Event of Default shall have occurred and be continuing at the time of the execution of the definitive agreements governing such Limited Condition Transaction or (in the absence of such definitive agreements) the public announcement of such event or transaction (such date, the “LCT Reference Date”) and (ii) no Event of Default under any of Sections 8.01(a), 8.01(f), or 8.01(g) shall have occurred and be continuing both immediately before and immediately after giving effect to such Limited Condition Transaction and any Indebtedness incurred in connection therewith (including such additional Indebtedness);

41 (b) any condition to such Limited Condition Transaction or the incurrence of any Indebtedness related thereto that the representations and warranties in this Agreement and the other Loan Documents shall be true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects) at the time of such Limited Condition Transaction may, if agreed to by the lenders providing such Indebtedness, be subject to customary “SunGard” or other customary applicable “certain funds” conditionality provisions (including, without limitation, a condition that the representations and warranties under the relevant agreements relating to such Limited Condition Transaction as are material to the lenders or investors providing such Indebtedness shall be true and correct, but only to the extent that the Company or its applicable Subsidiary has the right to terminate its obligations under such agreement as a result of a breach of such representations and warranties or the failure of those representations and warranties to be true and correct), so long as all representations and warranties in this Agreement and the other Loan Documents are true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects) on the LCT Reference Date; (c) any financial ratio test or condition to such Limited Condition Transaction or the incurrence of any Indebtedness related thereto may, upon the written election of the Company delivered to the Administrative Agent on or prior to the LCT Reference Date (and subject to the agreement of the lenders providing such Indebtedness), be tested either (i) upon the LCT Reference Date or (ii) upon the consummation of the Limited Condition Transaction and related incurrence of Indebtedness, if applicable, in each case, after giving effect to the relevant Limited Condition Transaction and related incurrence of Indebtedness, on a pro forma basis; provided that the failure to deliver a notice under this Section 1.10(c) on or prior to the LCT Reference Date shall be deemed an election to test the applicable financial ratio under subclause (ii) of this Section 1.01(c); and (d) if the Company has made an election with respect to any Limited Condition Transaction to test a financial ratio test or condition at the time specified in clause (c)(i) of this Section, then in connection with any subsequent calculation of any ratio or basket on or following the relevant date of execution of the definitive agreements with respect to such Limited Condition Transaction and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated and (ii) the date that the definitive agreement(s), if any, for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, or (in the absence of such definitive agreements) the public announcement of the abandonment or termination of such Limited Condition Transaction, any such ratio or basket shall be required to be satisfied (i) on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have been consummated and (ii) assuming such Limited Condition Transaction and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have not been consummated. The foregoing provisions shall apply with similar effect during the pendency of multiple Limited Condition Transactions such that each of the possible scenarios is separately tested. 1.11 Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an

42 alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service. 1.12 Amendment and Restatement; No Novation. This Agreement constitutes an amendment and restatement of the Existing Credit Agreement, effective from and after the Closing Date, and a reaffirmation of each other “Loan Document” (other than the Existing Credit Agreement) referenced in the Existing Credit Agreement and in effect on the Closing Date (the “Existing Loan Documents”). Each of the Existing Loan Documents shall continue in full force and effect as Loan Documents on the Closing Date, and each reference to the Existing Credit Agreement in any Existing Loan Document shall be deemed to be a reference to this Agreement as of the Closing Date. The execution and delivery of this Agreement shall not constitute a novation of any indebtedness or other obligations owing to the Lenders or the Administrative Agent under the Existing Credit Agreement or any other Existing Loan Documents based on facts or events occurring or existing prior to the execution and delivery of this Agreement and the reaffirmation of the Existing Loan Documents as Loan Documents. On the Closing Date, the credit facilities described in the Existing Credit Agreement shall be amended, supplemented, modified and restated in their entirety by the facilities described herein, and all loans and other obligations of each Borrower and each other Loan Party outstanding as of such date under the Existing Credit Agreement and the other Existing Loan Documents, shall be deemed to be loans and obligations outstanding under the corresponding facilities described herein and in the other Loan Documents, without any further action by any Person, except that the Administrative Agent shall on the Closing Date make such transfers of funds as are necessary in order that the outstanding balance of such Loans, together with any Loans funded on the Closing Date, reflect the respective Commitments of the Lenders under the applicable facilities hereunder on the Closing Date. Notwithstanding the foregoing, each Lender party hereto that was a lender in respect of the Existing Credit Agreement immediately prior to the effectiveness of this Agreement hereby waives any claim for compensation pursuant to Section 3.05 of the Existing Credit Agreement. ARTICLE II THE CREDITS 2.01 The Loans. (a) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrowers in Dollars or in one or more Alternative Currencies from time to time, on any Business Day during the Availability Period for the Revolving Credit Facility, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any

43 Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, (ii) the Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment, and (iii) the aggregate Outstanding Amount of all Revolving Credit Loans denominated in Alternative Currencies plus the aggregate Outstanding Amount of all L/C Obligations denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit. Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(a), prepay under Section 2.06, and reborrow under this Section 2.01(a). Revolving Credit Loans may be Base Rate Loans, Term SOFR Loans, Alternative Currency Daily Rate Loans or Alternative Currency Term Rate Loans, as further provided herein. (b) The Term Borrowings. Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make a single loan in Dollars to the Company, on any Business Day during the Availability Period for the Term Facility, in an aggregate amount not to exceed such Term Lender’s Term Commitment. Each Term Borrowing shall consist of Term Loans made simultaneously by the Term Lenders in accordance with their respective Applicable Percentage of the Term Facility. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein. 2.02 Borrowings, Conversions and Continuations of Loans. (a) Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Loans from one Type to the other, and each continuation of a Term SOFR Loan or an Alternative Currency Term Rate Loans shall be made upon the Company’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Committed Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (i) two Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term SOFR Loans or of any conversion of Term SOFR Loans to Base Rate Loans, (ii) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Alternative Currency Loans (including any Borrowing in an Alternative Currency to be made on the Closing Date, it being understood that no Borrowing of Alternative Currency Term Rate Loans or of Term SOFR Loans shall be available on the Closing Date unless the Company has delivered the Indemnification Side Letter to the Administrative Agent on or prior to such date of notice of such Borrowing), and (iii) on the requested date of any Borrowing of Base Rate Loans. Each Borrowing of, conversion to or continuation of Term SOFR Loans or Alternative Currency Loans shall be in a principal amount of the Dollar Equivalent of $5,000,000 or a whole multiple of the Dollar Equivalent of $1,000,000 in excess thereof. Except as provided in Sections 2.04(c) and 2.05(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether the Company is requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Term SOFR Loans or Alternative Currency Term Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, (vi) the

44 currency of the Loans to be borrowed, and (vii) if applicable, the applicable Designated Borrower. If the Company fails to specify a currency in a Committed Loan Notice requesting a Borrowing, then the Loans so requested shall be made in Dollars. If the Company fails to specify a particular Borrower in a Committed Loan Notice requesting a Borrowing, then the Loans so requested shall be made to the Company. If the Company fails to specify a Type of Loan in a Committed Loan Notice or if the Company fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Alternative Currency Term Rate Loans, such Loans shall be continued as Alternative Currency Term Rate Loans in their original currency with an Interest Period of one month. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans. If the Company requests a Borrowing of, conversion to, or continuation of Term SOFR Loans or Alternative Currency Term Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Except as provided pursuant to Sections 2.13(a) and 3.03, no Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency. (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount (and currency) of its Applicable Percentage under the applicable Facility of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Company, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Alternative Currency Term Rate Loans, in each case as described in the preceding subsection. In the case of a Term Borrowing or a Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 12:00 noon, in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan denominated in an Alternative Currency, in each case on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Company or other applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Company; provided, however, that if, on the date the Committed Loan Notice with respect to a Revolving Credit Borrowing denominated in Dollars is given by the Company, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the applicable Borrower as provided above. (c) Except as otherwise provided herein, Term SOFR Loans and Alternative Currency Term Rate Loans may be continued or converted only on the last day of an Interest Period for such Term SOFR Loan or Alternative Currency Term Rate Loan. During the existence of a Default (i) without the consent of the Required Revolving Lenders or the Required Term Lenders, as applicable with respect to the applicable Facility, (A) no Loans may be requested as, converted to or continued as Term SOFR Loans and (B) no Loans may be requested as, converted to or continued as Alternative Currency Term Rate Loans on the basis of an Interest Period exceeding one month and (ii) the Required Revolving Lenders may demand

45 that any or all of the then outstanding Alternative Currency Term Rate Loans be redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto. (d) Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Company, the Administrative Agent, and such Lender. (e) After giving effect to all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than ten Interest Periods in effect in respect of the Revolving Credit Facility. After giving effect to all Term Borrowings, all conversions of Term Loans from one Type to the other, and all continuations of Term Loans as the same Type, there shall not be more than three Interest Periods in effect in respect of the Term Facility. (f) With respect to any Relevant Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Company and the Lenders reasonably promptly after such amendment becomes effective. 2.03 [Reserved]. 2.04 Letters of Credit. (a) The Letter of Credit Commitment. (i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 2.04, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies applicable to such L/C Issuer (provided that in no event shall there be, at any time, more than four (4) L/C Issuers that issue Letters of Credit in Alternative Currencies) for the account of the Company or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Company or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (v) the aggregate amount of the outstanding Letters of Credit issued by the applicable L/C Issuer shall not exceed its L/C Commitment, (w) the aggregate L/C Obligations shall not exceed the Letter of Credit Sublimit, (x) the Revolving Credit Exposure of any Revolving Credit Lender shall not exceed its Revolving Credit Commitment, (y) the aggregate Revolving Credit Exposure with respect to Credit Extensions denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit and (z) the total Revolving Credit Exposures shall not exceed the total Revolving Credit Commitments. Each request by the Company for the issuance or amendment of a Letter of Credit shall be deemed to be a

46 representation by the Company that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Company’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. Each of the letters of credit outstanding on the date hereof and listed on Schedule 2.04 (the “Existing Letters of Credit”) shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof. (ii) No L/C Issuer shall issue any Letter of Credit, if the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Credit Lenders have approved such expiry date. (iii) No L/C Issuer shall be under any obligation to issue any Letter of Credit if: (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it; (B) the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer; (C) except as otherwise agreed by the Administrative Agent and such L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit; (D) except as otherwise agreed by the Administrative Agent and such L/C Issuer, such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency; (E) such L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency; (F) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or (G) any Revolving Credit Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the Company or such Revolving Credit Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.20(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit

47 and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion. (iv) No L/C Issuer shall amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof. (v) No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit. (vi) Each L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuers with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuers or any of them. (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the applicable L/C Issuer, by personal delivery or by any other means acceptable to the applicable L/C Issuer. Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent (A) not later than 11:00 a.m. at least two Business Days prior to the proposed issuance date or date of amendment, as the case may be, of any Letter of Credit denominated in Dollars, and (B) not later than 11:00 a.m. at least four Business Days prior to the proposed issuance date or date of amendment, as the case may be, of any Letter of Credit denominated in an Alternative Currency (or in each case such later date and time as the Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to such L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as such L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to such L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as such L/C Issuer may require. Additionally, the Company shall furnish to such L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or the Administrative Agent may require.

48 (ii) Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Company and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the applicable L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or the Company, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Company or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Percentage times the amount of such Letter of Credit. (iii) If the Company so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the applicable L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the Company shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that such L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of Section 2.04(a)(ii), 2.04(a)(iii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Credit Lender or the Company that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension. (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment. (c) Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Company and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the Company shall reimburse the applicable L/C Issuer in such Alternative Currency, unless (A) such L/C Issuer (at its option) shall have specified in such notice that it will require

49 reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Company shall have notified the applicable L/C Issuer promptly following receipt of the notice of drawing that the Company will reimburse the applicable L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the applicable L/C Issuer shall notify the Company of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 11:00 a.m. on the date of any payment by the applicable L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the applicable L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), the Company shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. In the event that (A) a drawing denominated in an Alternative Currency is to be reimbursed in Dollars pursuant to the second sentence in this Section 2.04(c)(i) and (B) the Dollar amount paid by the Company, whether on or after the Honor Date, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Alternative Currency equal to the drawing, the Company agrees, as a separate and independent obligation, to indemnify the L/C Issuer for the loss resulting from its inability on that date to purchase the Alternative Currency in the full amount of the drawing. If the Company fails to so reimburse the applicable L/C Issuer by such time, such L/C Issuer shall promptly notify the Administrative Agent of the Honor Date and the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the Administrative Agent shall promptly notify each Revolving Credit Lender of the amount of such Revolving Credit Lender’s Applicable Percentage thereof. In such event, the Company shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the aggregate Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by any L/C Issuer or the Administrative Agent pursuant to this Section 2.04(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice. (ii) Each Revolving Credit Lender shall upon any notice pursuant to Section 2.04(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 12:00 noon on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.04(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer in Dollars. (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Company shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.04(c)(ii) shall be deemed payment in respect of its participation in such L/C

50 Borrowing and shall constitute an L/C Advance from such Revolving Credit Lender in satisfaction of its participation obligation under this Section 2.04. (iv) Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.04(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolving Credit Lender’s Applicable Percentage of such amount shall be solely for the account of the applicable L/C Issuer. (v) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.04(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against any L/C Issuer, the Company or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Company of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Company to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein. (vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of any L/C Issuer any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(ii), then, without limiting the other provisions of this Agreement, the applicable L/C Issuer shall be entitled to recover from such Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid (net of such interest and fees) shall constitute such Revolving Credit Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the applicable L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this subsection (vi) shall be conclusive absent manifest error. (d) Repayment of Participations. (i) At any time after any L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Revolving Credit Lender’s L/C Advance in respect of such payment in accordance with Section 2.04(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Credit Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender’s L/C Advance was outstanding) in Dollars in the same funds as those received by the Administrative Agent.

51 (ii) If any payment received by the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.04(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Credit Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Revolving Credit Lenders under this subsection shall survive the payment in full of the Obligations and the termination of this Agreement. (e) Obligations Absolute. The obligation of the Company to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following: (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document; (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Company or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), such L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit; (iv) waiver by the applicable L/C Issuer of any requirement that exists for such L/C Issuer’s protection and not the protection of the Company or any waiver by such L/C Issuer which does not in fact materially prejudice the Company; (v) honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft; (vi) any payment made by the applicable L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under, such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable; (vii) any payment by such L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

52 (viii) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Company or in the relevant currency markets generally; or (ix) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any Subsidiary. The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company’s instructions or other irregularity, the Company will immediately notify the applicable L/C Issuer. The Company shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid. (f) Role of L/C Issuer. Each Revolving Credit Lender and the Company agree that, in paying any drawing under a Letter of Credit, no L/C Issuer shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable to any Revolving Credit Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable or responsible for any of the matters described in Section 2.04(e)(i) through (ix); provided, however, that anything in such clauses to the contrary notwithstanding, the Company may have a claim against the applicable L/C Issuer, and the applicable L/C Issuer may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the applicable L/C Issuer’s willful misconduct or gross negligence or the applicable L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. Each L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary. (g) [Reserved].

53 (h) Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the applicable L/C Issuer and the Company when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance (the “UCP”) shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, no L/C Issuer shall be responsible to the Company for, and no L/C Issuer’s rights and remedies against the Company shall be impaired by, any action or inaction of any L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where such L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice to the extent such Letter of Credit expressly chooses or incorporates such law or practice. (i) Letter of Credit Fees. The Company shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Percentage a Letter of Credit fee (the “Letter of Credit Fee”) (i) for each commercial Letter of Credit equal to 50% times the Applicable Rate times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit, and (ii) for each standby Letter of Credit equal to the Applicable Rate times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit; provided that any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the applicable L/C Issuer pursuant to this Section 2.04 shall be payable, to the maximum extent permitted by applicable Law, to the other Revolving Credit Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.20(a)(iv), with the balance of such fee, if any, payable to the applicable L/C Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate or 50% of such Applicable Rate, as the case may be, separately for each period during such quarter that such Applicable Rate was in effect. (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Company shall pay directly to the applicable L/C Issuer for its own account, in Dollars, a fronting fee (i) with respect to each commercial Letter of Credit, at the rate specified in the Bank of America Fee Letter (with respect to Letters of Credit issued by Bank of America) or at the rate separately agreed in writing from time to time between the Company and any other L/C Issuer, computed on the Dollar Equivalent of the amount of such Letter of Credit, and payable upon the issuance thereof, (ii) with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between the Company and the applicable L/C Issuer, computed on the Dollar Equivalent of the amount of such increase, and payable upon the effectiveness of such amendment, and (iii) with respect to each standby Letter of Credit, at the rate per annum specified in the Bank of America Fee Letter (with

54 respect to Letters of Credit issued by Bank of America) or at the rate separately agreed from time to time between the Company and any other L/C Issuer, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears, and due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. In addition, the Company shall pay directly to the applicable L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable. (k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control. (l) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Company shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Company hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Subsidiaries. (m) Reporting of Letter of Credit Information. Unless otherwise agreed by the Administrative Agent, each L/C Issuer shall, in addition to its notification obligations set forth elsewhere in this Section 2.04, provide the Administrative Agent a Letter of Credit Report, as set forth below: (i) reasonably prior to the time that such L/C Issuer issues, amends, renews, increases or extends a Letter of Credit, the date of such issuance, amendment, renewal, increase or extension and the stated amount of the applicable Letters of Credit after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed); (ii) not later than one (1) Business Day following the date on which such L/C Issuer makes a payment pursuant to a Letter of Credit, the date and amount of such payment; (iii) on any Business Day on which a Borrower fails to reimburse a payment made pursuant to a Letter of Credit required to be reimbursed to such L/C Issuer on such day, the date of such failure and the amount of such payment; (iv) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such L/C Issuer; and (v) for so long as any Letter of Credit issued by an L/C Issuer is outstanding, such L/C Issuer shall deliver to the Administrative Agent (A) on the last Business Day of each calendar month, (B) at all other times a Letter of Credit Report is required to be delivered pursuant to this Agreement, and (C) on each date that (1) an L/C Credit Extension occurs or (2) there is any expiration, cancellation and/or disbursement, in each case, with respect to any such

55 Letter of Credit, a Letter of Credit Report appropriately completed with the information for every outstanding Letter of Credit issued by such L/C Issuer; provided that no failure on the part of any L/C Issuer to provide such information pursuant to this Section 2.04(m) shall limit the obligation of the Company or any Revolving Credit Lender hereunder with respect to its reimbursement and participation obligations, respectively, pursuant to this Section 2.04. 2.05 Swing Line Loans. (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.05, to make loans denominated in Dollars (each such loan, a “Swing Line Loan”) to the Company from time to time on any Business Day during the Availability Period for the Revolving Credit Facility in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Revolving Credit Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Revolving Credit Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility at such time, and (ii) the Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment, and provided, further, that the Company shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.05, prepay under Section 2.06, and reborrow under this Section 2.05. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Swing Line Loan. Notwithstanding the foregoing, the Swing Line Lender shall not be required to make a Swing Line Loan at any time that any Revolving Credit Lender is a Defaulting Lender, unless the Swing Line Lender has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the Swing Line Lender (in its sole discretion) with the Company or such Revolving Credit Lender to eliminate the Swing Line Lender’s actual or potential Fronting Exposure (after giving effect to Section 2.20(a)(iv)) with respect to the Defaulting Lender arising from either the Swing Line Loan then proposed to be issued or that Swing Line Loan and all other Swing Line Loans as to which the Swing Line Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion. (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Company’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given (A) by telephone or (B) by a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 12:00 noon on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be in a minimum amount of $1,000,000, and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that

56 the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 1:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.05(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 2:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Company at its office by crediting the account of the Company on the books of the Swing Line Lender in Same Day Funds. (c) Refinancing of Swing Line Loans. (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Company (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Company with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Applicable Revolving Credit Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 12:00 noon on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.05(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender. (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.05(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.05(c)(i) shall be deemed payment in respect of such participation. (iii) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.05(c) by the time specified in Section 2.05(c)(i), the Swing Line Lender shall be entitled to recover from such Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or

57 similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid (net of such interest and fees) shall constitute such Revolving Credit Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this subsection (iii) shall be conclusive absent manifest error. (iv) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.05(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.05(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Company to repay Swing Line Loans, together with interest as provided herein. (d) Repayment of Participations. (i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Lender its Applicable Revolving Credit Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender. (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Revolving Credit Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement. (e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Company for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.05 to refinance such Revolving Credit Lender’s Applicable Revolving Credit Percentage of any Swing Line Loan, interest in respect of such Applicable Revolving Credit Percentage shall be solely for the account of the Swing Line Lender. (f) Payments Directly to Swing Line Lender. The Company shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

58 2.06 Prepayments. (a) Each Borrower may, upon notice from the Company to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans and Revolving Credit Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) two Business Days prior to any date of prepayment of Term SOFR Loans, (B) four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Alternative Currency Loans, and (C) on the date of prepayment of Base Rate Loans; (ii) any prepayment shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof or, if less, the entire principal amount thereof then outstanding, or in the case of prepayments under this clause (ii) of Loans denominated in Alternative Currencies, the Dollar Equivalent in accordance with Section 1.04. Each such notice shall specify the date, currency and amount of such prepayment and the Type(s) of Loans to be prepaid, the applicable Borrower and, if Term SOFR Loans or Alternative Currency Term Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by the Company, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Term SOFR Loan or Alternative Currency Term Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the outstanding Term Loans pursuant to this Section 2.06(a) shall be applied to the principal repayment installments thereof as directed by the Company, and subject to Section 2.20, each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities. (b) The Company may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 12:00 noon on the date of the prepayment, and (ii) any such prepayment shall be (A) in a minimum principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof or (B) for the entire amount thereof outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. (c) If the Administrative Agent notifies the Company at any time that the Total Revolving Credit Outstandings at such time exceed an amount equal to 105% of the Revolving Credit Facility at such time, then, within two Business Days after receipt of such notice, the Borrowers shall prepay Revolving Credit Loans and/or the Company shall Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce such Total Revolving Credit Outstandings as of such date of payment to an amount not to exceed 100% of the Revolving Credit Facility at such time; provided, however, that, subject to the provisions of Section 2.19(a)(ii), the Company shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.06(c) unless after the prepayment in full of the Revolving Credit Loans, the Total Revolving Credit Outstandings exceed the Revolving Credit Facility at such time. The Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of further exchange rate fluctuations.

59 (d) If the Administrative Agent notifies the Company at any time that the Outstanding Amount of all Loans denominated in Alternative Currencies plus the Outstanding Amount of all L/C Obligations denominated in Alternative Currencies at such time exceeds an amount equal to 105% of the Alternative Currency Sublimit then in effect, then, within two Business Days after receipt of such notice, the Borrowers shall prepay Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect. 2.07 Termination or Reduction of Commitments. (a) Optional. The Company may, upon notice to the Administrative Agent, terminate the Revolving Credit Facility, or from time to time permanently reduce the Revolving Credit Facility; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Company shall not terminate or reduce the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility, and (iv) if, after giving effect to any reduction of the Revolving Credit Facility, the Alternative Currency Sublimit, the Letter of Credit Sublimit, or the Swing Line Sublimit exceeds the amount of the Revolving Credit Facility, the applicable sublimit shall be automatically reduced by the amount of such excess. In addition, during the Availability Period in respect of the Term Facility, the Company may, upon notice to the Administrative Agent, from time to time terminate (in whole or in part) the unused portion of the aggregate Term Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof. Notwithstanding anything to the contrary contained in this Agreement, any such notice of the termination of all of the Revolving Credit Facility or all of the Term Commitments may state that it is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Company (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. (b) Mandatory. The aggregate Term Commitments shall be automatically and permanently reduced to zero on the date of, and immediately after giving effect to, the Term Borrowing. (c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Appropriate Lenders of any termination or reduction of the Revolving Credit Facility or the Term Commitments under this Section 2.07. The amount of any such reduction of the Revolving Credit Facility shall not be applied to the Alternative Currency Sublimit or the Letter of Credit Sublimit unless otherwise specified by the Company or required by Section 2.07(a). Any reduction of the Revolving Credit Facility shall be applied to the Revolving Credit Commitment of each Revolving Credit Lender according to its Applicable Revolving Credit Percentage. All fees accrued until the effective date of any termination of the Revolving Credit Facility shall be paid on the effective date of such termination. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the unused portion of the aggregate Term Commitments under this Section 2.07. Upon any reduction of the Term Commitments, the Term Commitment of each Term Lender shall be reduced by such Lender’s ratable portion of such reduction amount. All fees in respect of the

60 Term Facility accrued until the effective date of any termination of the Term Facility shall be paid on the effective date of such termination. 2.08 Repayment of Loans. (a) Revolving Credit Loans. Each Borrower shall repay to the Revolving Credit Lenders on the Maturity Date for the Revolving Credit Facility applicable to each such Revolving Credit Lender the aggregate principal amount of all Revolving Credit Loans made to such Borrower and outstanding on such date, plus accrued and unpaid interest thereon. (b) Term Loans. The Company shall repay the Term Loans to the Term Lenders on the following dates in an amount equal to the respective percentages set forth opposite such dates of the aggregate principal amount of all Term Loans advanced on the date of the Term Borrowing (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.07): Date Percentage December 31, 2022 0.00% March 31, 2023 0.00% June 30, 2023 0.00% September 30, 2023 0.00% December 31, 2023 0.00% March 31, 2024 0.00% June 30, 2024 0.00% September 30, 2024 0.00% December 31, 2024 1.25% March 31, 2025 1.25% June 30, 2025 1.25% September 30, 2025 1.25% December 31, 2025 2.50% March 31, 2026 2.50% June 30, 2026 2.50% September 30, 2026 2.50% December 31, 2026 2.50% March 31, 2027 2.50% June 30, 2027 2.50% September 30, 2027 2.50% provided, however, that on the Maturity Date for the Term Facility the Company shall repay an amount equal to the aggregate principal amount of all Term Loans outstanding on such date, plus accrued and unpaid interest thereon. (c) Swing Line Loans The Company shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date for the Revolving Credit Facility. 2.09 Interest. (a) Subject to the provisions of subsection (b) below, (i) each Term SOFR Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to Term SOFR for such Interest Period plus the Applicable Rate

61 for such Facility; (ii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for such Facility; (iii) each Alternative Currency Daily Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Alternative Currency Daily Rate plus the Applicable Rate; (iv) each Alternative Currency Term Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Alternative Currency Term Rate for such Interest Period plus the Applicable Rate and (v) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to, at the Company’s option, (x) the Base Rate plus the Applicable Rate or (y) such other rate mutually agreed to by the Company and the Swing Line Lender at the time of the borrowing of such Swing Line Loan. (b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. (ii) If any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. (iii) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand. (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law. (d) For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields. 2.10 Fees. In addition to certain fees described in Sections 2.04(i) and (j): (a) Facility Fee. The Company shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, a facility fee (the “Facility Fee”) in Dollars equal to the Applicable Rate times the actual daily amount of the Revolving Credit Facility (or, if the Revolving Credit Facility has terminated, on the Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations), regardless of usage, subject to adjustment as provided in Section 2.20. The Facility Fee shall accrue at all times during the Availability Period for the Revolving Credit

62 Facility (and thereafter so long as any Revolving Credit Loans, Swing Line Loans or L/C Obligations remain outstanding), including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period for the Revolving Credit Facility (and, if applicable, thereafter on demand). The Facility Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. (b) Ticking Fee. The Company shall pay to the Administrative Agent for the account of each Term Lender in accordance with its Applicable Percentage of the Term Facility, a commitment fee (the “Ticking Fee”) equal to the Applicable Rate times the actual daily amount of the Term Commitments in effect on such date. The Ticking Fee shall accrue at all times from the date that is sixty days after the Closing Date until the date of termination of the Availability Period for the Term Facility, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur following such 60 day period following the Closing Date, and on the last day of the Availability Period for the Term Facility. The Ticking Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. (c) Other Fees. The Company shall pay to the Arrangers and the Administrative Agent, in Dollars, fees in the amounts and at the times specified in the respective Fee Letters, which fees shall be for the respective accounts of the Administrative Agent, Arrangers and the Lenders as specified in the respective Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever. 2.11 Computation of Interest and Fees. (a) All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) and for Alternative Currency Loans (other than Alternative Currency Loans determined by reference to SARON and EURIBOR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed, or, in the case of interest in respect of Alternative Currency Loans as to which market practice differs from the foregoing, in accordance with such market practice. All other computations of fees and interest, including those with respect to Alternative Currency Loans determined by reference to SARON and EURIBOR, shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Alternative Currency Loans as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.13(a), bear interest for one day. Each determination by the Administrative Agent (or, if applicable, the Swing Line Lender or applicable L/C Issuer) of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

63 (b) If, as a result of any restatement of or other adjustment to the financial statements of the Company or for any other reason, the Company or the Required Lenders determine that (i) the Leverage Ratio as calculated by the Company as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, the Company shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the applicable L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Company under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or any L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This clause (b) shall not limit the rights of the Administrative Agent, any Lender or any L/C Issuer, as the case may be, under Section 2.04(c)(iii), 2.04(i) or 2.09(b) or under Article VIII, except that any additional interest or fees under this paragraph shall not be due and payable until such demand is made for such payment by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Company under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or any L/C Issuer) and accordingly, any nonpayment of such interest as result of any such demand not having been made shall not constitute a Default (whether retroactively or otherwise), and none of such additional amounts shall be deemed overdue or accrue interest at the Default Rate, in each case at any time prior to the date that is five (5) Business Days following such demand. 2.12 Evidence of Debt. (a) The Credit Extensions made by each Lender and each L/C Issuer shall be evidenced by one or more accounts or records maintained by such Lender or such L/C Issuer and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender or such L/C Issuer shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders or such L/C Issuer to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender or any L/C Issuer and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans to the Borrowers in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto. (b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. 2.13 Payments Generally; Administrative Agent’s Clawback.

64 (a) General. All payments to be made by any Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 1:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 1:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be. (b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Term SOFR Loans or Alternative Currency Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to Base Rate Loans. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by such Borrower shall be without

65 prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. (ii) Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable L/C Issuer, as the case may be, the amount due. With respect to any payment that the Administrative Agent makes for the account of the Lenders or any L/C Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the applicable Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by such Borrower (whether or not then owed); or (3) the Administrative agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the applicable L/C Issuers, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or such L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of the Administrative Agent to any Lender or a Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error. (c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the applicable Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest. (d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans and Revolving Credit Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c). (e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

66 2.14 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that: (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of a Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender and including any payment made to a Non-Extending Lender on its Maturity Date), (y) the application of Cash Collateral provided for in Section 2.19, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to a Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation. 2.15 Increase in Commitments. (a) Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Company may, from time to time, request by notice to the Administrative Agent (x) one or more increases in the Revolving Credit Commitments (each, a “Revolving Credit Increase”) or (y) one or more term loan tranches to be made available to the Company (each, an “Incremental Term Loan”; each Incremental Term Loan and each Revolving Credit Increase, collectively, referred to as the “Incremental Increases”); provided that (i) the principal amount for all such Incremental Increases in the aggregate since the Closing Date (including the then requested Incremental Increase) shall not exceed $400,000,000; (ii) any such request for an Incremental Increase shall be in a minimum amount of $50,000,000 (or a lesser amount in the event such amount represents all remaining availability under this Section); (iii) each Incremental Term Loan shall have an Applicable Rate or pricing grid, maturity date, mandatory prepayments and an amortization schedule as determined by the Lenders providing such Incremental Term Loans and the Company; (iv) each Revolving Credit Increase shall have the same terms (other than as to fees payable at the closing thereof) and be pursuant to the same documentation as the Revolving Credit Loans provided hereunder on the Closing Date; (v) except as provided in clause (iii) above, with respect to any Incremental Term Loan, this Agreement and the other Loan Documents may be amended, in form and substance reasonably satisfactory to the

67 Administrative Agent, the Company and the lenders providing such Incremental Term Loan (and no other Lenders), to the extent necessary to include such terms as are customary for a term loan commitment; provided that if any terms taken as a whole are materially more favorable to the applicable lenders providing such Incremental Term Loan than terms applicable under this Agreement and the other Loan Documents (prior to such amendment), as reasonably determined by the Administrative Agent in consultation with the Company, then such terms shall be added for the benefit of all the Lenders hereunder (except to the extent such terms apply only after the latest Maturity Date in effect prior to such Incremental Term Loan); and (vi) each Incremental Increase shall constitute Obligations hereunder and shall be guaranteed pursuant to the terms of the Guaranty on a pari passu basis with the other Obligations hereunder and shall be unsecured. At the option of the Company, Incremental Increases may be (but shall not be required to be) provided by any existing Lender or by other persons in accordance with subsection (c) below. At the time of sending such notice, the Company (in consultation with the Administrative Agent) shall specify whether such Incremental Increase is being offered to existing Lenders and, if so, the time period within which each Lender is requested to respond. (b) Lender Elections to Increase. To the extent applicable, each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment. (c) Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Company and each Lender of the Lenders’ responses to each request made hereunder. If the Lenders do not agree to the full amount of a requested increase, or if the Company elects not to offer such increase to the existing Lenders, then subject to the approval of the Administrative Agent (and, in the case of a Revolving Credit Increase, the Swing Line Lender and each L/C Issuer) (which approvals shall not be unreasonably withheld), the Company may invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel. (d) Effective Date and Allocations. The Administrative Agent and the Company shall determine the effective date (the “Increase Effective Date”) and the final allocation of each Incremental Increase. The Administrative Agent shall promptly notify the Company and the Lenders of the final allocation of such Incremental Increase and the Increase Effective Date. (e) Conditions to Effectiveness of Increase. As a condition precedent to each Incremental Increase, the Company and, in connection with a Revolving Credit Increase, each other Borrower, shall (x) deliver to the Administrative Agent a certificate dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of the Company or Borrower, if applicable, (i) certifying and attaching the resolutions adopted by the Company or Borrower approving or consenting to such Incremental Increase (which, with respect to any such Loan Party, may, if applicable, be the resolutions entered into by such Loan Party in connection with the incurrence of the Obligations on the Closing Date), and (ii) certifying that, before and after giving effect to such Incremental Increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.15, the representations and warranties contained in Section 5.11(a) shall be

68 deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and 6.01(b); provided that any representation and warranty qualified by materiality, Material Adverse Effect or similar language shall be true and correct (after giving effect to any qualification therein) in all respects, (B) the Company is in pro forma compliance with the financial covenants contained in Section 7.15 and (C) no Default or Event of Default exists; provided that if such Incremental Increase is being provided in connection with a Limited Condition Transaction, such certificate shall provide that the above requirements were satisfied in accordance with Section 1.10 and (y)(A) upon the reasonable request of any Person providing such Incremental Increase made at least ten days prior to the date of such extension, the Company shall have provided to such Person the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the Act, in each case at least five days prior to the Increase Effective Date and (B) at least five days prior to the date of such extension, if any applicable Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the applicable Borrower shall deliver a Beneficial Ownership Certification to the Person so requesting. The Borrowers shall prepay any Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section. (f) Conflicting Provisions. This Section shall supersede any provisions in Sections 2.14 or 11.01 to the contrary. 2.16 Extension of Maturity Date in respect of Revolving Credit Facility. (a) Requests for Extension. The Company may, by notice to the Administrative Agent (who shall promptly notify the Revolving Credit Lenders) not earlier than the second anniversary of the Closing Date and not later than 50 days prior to the Maturity Date for the Revolving Credit Facility, make a one-time request that each Revolving Credit Lender extend such Lender’s Maturity Date for the Revolving Credit Facility for one year, which such request shall indicate the date by which each Revolving Credit Lender shall respond to such request (which shall not be earlier than 30 days after the date the Administrative Agent is notified of such request) (such date, the “Notice Date”) and the date on which such extension shall be effective (which shall not be earlier than 35 days after the date the Administrative Agent is notified of such request, unless otherwise agreed by the Administrative Agent in its sole discretion) (such date, the “Effective Date”). (b) Lender Elections to Extend. Each Revolving Credit Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given on or prior to the Notice Date, advise the Administrative Agent whether or not such Lender agrees to such extension (and each Revolving Credit Lender that determines not to so extend its Maturity Date for the Revolving Credit Facility (a “Non-Extending Lender”)) shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Notice Date) and any Revolving Credit Lender that does not so advise the Administrative Agent on or before the Notice Date shall be deemed to be a Non-Extending Lender. The election of any Revolving Credit Lender to agree to such extension shall not obligate any other Lender to so agree. (c) Notification by Administrative Agent. The Administrative Agent shall notify the Company of each Revolving Credit Lender’s determination under this Section promptly, in any event not more than three Business Days after the Notice Date.

69 (d) Additional Commitment Lenders. The Company shall have the right at any time prior to the Maturity Date for the Revolving Credit Facility prior to giving effect to the extension to replace each Non-Extending Lender with, and add as “Revolving Credit Lenders” under this Agreement in place thereof, one or more Eligible Assignees (each, an “Additional Commitment Lender”) in accordance with the procedures provided in Section 11.13, each of which Additional Commitment Lenders shall have entered into an Assignment and Assumption pursuant to which such Additional Commitment Lender shall, effective as of the date of such Assignment and Assumption, undertake a Revolving Credit Commitment (and, if any such Additional Commitment Lender is already a Revolving Credit Lender, its Revolving Credit Commitment shall be in addition to such Lender’s Commitment hereunder on such date). (e) Minimum Extension Requirement. Effective as of the Effective Date, the Maturity Date for the Revolving Credit Facility of each extending Lender and of each Additional Commitment Lender shall be extended to the date falling one year after the Maturity Date for the Revolving Credit Facility (except that, if such date is not a Business Day, such Maturity Date as so extended shall be the next preceding Business Day) and each Additional Commitment Lender shall thereupon become a “Revolving Credit Lender” for all purposes of this Agreement. (f) Conditions to Effectiveness of Extensions. Notwithstanding the foregoing, the extension of the Maturity Date for the Revolving Credit Facility pursuant to this Section shall not be effective with respect to any Revolving Credit Lender unless: (i) no Default shall have occurred and be continuing on the Effective Date of such extension and after giving effect thereto; (ii) the representations and warranties contained in this Agreement are true and correct in all material respects on and as of the Effective Date of such extension and after giving effect thereto, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); provided that any representation and warranty qualified by materiality, Material Adverse Effect or similar language shall be true and correct (after giving effect to any qualification therein) in all respects; and (iii) the Administrative Agent shall have received a certificate from the Company signed by a Responsible Officer on behalf of the Company certifying the accuracy of the foregoing clauses (i) and (ii). (g) Maturity Date for Non-Extending Lenders. On the Maturity Date of each Non- Extending Lender, the Borrowers shall repay such Non-Extending Lender in accordance with Section 2.08 and after giving effect thereto shall prepay any Revolving Credit Loans outstanding on such date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep outstanding Revolving Credit Loans ratable with any revised Applicable Percentages of the respective Revolving Credit Lenders effective as of such date. (h) Conflicting Provisions. This Section shall supersede any provisions in Section 2.14 or 11.01 to the contrary. 2.17 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the

70 Sustainability Coordinators, the Arrangers and the Lenders, are arm’s-length commercial transactions between the Borrowers and their respective Affiliates, on the one hand, and the Administrative Agent, the Sustainability Coordinators, the Arrangers and the Lenders, on the other hand, (B) each of the Borrowers has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrowers are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each Sustainability Coordinator, each Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrowers or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, any Sustainability Coordinator, any Arranger nor any Lender has any obligation to the Borrowers or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Sustainability Coordinators, the Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their respective Affiliates, and neither the Administrative Agent, any Sustainability Coordinator, any Arranger nor any Lender has any obligation to disclose any of such interests to the Borrowers or their respective Affiliates. To the fullest extent permitted by law, each Borrower hereby waives and releases any claims that it may have against the Administrative Agent, any Sustainability Coordinator, any Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby, provided that the foregoing shall not be construed as a release of any obligations that are expressly stated to be duties hereunder. 2.18 Designated Borrowers. (a) The Company may at any time, upon not less than 15 Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), designate any Wholly-Owned Subsidiary of the Company that is a Foreign Subsidiary (an “Applicant Borrower”) as a Designated Borrower to receive Revolving Credit Loans hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Revolving Credit Lender) a duly executed notice and agreement in substantially the form of Exhibit F (a “Designated Borrower Request and Assumption Agreement”); provided that (1) such Applicant Borrower is incorporated (or similarly organized) in a jurisdiction as to which all Lenders have confirmed to the Administrative Agent their ability and willingness to make Revolving Credit Loans into such jurisdiction and (2) in no event shall there be more than seven Designated Borrowers at any one time; provided, however, that each Revolving Credit Lender hereby confirms its ability and willingness to make Revolving Credit Loans to a Designated Borrower into the following jurisdictions: (i) the Netherlands, (ii) the Federal Republic of Germany, (iii) the Republic of Ireland, (iv) England and (v) Canada. (b) The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the credit facilities provided for herein the Administrative Agent and the Revolving Credit Lenders shall have received such supporting resolutions, incumbency certificates, opinions of counsel (including, without limitation, opinions of appropriate counsel to such Applicant Borrower) and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be requested by the Administrative Agent or the Required Revolving Lenders in their sole discretion (including, without limitation, all documentation and other information requested to comply with Section 11.16), and Notes signed by such new Borrowers to the extent any Revolving Credit Lenders so require.

71 (c) Upon receipt of an executed and completed Designated Borrower Request and Assumption Agreement, the Administrative Agent shall promptly forward such Designated Borrower Request and Assumption Agreement to the Revolving Credit Lenders. Any Revolving Credit Lender not objecting to an Applicant Borrower within 5 Business Days of its receipt of such Designated Borrower Request and Assumption Agreement shall be deemed to have agreed that such Applicant Borrower shall be entitled to receive Revolving Credit Loans hereunder. If the Administrative Agent and the Required Revolving Lenders agree that an Applicant Borrower shall be entitled to receive Revolving Credit Loans hereunder, then promptly following receipt of all such requested resolutions, incumbency certificates, opinions of counsel and other documents or information, the Administrative Agent shall send a notice in substantially the form of Exhibit G (a “Designated Borrower Notice”) to the Company and the Revolving Credit Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Designated Borrower for purposes hereof, whereupon each of the Revolving Credit Lenders agrees to permit such Designated Borrower to receive Revolving Credit Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Designated Borrower otherwise shall be a Borrower for all purposes of this Agreement; provided that no Committed Loan Notice may be submitted by or on behalf of such Designated Borrower until the date five Business Days after such effective date. In addition, each of the Required Revolving Lenders approving the addition of such Designated Borrower hereunder further agrees that such approval shall also constitute its consent to the Administrative Agent (on behalf of such Required Revolving Lenders) entering into an amendment to this Agreement and any other Loan Document with the Borrowers in connection with the addition of such Designated Borrower to the extent such amendment (i) is reasonably necessary either to permit, or to reduce or eliminate any Taxes that might otherwise be payable in connection with, the making of Revolving Credit Loans to such Designated Borrower as a result of the jurisdiction of formation thereof and (ii) is not materially adverse to the interests of the Revolving Credit Lenders. (d) The Obligations of each Designated Borrower shall be guaranteed by the Company pursuant to the Guaranty. The Obligations of all Designated Borrowers shall be several in nature. (e) Each Subsidiary of the Company that is or becomes a “Designated Borrower” pursuant to this Section 2.18 hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Revolving Credit Loans made by the Revolving Credit Lenders to any such Designated Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower. (f) The Company may from time to time, upon not less than 15 Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Designated Borrower’s status as such, provided that there are no outstanding Revolving Credit Loans payable by such Designated Borrower, or other amounts payable by such Designated Borrower on account of any Revolving

72 Credit Loans made to it, as of the effective date of such termination. The Administrative Agent will promptly notify the Lenders of any such termination of a Designated Borrower’s status. 2.19 Cash Collateral. (a) Certain Credit Support Events. Upon the request of the Administrative Agent or the applicable L/C Issuer, if (i) such L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding or (iii) the Company shall be required to provide Cash Collateral pursuant to Section 8.02(c), the Company shall, in each case, immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following such request, Cash Collateralize the then Outstanding Amount of all L/C Obligations. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent or any L/C Issuer, the Company shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.20(a)(iv) and any Cash Collateral provided by the Defaulting Lender). (b) Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Company, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.19(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Company or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. The Company shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral. (c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.19 or Sections 2.04, 2.06, 2.20 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein. (d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 11.06(b))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided that (x) Cash Collateral furnished by or on behalf of a Borrower shall not be released during the continuance of a Default

73 or Event of Default (and following application as provided in this Section 2.19 may be otherwise applied in accordance with Section 8.03), and (y) the Person providing Cash Collateral and the applicable L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations. 2.20 Defaulting Lenders. (a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law: (i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 11.01. (ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 11.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to an L/C Issuer or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by the applicable L/C Issuer or the Company, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Letter of Credit; fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a non-interest bearing deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender and with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.19; sixth, to the payment of any amounts owing to the Lenders, any L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any L/C Issuer or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.20(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

74 (iii) Certain Fees. That Defaulting Lender (x) shall be entitled to receive any Facility Fee pursuant to Section 2.10(a) for any period during which that Lender is a Defaulting Lender only to extent allocable to the sum of (1) the Outstanding Amount of the Revolving Credit Loans funded by it and (2) its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.04, Section 2.19, or Section 2.20(a)(ii), as applicable (and the Company shall (A) be required to pay to each of the applicable L/C Issuer and the Swing Line Lender, as applicable, the amount of such fee allocable to its Fronting Exposure arising from that Defaulting Lender and (B) not be required to pay the remaining amount of such fee that otherwise would have been required to have been paid to that Defaulting Lender), (y) shall not be entitled to receive any Ticking Fee pursuant to Section 2.10(b) for any period during with that Lender is a Defaulting Lender (and the Company shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (z) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.04(i). (iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.04 and 2.05, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided that (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (ii) such reallocation shall not cause the aggregate Revolving Credit Exposure of any non- Defaulting Lender to exceed such non-Defaulting Lender’s Revolving Credit Commitment. Subject to Section 11.20, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non- Defaulting Lender’s increased exposure following such reallocation. (v) Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Company shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.19. (b) Defaulting Lender Cure. If the Company, the Administrative Agent, Swing Line Lender and each L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.20(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

75 2.21 ESG Adjustments. (a) After the Closing Date, the Company, in consultation with the Sustainability Coordinators, shall be entitled to propose specified key performance indicators (“KPIs”) with respect to certain environmental, social and governance (“ESG”) targets of the Company and its Subsidiaries. The proposed KPIs and other related provisions (the “ESG Pricing Provisions”) shall be set forth in a proposed amendment to this Agreement (such amendment, an “ESG Amendment”) solely for the purpose of incorporating such ESG Pricing Provisions into this Agreement. The ESG Amendment shall become effective at such time as it is consented to by (i) with respect to an ESG Amendment effecting adjustments to the Facility Fee and the Applicable Rate with respect to the Revolving Credit Facility, the Company, the Sustainability Coordinators, the Administrative Agent and the Required Revolving Lenders and (ii) with respect to an ESG Amendment effecting adjustments to the Applicable Rate with respect to the Term Facility, the Company, the Sustainability Coordinators, the Administrative Agent and the Required Term Lenders. Upon the effectiveness of any such ESG Amendment, based on the Company’s performance against the KPIs, certain adjustments (increase, decrease or no adjustment) (such adjustments, the “ESG Applicable Percentage Adjustments”) to the otherwise applicable Applicable Rate (including for Loans, the Facility Fee and Letter of Credit Fees) will be made; provided that (i) the amount of all such adjustments shall not exceed (x) in the case of the Applicable Rate with respect to Loans under the Revolving Credit Facility and Letter of Credit Fees, an increase and/or decrease of 0.04% per annum, (y) in the case of the Applicable Rate with respect to Loans under the Term Facility, an increase and/or decrease of 0.05% per annum and (z) in the case of the Facility Fee, an increase and/or decrease of 0.01% per annum and (ii) in no event shall the Applicable Rate for Loans, the Letter of Credit Fees or the Facility Fee be less than zero. The KPIs, the Company’s performance against the KPIs, and any related ESG Applicable Percentage Adjustments resulting therefrom, will be determined based on certain certificates, reports and other documents, in each case, setting forth the measurement and verification of the KPIs in a manner that is aligned with the Sustainability Linked Loan Principles and to be mutually agreed between the Company and the Sustainability Coordinators (each acting reasonably). Following the effectiveness of any ESG Amendment, any modification to the ESG Pricing Provisions shall be subject only to the consent of the Required Revolving Lenders or the Required Term Lenders (as applicable), along with the Company, the Sustainability Coordinators and the Administrative Agent, so long as such modification does not have the effect of reducing the Applicable Rate for Loans, Letter of Credit Fees or the Facility Fee to a level not otherwise permitted by this Section 2.21(a). No ESG Amendment shall provide for adjustment of the Ticking Fee. (b) The Sustainability Coordinators will assist the Company in (i) determining the ESG Pricing Provisions in connection with any ESG Amendment and (ii) preparing informational materials focused on ESG to be used in connection with any ESG Amendment. (c) This Section 2.21 shall supersede any provisions in Section 11.01 to the contrary. ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY 3.01 Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable

76 Law, provided that if the Administrative Agent or any Borrower shall be required by applicable law to deduct or withhold any Taxes from such payments, then (i) if such Taxes are Indemnified Taxes or Other Taxes (but subject to subsection (b) below), the sum payable by the applicable Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including withholding and deductions applicable to additional sums payable under this Section), the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deductions been made, (ii) such Borrower, or if applicable the Administrative Agent, shall make such withholdings or deductions and (iii) such Borrower, or if applicable the Administrative Agent, shall timely pay the full amount so withheld or deducted by it to the relevant Governmental Authority in accordance with applicable law. (b) Payments by UK Borrowers. A payment shall not be increased under subsection (a)(i) above by reason of a UK Tax Deduction, if on the date on which the payment falls due: (i) the payment could have been made to the relevant Lender without a UK Tax Deduction if the Lender had been a UK Qualifying Lender, but on that date that Lender is not or has ceased to be a UK Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or double taxation agreement or any published practice or published concession of any relevant taxing authority; or (ii) the relevant Lender is a UK Qualifying Lender solely by virtue of subsection (ii) of the definition of “UK Qualifying Lender” and: (A) an officer of HM Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the UK ITA which relates to the payment and that Lender has received from the UK Borrower making the payment a certified copy of that Direction; and (B) the payment could have been made to the Lender without any UK Tax Deduction if that Direction had not been made; or (iii) the relevant Lender is a UK Qualifying Lender solely by virtue of subsection (ii) of the definition of “UK Qualifying Lender” and: (A) the relevant Lender has not given a UK Tax Confirmation to the UK Borrower; and (B) the payment could have been made to the Lender without any UK Tax Deduction if the Lender had given a UK Tax Confirmation to the UK Borrower, on the basis that the UK Tax Confirmation would have enabled the UK Borrower to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the UK ITA; or (iv) the relevant Lender is a UK Treaty Lender and the UK Borrower making the payment is able to demonstrate that the payment could have been made to the Lender without the UK Tax Deduction had that Lender complied with its obligations under subsections (f)(iv) and (v) (as applicable) below. (c) Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, each Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law. (d) Tax Indemnification. (i) Each applicable Borrower shall indemnify the Administrative Agent, each applicable Lender and each applicable L/C Issuer, within 30 days after written demand (accompanied by appropriate documentation) therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section but only to the extent

77 necessary to preserve the after-tax yield the Lender would have received if such Indemnified Taxes or Other Taxes or Taxes imposed thereon had not been imposed) withheld or deducted on payments to, or paid by, the Administrative Agent, such Lender or such L/C Issuer, as the case may be, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority (except to the extent such Indemnified Taxes or Other Taxes would have been compensated for by an increased payment under subsection (a) above, but was not so compensated solely because one of the exclusions in subsection (b) applied). (ii) Each Lender and each L/C Issuer shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (A) any Taxes (but, with respect to Indemnified Taxes, only to the extent that the Borrowers have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of any Borrower to do so) attributable to such Lender or such L/C Issuer that are payable or paid by the Administrative Agent in connection with any Loan Document and (B) any Taxes attributable to the Lender’s failure to comply with Section 11.06(d), and in each case, any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the nature and amount of such payment or liability delivered to any Lender or any L/C Issuer by the Administrative Agent shall be conclusive absent manifest error. Each Lender and each L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii). (e) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. (f) Status of Lenders. (i) Each Foreign Lender shall deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Company (on behalf of such Borrower) or the Administrative Agent), but only if such Foreign Lender is legally entitled to do so, whichever of the following is applicable: (A) duly completed copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E, as applicable, claiming eligibility for benefits of an income tax treaty to which the United States is a party, (B) duly completed copies of Internal Revenue Service Form W-8ECI, (C) duly completed copies of Internal Revenue Service Form W-8IMY and all required supporting documentation. (D) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (i) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (ii) a “10 percent shareholder” of the Company within the meaning of section 881(c)(3)(B) of the Code, or (iii) a “controlled foreign corporation” described in section

78 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN or Form W-8BEN-E, as applicable, or (E) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Company to determine the withholding or deduction required to be made. (ii) Each Lender that is not a Foreign Lender shall on or before the date such Lender becomes a Lender under this Agreement provide to the Company (with a copy to the Administrative Agent) a duly completed copy of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Company (on behalf of a Borrower) or the Administrative Agent as will enable such Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements. (iii) If any Foreign Lender sells, assigns, grants a participation in, or otherwise ceases to be the beneficial owner of any portion of its Loans, such Foreign Lender shall deliver to the Administrative Agent a revised duly executed IRS Form W-8BEN or Form W-8BEN-E, as applicable, or IRS Form W-8ECI (or successor or replacement forms) reflecting the portion of the Loans the Foreign Lender has retained and a duly executed W-8IMY (or successor or replacement form), including required attachments, reflecting the portion of its Loans sold. If such Person fails to deliver the above forms or other documentation, then the Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction, and such Person may not collect any such payments from the Company. If any Governmental Authority asserts that the Administrative Agent did not properly withhold any tax or other amount from payments made in respect of such Person, such Person shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including all reasonable out-of-pocket fees and disbursements of any law firm or other external counsel, the allocated costs of internal legal services and all disbursements of internal counsel) of the Administrative Agent. (iv) Without limiting the obligations of the Lenders set forth above regarding delivery of certain forms and documents to establish each Lender’s status for U.S. withholding tax purposes, each Lender agrees promptly to deliver to the Administrative Agent or the Company, as the Administrative Agent or the Company shall reasonably request, on or prior to the Closing Date, and in a timely fashion thereafter, such other documents and forms required by any relevant taxing authorities under the Laws of any other jurisdiction, duly executed and completed by such Lender, as are required under such Laws to confirm such Lender’s entitlement to any available exemption from, or reduction of, applicable withholding taxes in respect of all payments to be made to such Lender by any Borrower pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in such other jurisdiction. Each Lender shall promptly (A) notify the Administrative Agent and the Company of any change in circumstances which would modify or render invalid any such claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any such jurisdiction that such Borrower make any deduction or withholding for taxes from amounts payable to such Lender. Additionally, such Borrower shall promptly deliver to the Administrative Agent or any Lender, as the Administrative

79 Agent or such Lender shall reasonably request, on or prior to the Closing Date in the case of the Company or the date such Designated Borrower becomes a Borrower hereunder, and in a timely fashion thereafter, such documents and forms required by any relevant taxing authorities under the Laws of any jurisdiction, duly executed and completed by such Borrower, as are required to be furnished by such Lender or the Administrative Agent under such Laws in connection with any payment by the Administrative Agent or any Lender of Taxes or Other Taxes, or otherwise in connection with the Loan Documents, with respect to such jurisdiction. Each Lender agrees that if any form or certification it previously delivered pursuant to this subsection (f) expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the applicable Borrower and the Administrative Agent in writing of its legal inability to do so. (v) A UK Treaty Lender that holds a passport under the HM Revenue & Customs DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm in writing its scheme reference number and its jurisdiction of tax residence to any UK Borrower and the Administrative Agent, and, having done so, that Lender shall be under no obligation pursuant to subsection (iv) above in respect of an advance to any such UK Borrower. If a UK Treaty Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with this subsection (v) and: (a) a UK Borrower making a payment to that Lender has not made a UK Borrower DTTP Filing in respect of that Lender; or (b) a UK Borrower making a payment to that Lender has made a UK Borrower DTTP Filing but (A) that UK Borrower DTTP Filing has been rejected by HM Revenue & Customs; or (B) HM Revenue & Customs have not given the UK Borrower authority to make payments to that Lender without a UK Tax Deduction within 60 days of the date of the UK Borrower DTTP Filing, and in each case, the UK Borrower has notified that Lender in writing, that Lender and the UK Borrower shall co- operate in completing any procedural formalities necessary for that UK Borrower to obtain authorization to make that payment without a UK Tax Deduction. (vi) If a UK Treaty Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with subsection (v) above, no UK Borrower shall make a UK Borrower DTTP Filing or file any other form relating to the HM Revenue & Customs DT Treaty Passport scheme in respect of that Lender’s Loan(s) unless that Lender otherwise agrees. (vii) A UK Borrower shall, promptly on making a UK Borrower DTTP Filing, deliver a copy of that UK Borrower DTTP Filing to the Administrative Agent for delivery to the relevant UK Treaty Lender. (viii) A UK Qualifying Non-Bank Lender which becomes a party to this Agreement gives a UK Tax Confirmation to any UK Borrower by entering into this Agreement. A UK Qualifying Non-Bank Lender shall promptly notify any UK Borrower and the Administrative Agent if there is any change in the position from that set out in the UK Tax Confirmation. (ix) Each Lender in respect of a UK Borrower which becomes a party to this Agreement after the date of this Agreement shall indicate in the Assignment and Assumption, and for the benefit of the Administrative Agent and without liability to any Borrower, which of the following categories it falls in: (A) not a UK Qualifying Lender; (B) a UK Qualifying Lender (other than a UK Treaty Lender); or (C) a UK Treaty Lender. If a Lender fails to indicate its status in accordance with this subsection (ix) then such Lender shall be treated for the purposes of this Agreement (including by each UK Borrower) as if it is not a UK Qualifying Lender until

80 such time as it notifies the Administrative Agent which category applies (and the Administrative Agent, upon receipt of such notification, shall inform each UK Borrower). (x) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the applicable Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the applicable Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the applicable Borrower or the Administrative Agent as may be necessary for the applicable Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.01, the term “applicable law” includes FATCA, and solely for purposes of this clause (x), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. (g) Treatment of Certain Refunds. If the Administrative Agent, any Lender or any L/C Issuer determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or such L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Borrower, upon the request of the Administrative Agent, such Lender or such L/C Issuer, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or such L/C Issuer in the event the Administrative Agent, such Lender or such L/C Issuer is required to repay such refund to such Governmental Authority. Without prejudice to the generality of the preceding sentence, in the event that (i) a UK Tax Deduction is required to be made in connection with a payment to a Lender which is a UK Treaty Lender and (ii) an increased payment is made in connection with such UK Tax Deduction pursuant to subsection (a) above, then such Lender shall reasonably cooperate with the relevant UK Borrower in order to obtain a refund of the amount of such UK Tax Deduction from HM Revenue & Customs (and, in the event that the amount of such UK Tax Deduction is refunded to such Lender, such Lender shall without unreasonable delay reimburse such amount to the relevant UK Borrower so that the Lender is in the same after-Tax position that it would have been if such increased payment had not been made by the UK Borrower). This subsection shall not be construed to require the Administrative Agent, any Lender or any L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person. (h) Survival. Each party’s obligations under this Section 3.01 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or an L/C Issuer, the termination of the Aggregate Commitments and the repayment, satisfaction or other discharge of all other Obligations. (i) For purposes of this Section 3.01, the term “applicable Law” includes FATCA.

81 3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans (whether denominated in Dollars or an Alternative Currency) whose interest is determined by reference to a Relevant Rate, or to determine or charge interest rates based upon a Relevant Rate or to purchase or sell, or to take deposits of, any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, (a) any obligation of such Lender to make or maintain Alternative Currency Loans in the affected currency or currencies or, in the case of Loans denominated in Dollars, to convert Base Rate Loans to Term SOFR Loans, shall, in each case, be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay all Term SOFR Loans or Alternative Currency Loans, as applicable, in the affected currency or currencies or, if applicable and such Loans are denominated in Dollars, convert all such Term SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), in each case immediately, or, in the case of Term SOFR Loans or Alternative Currency Term Rate Loans, on the last day of the Interest Period therefor if such Lender may lawfully continue to maintain such Term SOFR or Alternative Currency Term Rate Loans to such day and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon Term SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Term SOFR. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05. 3.03 Inability to Determine Rates. (a) If in connection with any request for a Term SOFR Loan or an Alternative Currency Loan or a conversion of Base Rate Loans to Term SOFR Loans or a continuation of any of such Loans, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate for the Relevant Rate for the applicable Agreed Currency has been determined in accordance with Section 3.03(b) or Section 3.03(c) and the circumstances under clause (i) of Section 3.03(b) or of Section 3.03(c) or the Scheduled Unavailability Date has occurred with respect to such Relevant Rate (as applicable), or (B) adequate and reasonable means do not otherwise exist for determining the Relevant Rate for the applicable Agreed Currency for any determination date(s) or requested Interest Period, as applicable, with respect to a proposed Term SOFR Loan or an Alternative Currency Loan or in connection with an existing or proposed Base Rate Loan, or (ii) the Administrative Agent or the Required Lenders determine that for any reason that the Relevant Rate with respect to a proposed Loan denominated in an Agreed Currency for any requested Interest Period or determination date(s) does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Loans in the affected currencies, as applicable, or to convert Base Rate Loans to Term SOFR Loans, shall be suspended

82 (in each case to the extent of the affected Alternative Currency Loans or Interest Period or determination date(s), as applicable), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 3.03(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the applicable Borrower may revoke any pending request for a Borrowing of, continuation of or conversion to Term SOFR Loans, or Borrowing of, continuation of or conversion to Alternative Currency Loans (to the extent of the affected Alternative Currency Loans or Interest Period or determination date(s)), as applicable or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount specified therein and (ii) (A) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately and (B) any outstanding affected Alternative Currency Loans, at the Company’s election, shall either (1) be converted into a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount of such outstanding Alternative Currency Loan immediately, in the case of an Alternative Currency Daily Rate Loan or at the end of the applicable Interest Period, in the case of an Alternative Currency Term Rate Loan or (2) be prepaid in full immediately, in the case of an Alternative Currency Daily Rate Loan, or at the end of the applicable Interest Period, in the case of an Alternative Currency Term Rate Loan; provided that if no election is made by the Company (x) in the case of an Alternative Currency Daily Rate Loan, by the date that is three (3) Business Days after receipt by the Company of such notice or (y) in the case of an Alternative Currency Term Rate Loan, by the last day of the current Interest Period for the applicable Alternative Currency Term Rate Loan, the Company shall be deemed to have elected clause (1) above. (b) Replacement of Term SOFR or Successor Rate with respect to Dollar Denominated Loans. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Company or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Company) that the Company or Required Lenders (as applicable) have determined, that: (i) adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or (ii) CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which each of one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of U.S. Dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR or the Term

83 SOFR Screen Rate are no longer available permanently or indefinitely, the “SOFR Scheduled Unavailability Date”); or if the events or circumstances of the type described in Section 3.03(b)(i) or (ii) have occurred with respect to the SOFR Successor Rate then in effect, then, then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the SOFR Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “SOFR Successor Rate”). If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a monthly basis. Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 3.03(b)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and the Company may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section 3.03 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. Dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark. and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. Dollar denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment. (c) Replacement of Relevant Rate or Successor Rate with respect to Alternative Currency Loans. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Company or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Company) that the Company or Required Lenders (as applicable) have determined, that: (i) adequate and reasonable means do not exist for ascertaining the Relevant Rate (other than Term SOFR) for an Agreed Currency (other than Dollars) because none of the tenors of such Relevant Rate (other than Term SOFR) under this Agreement is available or published on a current basis, and such circumstances are unlikely to be temporary; or (ii) the Applicable Authority has made a public statement identifying a specific date after which all tenors of the Relevant Rate (other than SOFR) for an Agreed Currency (other than Dollars) under this Agreement shall or will no longer be representative or made available, or

84 permitted to be used for determining the interest rate of syndicated loans denominated in such Agreed Currency (other than Dollars), or shall or will otherwise cease, provided that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such representative tenor(s) of the Relevant Rate (other than Term SOFR) for such Agreed Currency (other than Dollars) (the latest date on which all tenors of the Relevant Rate for such Agreed Currency (other than Dollars) under this Agreement are no longer representative or available permanently or indefinitely, the “Non-SOFR Scheduled Unavailability Date”); or if the events or circumstances of the type described in Section 3.03(c)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then, the Administrative Agent and the Company may amend this Agreement solely for the purpose of replacing the Relevant Rate for an Agreed Currency or any then current Successor Rate for an Agreed Currency in accordance with this Section 3.03 with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Agreed Currency for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Agreed Currency for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “Non-SOFR Successor Rate”, and collectively with the SOFR Successor Rate, each a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment. (d) Successor Rate. The Administrative Agent will promptly (in one or more notices) notify the Company and each Lender of the implementation of any Successor Rate. Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent. Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents. In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Company and the Lenders reasonably promptly after such amendment becomes effective. (e) For the purposes of this Section 3.03, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in the relevant Alternative Currency shall be excluded from any determination of Required Lenders.

85 3.04 Increased Costs. (a) Increased Costs Generally. If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or any L/C Issuer; (ii) subject any Lender or any L/C Issuer to any tax of any kind whatsoever on or with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Loan made by it or change the basis of taxation of payments to such Lender or such L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or such L/C Issuer); or (iii) impose on any Lender or any L/C Issuer or any applicable interbank market any other condition, cost or expense affecting this Agreement, Term SOFR Loans made by such Lender or Alternative Currency Loans made by such Lender or any Letter of Credit issued by such L/C Issuer or participation therein; and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the Company will pay (or cause the applicable Designated Borrower to pay) on demand to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered. (b) Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or L/C Issuer’s policies and the policies of such Lender’s or L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Company will pay (or cause the applicable Designated Borrower to pay) to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or L/C Issuer’s holding company for any such reduction suffered. (c) Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error. The Company shall pay (or

86 cause the applicable Designated Borrower to pay) such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof. (d) Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided that the Company shall not be required to compensate a Lender or such L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than ninety days prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the ninety day period referred to above shall be extended to include the period of retroactive effect thereof). (e) Compensation. Notwithstanding the above, a Lender shall not claim compensation for any amount under this Section 3.04 unless such Lender is requesting reimbursement under similar provisions from similarly situated borrowers generally. 3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Company shall promptly compensate (or cause the applicable Designated Borrower to pay) such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of: (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan or an Alternative Currency Daily Rate Loan on a day other than the last day of the Interest Period, relevant interest payment date or payment period, as applicable, for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); (b) any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan or an Alternative Currency Daily Rate Loan on the date or in the amount notified by the Company or the applicable Designated Borrower; (c) any failure by any Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or (d) any assignment of a Term SOFR Loan or Alternative Currency Term Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 11.13; including any loss of anticipated profits, any foreign exchange losses, and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Company shall also pay (or cause the applicable Designated Borrower to pay) any customary administrative fees charged by such Lender in connection with the foregoing. For purposes of calculating amounts payable by the Company (or the applicable Designated Borrower) to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Term SOFR Loan and Alternative Currency Term Rate Loan made by it at the applicable Relevant Rate for

87 such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Loan was in fact so funded. 3.06 Mitigation Obligations; Replacement of Lenders. (a) Designation of a Different Lending Office. Each Lender may make any Credit Extension to any Borrower through any Lending Office or Applicable Designee, provided that the exercise of this option shall not affect the obligation of the Borrowers to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or any Borrower is required to pay any additional amount to any Lender, any L/C Issuer or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Company (or a Designated Borrower through the Company) such Lender or such L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender or such L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or such L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such L/C Issuer, as the case may be. The Company hereby agrees to pay (or cause the applicable Designated Borrower to pay) all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment requested by the Company or a Designated Borrower. (b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 or if any Lender gives notice pursuant to Section 3.02, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with the second sentence of Section 3.06(a), the Company may replace such Lender in accordance with Section 11.13. 3.07 Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and the resignation of the Administrative Agent. ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS 4.01 Conditions of Initial Credit Extensions. The Closing Date shall occur on the date that the Administrative Agent shall have received all of the following, in form and substance satisfactory to the Administrative Agent and each Lender, and in sufficient copies for each Lender: (a) Loan Documents. This Agreement and any Notes executed by each party thereto shall have been delivered to Administrative Agent, sufficient in number for distribution to the Administrative Agent, each Lender and the Company. (b) Resolutions; Incumbency. (i) Copies of the resolutions or other actions of each Borrower authorizing the transactions contemplated hereby (including, to the extent applicable, positive advice from any

88 works council) certified as of the Closing Date by the Secretary or an Assistant Secretary of such Borrower (or if no Secretary or Assistant Secretary exists, a Responsible Officer of such Borrower); and (ii) A certificate of the Secretary or Assistant Secretary of each Borrower (or if no Secretary or Assistant Secretary exists, a Responsible Officer of such Borrower) certifying the names and true signatures of the officers of such Borrower authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder. (c) Organization Documents; Good Standing. Each of the following documents: (i) the certificate of incorporation (or equivalent document) and the bylaws (or equivalent document) of each Borrower as in effect on the Closing Date and, in relation to each of IDEX Europe and LUKAS, additionally a list of its shareholders and an electronic commercial register extract (elektronischer Handelsregisterauszug), certified by the Secretary or Assistant Secretary of such Borrower (or if no Secretary or Assistant Secretary exists, a Responsible Officer of such Borrower) as of the Closing Date; and (ii) if available and where customary in such jurisdiction, a good standing certificate (or equivalent document) for each Borrower from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation, organization or formation and the state of its principal place of business as of a recent date. (d) Legal Opinions. An opinion of (i) Sidley Austin LLP, special counsel to the Borrowers and (ii) appropriate local counsel for each of the Designated Borrowers, in each case, addressed to the Administrative Agent and the Lenders, in form and substance reasonably satisfactory to the Administrative Agent. (e) Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees (including those required by the Fee Letters), to the extent then due and payable on the Closing Date. (f) Certificate. A certificate signed by a Responsible Officer of the Company on behalf of each of the Borrowers, dated as of the Closing Date, stating: (i) that the representations and warranties contained in Article V are true and correct in all material respects on and as of such date, as though made on and as of such date; provided that any representation and warranty qualified by materiality, Material Adverse Effect or similar language shall be true and correct (after giving effect to any qualification therein) in all respects; (ii) that no Default or Event of Default exists or would result from the initial Borrowing; (iii) that there has occurred since December 31, 2021, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect; and (iv) the current Debt Ratings. (g) PATRIOT Act, Etc. With respect to each Lender that makes a reasonable request therefor at least ten days prior to the Closing Date (a) the documentation and other information

89 so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the Act, in each case at least five days prior to the Closing Date and (b) if any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation as to such Lender, a certification regarding beneficial ownership required by the Beneficial Ownership Regulation in relation to such Borrower, at least five days prior to the Closing Date. (h) Other Documents. Such other approvals, opinions, documents or materials as the Administrative Agent or any Lender may reasonably request. Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto. 4.02 Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Term SOFR Loans or Alternative Currency Term Rate Loans or any Incremental Increase) is subject to the following conditions precedent: (a) The representations and warranties of the Borrowers contained in Article V (other than Section 5.05 and Section 5.11(b)) shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Section 5.11(a) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and 6.01(b); provided that any representation and warranty qualified by materiality, Material Adverse Effect or similar language shall be true and correct (after giving effect to any qualification therein) in all respects. (b) No Default or Event of Default shall exist or shall result from such Credit Extension. (c) The Administrative Agent and, if applicable, the applicable L/C Issuer or the Swing Line Lender, shall have received a Request for Credit Extension in accordance with the requirements hereof. (d) If the applicable Borrower is a new Designated Borrower, then the conditions of Section 2.18 to the designation of such Borrower as a Designated Borrower shall have been met to the satisfaction of the Administrative Agent. (e) In the case of a Credit Extension to be denominated in an Alternative Currency, such currency remains an Eligible Currency. (f) In the case of a Term Borrowing, (i) the Closing Date shall have occurred, (ii) the requested borrowing date for such Borrowing shall be on or prior to the Term Loan Availability Expiration Date, and (iii) the Specified Acquisition shall be consummated on the Business Day immediately succeeding the requested borrowing date for such Borrowing (and the Company shall have funded, or caused to be funded, the Notary Account (as defined in the Specified

90 Purchase Agreement) on the requested borrowing date for such Borrowing in accordance with Sections 5.7 and 6 of the Specified Purchase Agreement, including with the proceeds of such requested Borrowing), in all material respects in accordance with the terms of the Specified Purchase Agreement, after giving effect to any modifications, amendments, supplements, consents or waivers thereto, other than any such modifications, amendments, supplements, consents or waivers by the Company or any of its Affiliates that are material and adverse to the Lenders or the Arrangers without the prior consent of the Arrangers (such consent not to be unreasonably withheld, delayed or conditioned) (it being understood and agreed that any reduction in the cash consideration for the Specified Acquisition of 10% or less shall be deemed not to be materially adverse to the Lenders and the Arrangers). Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Term SOFR Loans or Alternative Currency Term Rate Loans) submitted by the Company shall be deemed to be a representation and warranty that (a) in each case, the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension and (b) in the case of the Term Facility, the conditions specified in Section 4.02(f) have been satisfied on and as of the date of the applicable Credit Extension. ARTICLE V REPRESENTATIONS AND WARRANTIES Each Borrower represents and warrants to the Administrative Agent and each Lender that: 5.01 Corporate Existence and Power. The Company and each of its Subsidiaries: (a) to the extent such Person is a Borrower or a Material Subsidiary, is duly organized or formed, validly existing and, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization; (b) has all the requisite power and authority and all the requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party; (c) is duly qualified and is licensed and, as applicable, in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and (d) is in compliance with all Requirements of Law; except, in each case referred to in subsection (b)(i), (c) or (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect. 5.02 Corporate Authorization; No Contravention. The execution, delivery and performance by each Borrower of this Agreement and each other Loan Document to which such Borrower is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not: (a) contravene the terms of any of such Borrower’s Organization Documents;

91 (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Borrower is a party or any order, injunction, writ or decree of any Governmental Authority to which such Borrower or its property is subject; or (c) violate in any material respect any Requirement of Law applicable to such Borrower. 5.03 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or any of its Subsidiaries of this Agreement or any other Loan Document other than those which have already been obtained or made. 5.04 Binding Effect. This Agreement and each other Loan Document to which the Company or any of its Subsidiaries is a party constitute the legal, valid and binding obligations of the Company and its Subsidiaries to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability. 5.05 Litigation. Except as specifically disclosed in Schedule 5.05, there are no actions, suits, proceedings, claims or disputes pending, or to the knowledge of the Company, threatened or contemplated in writing, at law, in equity, in arbitration or before any Governmental Authority, against the Company or its Subsidiaries or any of their respective properties which: (a) purport to adversely affect the legality, enforceability or validity of this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or (b) could reasonably be expected to have a Material Adverse Effect. 5.06 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by any Borrower. As of the Closing Date, neither any Borrower nor any Subsidiary of the Company is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect. 5.07 ERISA Compliance. Except as specifically disclosed in Schedule 5.07: (a) Each Plan sponsored or maintained by the Company or an ERISA Affiliate is in compliance in all respects with the applicable provisions of ERISA, the Code and other federal or state law except where the failure to so comply, together with all other such failures to comply, could not reasonably be expected to result in liability to the Company in an aggregate amount in excess of $75,000,000. Each Plan sponsored or maintained by the Company or an ERISA Affiliate which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. The Company and each ERISA Affiliate have made all required contributions to any Plan subject to Section 412 of the Code sponsored, maintained or required to be contributed to by the Company or an ERISA Affiliate, and no application for a funding waiver or an extension of any amortization period pursuant to

92 Section 412 of the Code has been made with respect to any Plan sponsored or maintained by the Company or an ERISA Affiliate, except where the failure to make such required contribution, together with all such other failures to make required contributions, could not reasonably be expected to result in liability of the Company in an aggregate amount in excess of $75,000,000. (b) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan sponsored or maintained by the Company or an ERISA Affiliate which has resulted or could reasonably be expected to result in a liability of the Company in an aggregate amount in excess of $75,000,000. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan, other than a Multiemployer Plan or, to the knowledge of the Company and each ERISA Affiliate, with respect to any Multiemployer Plan, which has resulted or could reasonably be expected to result in a Material Adverse Effect. (c) (i) No ERISA Event or Events have occurred which could reasonably be expected to result in liability of the Company in an aggregate amount in excess of $75,000,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans does not exceed $75,000,000; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, liability under Title IV of ERISA with respect to all Pension Plans (other than premiums due and not delinquent under Section 4007 of ERISA) in an aggregate amount in excess of $75,000,000; (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to all Plans in an aggregate amount in excess of $75,000,000; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA and which could reasonably be expected to result in liability of the Company in an amount in excess of $75,000,000. 5.08 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 6.12. Neither any Borrower nor any Subsidiary of the Company is principally or as one of its important activities, engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock. 5.09 Title to Properties. The Company and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens. 5.10 Taxes. The Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except in each case either those which (a) are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP or (b) the failure of which to file or pay could not reasonably be expected to have a Material Adverse Effect. 5.11 Financial Condition. (a) The (x) audited consolidated financial statements of the Company and its Subsidiaries dated December 31, 2021, and the related consolidated statements of income or

93 operations, shareholders’ equity and cash flows for the fiscal year ended on that date, and (y) unaudited consolidated financial statements of the Company and its Subsidiaries dated June 30, 2022, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date: (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject to ordinary, good faith year end audit adjustments and the absence of footnotes; and (ii) fairly present, in all material respects, the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby, in each case, in accordance with GAAP. (b) Since December 31, 2021, there has been no Material Adverse Effect. 5.12 Environmental Matters. Except as specifically disclosed in Schedule 5.12, no Borrower is in violation of any Environmental Laws and there are no pending Environmental Claims against any Borrower or the Borrowers collectively that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. 5.13 Regulated Entities. None of the Company, any Person controlling the Company, any Borrower, or any Subsidiary, is an “Investment Company” within the meaning of the Investment Company Act of 1940. 5.14 Subsidiaries. As of the date of this Agreement, the Company has no Subsidiaries other than those specifically disclosed in part (a) of Schedule 5.14 hereto and has no equity investments in any other corporation or entity other than those specifically disclosed in part (b) of Schedule 5.14. Unless otherwise indicated on Schedule 5.14, as of the date of this Agreement, (i) all of the issued and outstanding shares of capital stock of each of the Subsidiaries listed on Schedule 5.14 are owned directly or indirectly through Wholly-Owned Subsidiaries by the Company, (ii) all of such shares have been duly and validly authorized and issued and, as applicable, are fully paid and non-assessable and no party has a right to acquire any such capital stock and (iii) there are no outstanding subscription options, warrants, commitments, convertible securities, preemptive rights or other rights exercisable or exchangeable for or convertible into such capital stock. 5.15 Insurance. Except as specifically disclosed in Schedule 5.15, the properties of the Company and its Subsidiaries are insured as required by Section 6.06. 5.16 Swap Obligations. Neither the Company nor any of its Subsidiaries has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations. 5.17 OFAC. Neither the Company, nor any of its Subsidiaries, nor, to the knowledge of the Company and its Subsidiaries, any director, officer, employee, agent or affiliate thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is, (i) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by the United Nations Security Council or the European Union or (ii) located, organized or resident in a Designated Jurisdiction. 5.18 Anti-Corruption Laws. The Company and its Subsidiaries have instituted and maintained policies and procedures designed to promote and achieve compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with the United States Foreign

94 Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions applicable to the Company and its Subsidiaries, and the Company, its Subsidiaries, and, to the knowledge of the Company and its Subsidiaries, their respective officers, employees, directors and agents, are in compliance with such laws in all material respects. 5.19 Full Disclosure. (a) All reports, financial statements, certificates and other information furnished in writing (other than information of a general economic or industry-specific nature or projections or pro forma financial information) furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Lenders prior to the Closing Date) taken as a whole (and after giving effect to any supplements thereto), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not materially misleading as of the time when made or delivered. All projections and pro forma financial information contained in any materials furnished by or on behalf of the Company or any of its Subsidiaries to any Lender in connection with the Loan Documents are based on good faith estimates and assumptions by the management of the Company or the applicable Subsidiary, it being recognized by the Lenders, however, that projections as to future events are not to be viewed as fact and that actual results during the period or periods covered by any such projections may differ from the projected results and that the differences may be material. (b) As of the Closing Date, the information included in any Beneficial Ownership Certification, if applicable, is true and correct in all respects. 5.20 Representations as to Foreign Obligors. Each of the Company and each Foreign Obligor represents and warrants to the Administrative Agent and the Lenders that: (a) Such Foreign Obligor is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Obligor, the “Applicable Foreign Obligor Documents”), and the execution, delivery and performance by such Foreign Obligor of the Applicable Foreign Obligor Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Obligor nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Obligor is organized and existing in respect of its obligations under the Applicable Foreign Obligor Documents. (b) The Applicable Foreign Obligor Documents are in proper legal form under the Laws of the jurisdiction in which such Foreign Obligor is organized and existing for the enforcement thereof against such Foreign Obligor under the Laws of such jurisdiction. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents that the Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Obligor is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Obligor Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid.

95 (c) For the purposes of The Council of the European Union Regulation (EU) No. 848/2015 of 20 May 2015 on Insolvency Proceedings (recast) (the “EU Regulation” (which shall include any equivalent provision of any applicable successor to the EU Regulation in any jurisdiction which may apply to the UK Borrower)), (a) the centre of main interest (and, with respect to any Person organized under German Law also its actual place of administration (tatsächlicher Verwaltungssitz)) of each Person subject to the EU Regulation is situated in its jurisdiction of incorporation or organization and it has no “establishment” in any other jurisdiction, and (b) no Person that is subject to the EU Regulation shall have a centre of main interest, (and in case of any Person incorporated or established under the German Law also its actual place of administration (tatsächlicher Verwaltungssitz)), other than as situated in its jurisdiction of incorporation or organization. (d) There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Foreign Obligor is organized and existing on or by virtue of the execution or delivery of the Applicable Foreign Obligor Documents. (e) The execution, delivery and performance of the Applicable Foreign Obligor Documents executed by such Foreign Obligor are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Obligor is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable); provided that the foregoing representations and warranties contained in this Section 5.20 shall be made and deemed to be made only (x) on the Closing Date with respect to all Foreign Obligors and (y) on the date of any Credit Extension to, or for the account of, a Foreign Obligor to the extent made or deemed to be made under Section 4.02, with respect to only the Foreign Obligor to whom, or for the account of whom, such Credit Extension is made. 5.21 Affected Financial Institutions. No Loan Party is an Affected Financial Institution. 5.22 Covered Entities. No Loan Party is a Covered Entity. 5.23 Anti-Boycott and Blocking Laws. The representations in Section 5.17 and Section 5.18: (a) made by the Company or any of its Subsidiaries that qualifies as resident party domiciled in Germany (Inländer) within the meaning of section 2 para. 15 of the German Foreign Trade and Payments Act (Außenwirtschaftsgesetz) (for purposes of this Section 5.23 and Section 7.18, each a "German Obligor") are made only to the extent any such representation does not result in a violation of or conflict with and will not expose any German Obligor or any director, officer or employee of any German Obligor to any liability under any anti-boycott or blocking law, regulation or statute that is in force from time to time and applicable to such entity (including without limitation Council Regulation (EC) No 2271/96, as amended (or any implementing law or regulation in any member state of the European Union or the United Kingdom) and section 7 of the German Foreign Trade Ordinance (Verordnung zur Durchführung des Außenwirtschaftsgesetzes (Außenwirtschaftsverordnung)); and (b) given by the Company or any of its Subsidiaries to any Lender Party either (x) resident in Germany (Inländer) within the meaning of section 2 para. 15 of the German Foreign Trade and Payments Act (Außenwirtschaftsgesetz) or (y) resident within the European Union, in

96 either case are made only if and to the extent that benefiting from these representations does not result in a violation of or conflict with Council Regulation (EC) No 2271/96, as amended (or any implementing law or regulation in any member state of the European Union or the United Kingdom) or section 7 of the German Foreign Trade Ordinance (Verordnung zur Durchführung des Außenwirtschaftsgesetzes (Außenwirtschaftsverordnung)). ARTICLE VI AFFIRMATIVE COVENANTS Until the Termination Date, unless the Required Lenders waive compliance in writing: 6.01 Financial Statements. The Company shall deliver to the Administrative Agent, and upon receipt thereof the Administrative Agent shall furnish to each Lender: (a) as soon as available, but not later than 90 days after the end of each fiscal year or, if later, the date on which such filings are due pursuant to SEC requirements, giving effect to any automatic extension to which the Company is entitled without seeking SEC approval, commencing with the fiscal year ending December 31, 2022, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Deloitte & Touche LLP or another nationally recognized independent public accounting firm (“Independent Auditor”) which opinion shall state that such consolidated financial statements present fairly in all material respects the financial position for the periods indicated in conformity with GAAP applied on a consistent basis. Such opinion shall not be qualified or limited, in either case, because of a restricted or limited examination by the Independent Auditor of any material portion of the Company’s or any Subsidiary’s records; and (b) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year or, if later, the date on which such filings are due pursuant to SEC requirements, giving effect to any automatic extension to which the Company is entitled without seeking SEC approval, commencing with the fiscal quarter ending September 30, 2022, a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income for such quarter and the year to date period then ended, shareholders’ equity and cash flows for the period commencing on the first day of the fiscal year and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting in all material respects, in accordance with GAAP (subject to the absence of footnote disclosure and purchase accounting and normal year-end adjustments), the financial position and the results of operations of the Company and the Subsidiaries. To the extent included therein, the information required to be delivered pursuant to this Section 6.01 may be delivered by delivery of the financial statements and reports required to be delivered pursuant to Section 6.02(c), but the foregoing shall not be in derogation of the obligation of the Company to furnish the information and materials described in this Section 6.01 at the times specified therein. 6.02 Certificates; Other Information. The Company shall furnish to the Administrative Agent, and upon receipt thereof the Administrative Agent shall furnish to each Lender: (a) [Reserved];

97 (b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a Compliance Certificate executed by a Responsible Officer; (c) promptly, copies (which may be in electronic format) of all financial statements and reports that the Company sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10-K, 10-Q and 8-K but not including Forms 3, 4 or 5) that the Company or any Subsidiary may make to, or file with, the SEC; (d) promptly following any request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Act and the Beneficial Ownership Regulation; and (e) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Administrative Agent, at the request of any Lender, may from time to time reasonably request. Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Company shall notify the Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents. Each Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers may, but shall not be obligated to, make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of such Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to any of the Borrowers or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non- public information with respect to the Borrowers or their respective securities for purposes of United States Federal and state securities laws (provided that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and each Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform

98 not designated “Public Side Information.” Notwithstanding the foregoing, no Borrower shall be under any obligation to mark any Borrower Materials “PUBLIC.” 6.03 Notices. The Company shall promptly notify the Administrative Agent and each Lender: (a) of the occurrence of any Default or Event of Default, upon a Responsible Officer becoming aware thereof; (b) of any matter that has resulted or may (in the reasonable judgment of the Company), reasonably be expected to result in a Material Adverse Effect, including, to the extent meeting the foregoing requirement, (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable Environmental Laws; (c) of the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 30 days after such event), and deliver to the Administrative Agent (who shall provide to each Lender) a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event: (i) an ERISA Event or Events which could reasonably be expected to result in liability of any Borrower in an aggregate amount in excess of $75,000,000; or (ii) the Unfunded Pension Liability among all Pension Plans is reasonably expected to exceed $75,000,000. (d) of any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries, including any determination by the Company referred to in Section 2.11(b); and (e) of any announcement by Moody’s, S&P or Fitch of any change in a Debt Rating. Each notice under clauses (a) through (c) of this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time (although the failure to take any such action shall not constitute a Default or Event of Default under this Agreement). Each notice under Section 6.03(a) shall describe each Default or Event of Default which has occurred. 6.04 Preservation of Corporate Existence, Etc. Each Borrower shall, and shall cause each Material Subsidiary to: (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation, except as otherwise permitted by this Agreement; (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of

99 its business except in connection with transactions permitted by Section 7.03 and except for any of the foregoing the expiration or termination of which could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect. 6.05 Maintenance of Property. Each Borrower shall maintain, and shall cause each Material Subsidiary to maintain, and preserve all its property which is used in its business in good working order and condition, ordinary wear and tear excepted except where the failure to so maintain or preserve could not reasonably be expected to have a Material Adverse Effect. 6.06 Insurance. The Company shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, provided that the Company and its Subsidiaries may self-insure against such risks and in such amounts as is usually self-insured by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Subsidiary operates. 6.07 Payment of Tax Obligations. The Company shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless either (a) the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary or (b) the failure to so pay or discharge the same could not reasonably be expected to have a Material Adverse Effect. 6.08 Compliance with Laws. The Company shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. 6.09 Compliance with ERISA. Each Borrower shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code except, in the case of (a), (b) and (c) above where such failure to maintain or contribute could not reasonably be expected to result in liability of any Borrower in excess of $75,000,000 in the aggregate. 6.10 Inspection of Property and Books and Records. The Company shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Administrative Agent or representatives of any Lender to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and, in the presence of the Company if the Company shall so request, the Independent

100 Auditor, all such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided, however, that prior to the occurrence and continuance of an Event of Default, such visitations and inspections shall be no more frequent than once per fiscal year and shall be at the sole cost and expense of the Administrative Agent or such Lender. 6.11 Environmental Laws. The Company shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. 6.12 Use of Proceeds. Each Borrower shall use the proceeds of the (a) Revolving Credit Loans (i) to amend and restate the existing debt of the Company and its Subsidiaries under the Existing Credit Agreement and (ii) for working capital and other general corporate purposes (including Acquisitions) not in contravention of any Requirement of Law (including Regulations T, U and X of the FRB) or of any Loan Document and (b) Term Loans to pay a portion of the consideration (including the repayment of existing Indebtedness) for the Specified Acquisition, and fees and expenses relating thereto. ARTICLE VII NEGATIVE AND FINANCIAL COVENANTS Until the Termination Date, unless the Required Lenders waive compliance in writing: 7.01 Limitation on Liens. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following (“Permitted Liens”): (a) any Lien existing on property of the Company or any Subsidiary on the Closing Date and set forth in Schedule 7.01 securing Indebtedness outstanding on such date; (b) any Lien created under any Loan Document; (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.07, provided that no notice of lien has been filed or recorded under the Code; (d) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other similar Liens arising in the ordinary course of business which are not delinquent for more than 90 days or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto; (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation including pursuant to Section 8a of the German Old Age Employees Retirement Act (Altersteilzeitgesetz) or Section 7e of the Fourth Book of the German Social Code (Sozialgesetzbuch (SGB) – Viertes Buch (IV)); (f) Liens on the property of the Company or its Subsidiary securing (i) the non- delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-

101 delinquent obligations of a like nature; in each case, incurred in the ordinary course of business and treating as non-delinquent any delinquency which is being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto; (g) Liens consisting of judgment or judicial attachment liens with respect to judgments which do not constitute an Event of Default and in the aggregate do not exceed $75,000,000; (h) easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries; (i) Liens on assets of Persons which become Subsidiaries after the date of this Agreement, provided, however, that such Liens existed at the time the respective Persons became Subsidiaries and were not created in anticipation thereof and such liens do not extend to any other property of any Borrower (except proceeds of such property, and in the case of Liens on real estate or equipment, items which become fixtures on such real estate or are accessions to such equipment pursuant to the terms of the original agreement governing such Lien); (j) purchase money security interests on any property acquired or held by the Company or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) any such Lien attaches to such property concurrently with or within 90 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction and the proceeds thereof, (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property, and (iv) the principal amount of the Indebtedness secured by any and all such purchase money security interests shall not at any time exceed the greater of $50,000,000 and 1.5% of Consolidated Total Assets as appearing in the latest balance sheet delivered pursuant to Section 6.01(a) or (b) (or, if prior to the delivery of any such financial statements hereunder, as of June 30, 2022); (k) Liens arising solely by virtue of any statutory or common law provision (including, Liens arising under the general terms and conditions of banks or savings banks (Allgemeine Geschäftsbedingungen der Banken oder Sparkassen)) relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution; (l) Liens consisting of pledges of cash collateral or government securities, to secure on a mark-to-market basis Permitted Swap Obligations (including customary netting arrangements therein) only, provided that (i) the counterparty to any Swap Contract relating to such Permitted Swap Obligations is under a similar requirement to deliver similar collateral from time to time to the Company or the Subsidiary party thereto on a mark-to-market basis; and (ii) the aggregate value of such collateral so pledged by the Company and the Subsidiaries together in favor of any counterparty does not at any time exceed $15,000,000;

102 (m) Liens securing reimbursement obligations for letters of credit which encumber only goods and rights related thereto, or documents of title covering goods, which are purchased in transactions for which such letters of credit are issued; (n) Liens to secure Indebtedness of (i) any Subsidiary that is not a Loan Party to the Company or to another Subsidiary or (ii) any Loan Party to the Company or another Loan Party; (o) (i) any interest or title of a lessor under any operating lease entered into by the Company or any of its Subsidiaries in the ordinary course of its business and covering only the assets so leased and (ii) licenses, operating leases or subleases granted to other Persons in the ordinary course of business not interfering in any material respect with the business of the Company or any of its Subsidiaries; (p) Liens arising out of conditional sale, title retention (including extended retention of title), consignment or similar arrangements for the sale of goods; (q) (i) Liens arising from precautionary UCC financing statement filings (or equivalent filings, registrations or agreements in foreign jurisdictions) with respect to operating leases or consignment arrangements entered into by the Company or any of its Subsidiaries in the ordinary course of business, and (ii) Liens, if any, arising in respect of any factoring, assignments or sales of accounts receivable or similar arrangements in the ordinary course of business; (r) Liens encumbering the Company’s or any of its Subsidiary’s equity interests or other investments in any Joint Venture (i) securing obligations (other than Indebtedness) of the Company or such Subsidiary under the joint venture agreement for such Joint Venture or (ii) in the nature of customary voting, equity transfer, redemptive rights or similar terms (other than Liens securing Indebtedness) under any such agreement; (s) Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Company or any Subsidiary in connection with any letter of intent or purchase agreement for any Acquisition or Investment; (t) (i) deposits made in the ordinary course of business to secure obligations to insurance carriers providing casualty, liability or other insurance to the Company and its Subsidiaries and (ii) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto; (u) Liens on cash, deposits or other collateral granted in favor of the Swing Line Lender or the L/C Issuers to cash collateralize any Defaulting Lender’s participation in Letters of Credit or Swing Line Loans; (v) Liens securing Indebtedness for borrowed money (or guarantees thereof) not permitted by clauses (a) through (u), so long as, at the time of incurrence of such Liens, after giving effect thereto and to the release of any Liens which are concurrently being released, the aggregate principal amount of such Indebtedness secured thereby plus the aggregate principal amount (without duplication) of all Indebtedness incurred by Subsidiaries which are not Loan Parties (other than Indebtedness described in clauses (a) through (l) of Section 7.05) does not exceed the greater of $535,000,000 and 15% of Consolidated Total Assets as appearing in the latest balance sheet delivered pursuant to Section 6.01(a) or (b) (or, if prior to the delivery of any such financial statements hereunder, as of June 30, 2022);

103 (w) any Lien, rights of set off or netting or charges (or similar rights having that effect) arising under standard commercial terms and conditions (including, without limitation, arising under article 24 and 25 of the general terms and conditions (algemene voorwaarden) of any member of the Dutch Bankers' association (Nederlandse Vereniging van Banken) or the equiva-lent in any other jurisdiction) of account banks with whom any member of the Group maintains a banking relationship in the ordinary course of business; and (x) any extension, renewal or substitution of or for any of the foregoing Liens; provided that (i) the Indebtedness or other obligation or liability secured by the applicable Lien shall not exceed the Indebtedness or other obligation or liability existing immediately prior to such extension, renewal or substitution and (ii) the Lien securing such Indebtedness or other obligation or liability shall be limited to the property which, immediately prior to such extension, renewal or substitution, secured such Indebtedness or other obligation or liability; 7.02 [Reserved]. 7.03 Consolidations and Mergers. The Company will not, and will not permit any other Borrower to, dissolve, wind-up, merge, amalgamate or consolidate with any other Person or sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of the business or assets of the Company and its Subsidiaries (taken as a whole), whether now owned or hereafter acquired (excluding any inventory or other assets sold or disposed of in the ordinary course of business); provided that, notwithstanding any of the foregoing limitations, (a) if no Event of Default shall then exist or immediately thereafter will exist, a Borrower may merge, amalgamate or consolidate with any Person so long as (i) such Borrower is the surviving entity or (ii) the surviving entity (the “Successor Borrower”) (A) is organized under the laws of the United States or any State thereof, (B) expressly assumes such Borrower’s obligations under this Agreement and the other Loan Documents to which such Borrower is a party pursuant to a supplement hereto or thereto, as applicable, in form and substance reasonably satisfactory to the Administrative Agent (it being understood that if the merging Borrower is the Company, such Successor Borrower shall be “the Company” for all purposes under this Agreement, including the definition of Change of Control (which definition shall be tested in connection with, and must not be violated as a result of, such transaction)), (C) as to any Borrower that is a Subsidiary, the Company shall have confirmed that its obligations hereunder in respect of such Obligations shall apply to the Successor Borrower’s obligations under this Agreement and (D) has provided (or the Company has provided) not less than ten (10) Business Days’ notice of any merger, amalgamation or consolidation of such Borrower, and the Successor Borrower shall have supplied any documentation and other evidence as is reasonably requested by the Administrative Agent or any Lender at least five Business Days prior to the date of such merger or amalgamation in order for the Administrative Agent or such Lender to carry out and be satisfied it has complied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations, including the Act and the Beneficial Ownership Regulation (it being understood that, if the foregoing conditions in clauses (A) through (D) are satisfied, then such Successor Borrower will automatically succeed to, and be substituted for, the applicable Borrower under this Agreement); and (b) any Material Subsidiary may merge, amalgamate or consolidate with a Borrower if such Borrower is the surviving entity. 7.04 [Reserved].

104 7.05 Limitation on Subsidiary Indebtedness. The Company shall not suffer or permit any Foreign Obligor or any Subsidiary that is not a Loan Party to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except: (a) Indebtedness incurred pursuant to this Agreement; (b) Indebtedness incurred in the ordinary course of business in respect of (i) any surety bonds, performance bonds, customs bonds, statutory, appeal or similar bonds, completion guarantees or other obligations of a like nature and (ii) workers’ compensation, social security, health, disability or other employee benefits or property, casualty or liability insurance; (c) Indebtedness owed in respect of any overdrafts and related liabilities arising from treasury, depositary and cash management services or in connection with any automated clearinghouse transfers of funds; provided that such Indebtedness shall be repaid in full within five Business Days of the incurrence thereof; (d) Indebtedness consisting of Contingent Obligations; (e) Indebtedness existing on the Closing Date and set forth in Schedule 7.05, and any Refinancing Indebtedness with respect thereto; (f) Indebtedness secured by Liens permitted by Section 7.01(j); (g) Intercompany Indebtedness; provided, however, that in the event of any subsequent issuance or transfer of any capital stock which results in the holder of such Indebtedness ceasing to be a Subsidiary of the Company or any subsequent transfer of such Indebtedness (other than to the Company or any of its Subsidiaries) such Indebtedness shall be required to be permitted under another clause of this Section 7.05; (h) Indebtedness arising out of purchase price adjustments or similar obligations (including earnout obligations) and customary indemnification obligations incurred in connection with an Acquisition; (i) Indebtedness consisting of the financing of insurance premiums or take or pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business; (j) Indebtedness incurred pursuant to Section 8a of the German Old Age Employees Retirement Act (Altersteilzeitgesetz) or Section 7e of the Fourth Book of the German Social Code (Sozialgesetzbuch (SGB) – Viertes Buch (IV)); (k) Receivables Facility Attributed Indebtedness; (l) Indebtedness of a Person existing at the time such Person becomes a Subsidiary or is existing at the time such Person is merged into or consolidated with any Subsidiary or at the time of a sale, lease or other disposition of the properties and assets of such Person (or a division thereof) as an entirety or substantially as an entirety to any Subsidiary and is assumed by such Subsidiary; provided that any Indebtedness was not incurred in contemplation thereof, as applicable; and

105 (m) other Indebtedness, so long as, at the time of incurrence of such Indebtedness (with any Indebtedness of a Loan Party that ceases to be a Loan Party, including pursuant to Section 2.18(f), being deemed to have been incurred on the date of such cessation), after giving effect thereto and to the retirement of any Indebtedness which is concurrently being retired, the aggregate principal amount of all such Indebtedness outstanding under this clause (m) plus the aggregate principal amount (without duplication) of all Indebtedness for borrowed money secured by Liens (not including any such Indebtedness secured by Liens described in clauses (a) through (u) of Section 7.01) does not exceed the greater of (i) $535,000,000 and (ii) 15% of Consolidated Total Assets as appearing in the latest balance sheet delivered pursuant to Section 6.01(a) or (b) (or, if prior to the delivery of any such financial statements hereunder, as of June 30, 2022). 7.06 [Reserved]. 7.07 [Reserved]. 7.08 Restricted Payments. The Company shall not, and shall not suffer or permit any Subsidiary to, (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding, or (ii) make any deposit for any of the foregoing purposes (each of (i) and (ii), a “Restricted Payment”) if a Default or Event of Default shall have occurred and be continuing at the time of the declaration of such Restricted Payment or would result therefrom. 7.09 [Reserved]. 7.10 Change in Business. The Company shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Company and its Subsidiaries on the date hereof and those which are similar, complementary, ancillary or reasonably related thereto. 7.11 [Reserved]. 7.12 [Reserved]. 7.13 [Reserved]. 7.14 [Reserved]. 7.15 Financial Covenants. The Company shall not: (a) Interest Coverage Ratio. Permit the Interest Coverage Ratio as of the end of any fiscal quarter of the Company to be less than 3.00 to 1.00. (b) Leverage Ratio. Permit the Leverage Ratio as of the end of any fiscal quarter of the Company to be greater than 3.50 to 1.00. Notwithstanding the foregoing, in connection with any Acquisition (or series of Acquisitions occurring within any consecutive twelve-month period) consummated after the Closing Date having aggregate consideration in excess of $75,000,000, the Company may, at its election, in connection with such Acquisition (or series of Acquisitions), upon notice to the Administrative Agent given not less than three Business Days prior to the required delivery of financial statements pursuant to Section 6.01(a) or (b) for the

106 fiscal quarter in which the consummation of such Acquisition (or series of Acquisitions) occurs, increase the required Leverage Ratio pursuant to this Section 7.15(b) to 4.00 to 1.00, which such increase shall be applicable for the fiscal quarter in which such Acquisition (or series of Acquisitions) is consummated and the three consecutive fiscal quarters thereafter (each, a “Leverage Ratio Increase”), or such shorter time as the Company may elect for the Leverage Ratio Increase to apply; provided that (x) there shall not be more than two Leverage Ratio Increases during the term of this Agreement and (y) there shall be at least one full fiscal quarter following the cessation of each such Leverage Ratio Increase during which no Leverage Ratio Increase shall then be in effect. 7.16 Sanctions. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, use the proceeds of any Credit Extension for the purpose of funding, financing or facilitating any activities or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation of Sanctions applicable to any party hereto. 7.17 Anti-Corruption Laws. The Company will not, and will not permit any of its Subsidiaries to, directly or, to its knowledge, indirectly, use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation applicable to the Company and its Subsidiaries in other jurisdictions. 7.18 Anti-Boycott and Blocking Laws. The covenants in Section 7.16 and Section 7.17 (i) shall not apply to any German Obligor or any of its directors, officers or emloyees in so far as they would result in a violation of or conflict with section 7 of the German Foreign Trade Ordinance (Verordnung zur Durchführung des Außenwirtschaftsgesetzes (Außenwirtschaftsverordnung)), any provision of Council Regulation (EC) 2271/1996, as amended (or any implementing law or regulation in any member state of the European Union or the United Kingdom); and (ii) are made for the benefit of any Lender Party either (x) resident in Germany (Inländer) within the meaning of section 2 para. 15 of the German Foreign Trade and Payments Act (Außenwirtschaftsgesetz) or (y) resident within the European Union, in either case if and to the extent that benefiting from these covenants does not result in a violation of or conflict with Council Regulation (EC) No 2271/96, as amended (or any implementing law or regulation in any member state of the European Union or the United Kingdom) or section 7 of the German Foreign Trade Ordinance (Verordnung zur Durchführung des Außenwirtschaftsgesetzes (Außenwirtschaftsverordnung)). ARTICLE VIII EVENTS OF DEFAULT 8.01 Event of Default. Any of the following shall constitute an “Event of Default”: (a) Non-Payment. Any Borrower fails to pay, (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation, or (ii) within five (5) days after the same becomes due, any other interest, fee or any other amount payable hereunder or under any other Loan Document; or (b) Representation or Warranty. Any representation or warranty by any Borrower made or deemed made herein, in any other Loan Document, or which is contained in any certificate or document by the Company or any Subsidiary, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

107 (c) Specific Defaults. The Company or any other applicable Borrower fails to perform or observe any term, covenant or agreement (i) contained in Section 7.01 or 7.05 and such failure continues unremedied for ten Business Days or (ii) contained in any of Section 6.03(a) or 6.12 or in any other provision of Article VII; or (d) Other Defaults. The Company or any Subsidiary party thereto fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the date upon which written notice thereof is given to the Company by the Administrative Agent or the Required Lenders; or (e) Cross-Default. (i) The Company or any Subsidiary (A) fails to make any payment in respect of any Indebtedness (other than Indebtedness hereunder and Indebtedness in respect of Swap Contracts), having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $75,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity; or (ii) There occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) or similar event resulting from (A) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) as to which the Company or any Subsidiary is an Affected Party (as so defined), and, in either event, the Swap Termination Value owed by the Company or such Subsidiary as a result thereof is greater than $75,000,000 in the aggregate; or (f) Insolvency; Voluntary Proceedings. Any Borrower or any Material Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) commences any Insolvency Proceeding with respect to itself; or (iii) takes any corporate (or similar) action to effectuate or authorize any of the foregoing; or (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against any Borrower or any Material Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of any Borrower’s or any Material Subsidiary’s properties, and any such proceeding or petition shall (A) not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy or (B) in relation to involuntary German Insolvency Proceedings, such German Insolvency Proceedings are not vexatious and continues undismissed or unstayed for 14 calendar days of the date of the filing thereof; (ii) any Borrower or any Material Subsidiary admits the

108 material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) any Borrower or any Material Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or (h) ERISA. (i) An ERISA Event or Events shall occur with respect to one or more Pension Plans or Multiemployer Plans which has resulted in liability of any Borrower under Title IV of ERISA to such plans or the PBGC in an aggregate amount in excess of $75,000,000; or (ii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $75,000,000; or (i) Monetary Judgments. One or more non-interlocutory judgments, non- interlocutory orders, decrees or arbitration awards is entered against any Borrower or any Subsidiary of the Company involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not deny coverage) as to any single or related series of transactions, incidents or conditions, of $75,000,000 or more, and the same shall remain unsatisfied, unvacated or unstayed pending appeal for a period of 30 days after the entry thereof; or (j) Change of Control. There occurs any Change of Control; or (k) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect in any material respect which impairs the Administrative Agent’s rights and remedies hereunder or releases any Borrower from any of its material obligations hereunder; or any Borrower contests in any manner the validity or enforceability of any Loan Document; or any Borrower denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document. 8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions: (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated; (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; (c) require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and (d) exercise on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to it, the Lenders and the L/C Issuers under the Loan Documents;

109 provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States (or the equivalent in any applicable jurisdiction, including a Borrower being declared bankrupt in any such jurisdiction), the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender or any L/C Issuer. 8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.19 and 2.20, be applied by the Administrative Agent in the following order: First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such; Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuers (including fees and time charges for attorneys who may be employees of any Lender or L/C Issuer) and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them; Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them; Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Fourth held by them; Fifth, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations composed of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.04 and 2.19; and Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or as otherwise required by Law. Subject to Sections 2.04(c) and 2.19, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

110 ARTICLE IX THE AGENT 9.01 Appointment and Authority. Each of the Lenders and each L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and no Borrower shall have rights as a third party beneficiary of any of such provisions except as specifically provided in this Article. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. 9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders. 9.03 Exculpatory Provisions. The Administrative Agent, the Sustainability Coordinators and the Arrangers, as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent, the Sustainability Coordinators and the Arrangers, as applicable: (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing; (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent or any Sustainability Coordinator is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that none of the Administrative Agent nor any Sustainability Coordinator shall be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent or such Sustainability Coordinator to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; (c) shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or any L/C Issuer, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of

111 any of the Loan Parties or any of their Affiliates, that is communicated to, obtained by or in the possession of, the Administrative Agent, the Sustainability Coordinators, the Arrangers or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein; (d) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by a Borrower, a Lender or an L/C Issuer; and (e) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. 9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, amendment, renewal or extension of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for one or more of the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. 9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction

112 determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents. 9.06 Resignation of Administrative Agent. (a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Company (such consent not to be unreasonably withheld), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. (b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Company and such Person remove such Person as Administrative Agent and, in consultation with the Company, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date. (c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(h) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them

113 continues to act in any agent capacity hereunder or under the other Loan Documents, including in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent. (d) Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as an L/C Issuer and Swing Line Lender. If Bank of America or any other L/C Issuer resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.04(c). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.05(c). Upon the appointment by the Company of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender that agrees to serve in such capacity), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit. 9.07 Non-Reliance on Administrative Agent, the Sustainability Coordinators, the Arrangers and Other Lenders. Each Lender and each L/C Issuer expressly acknowledges that none of the Administrative Agent, any Sustainability Coordinator nor any Arranger has made any representation or warranty to it, and that no act by the Administrative Agent, any Sustainability Coordinator or any Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent, any Sustainability Coordinator or any Arranger to any Lender or each L/C Issuer as to any matter, including whether the Administrative Agent, any Sustainability Coordinator or any Arranger have disclosed material information in their (or their Related Parties’) possession. Each Lender and each L/C Issuer represents to the Administrative Agent, the Sustainability Coordinators and the Arrangers that it has, independently and without reliance upon the Administrative Agent, the Sustainability Coordinators, the Arrangers, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Sustainability Coordinator, any Arranger, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and each L/C Issuer represents and warrants that (i) the Loan Documents set forth the terms

114 of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or L/C Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or L/C Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and each L/C Issuer agrees not to assert a claim in contravention of the foregoing. Each Lender and each L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. 9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the bookrunners, Arrangers, syndication agents, or documentation agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder. 9.09 Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

115 (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender. (b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Company or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto). 9.10 Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender Recipient Party, whether or not in respect of an Obligation due and owing by any Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Recipient Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Recipient Party in Same Day Funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender Recipient Party promptly upon determining that any payment made to such Lender Recipient Party comprised, in whole or in part, a Rescindable Amount. ARTICLE X CONTINUING GUARANTY 10.01 Guaranty. The Company hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment in full when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Designated Borrowers to the Administrative Agent and the Lenders, and whether arising hereunder or under any other Loan Document, including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Administrative Agent and the Lenders in connection with the collection or enforcement thereof (the “Designated Borrower Obligations”). The Administrative Agent’s books and records showing the amount of the Designated Borrower Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the Company, and conclusive for the purpose of establishing the amount of the Designated Borrower Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Designated Borrower Obligations or any instrument or agreement evidencing any Designated Borrower Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Designated Borrower Obligations which might otherwise

116 constitute a defense to the obligations of the Company under this Guaranty, and the Company hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing. 10.02 Rights of Lenders. The Company consents and agrees that the Administrative Agent and the Lenders may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Designated Borrower Obligations or any part thereof; and (b) release or substitute one or more of any endorsers or other guarantors of any of the Designated Borrower Obligations. Without limiting the generality of the foregoing, the Company consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Company under this Guaranty or which, but for this provision, might operate as a discharge of the Company. 10.03 Certain Waivers. The Company waives (a) any defense arising by reason of any disability or other defense of any Designated Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of the Administrative Agent or any Lender) of the liability of any Designated Borrower; (b) any defense based on any claim that the Company’s obligations exceed or are more burdensome than those of the Designated Borrowers; (c) the benefit of any statute of limitations affecting any Designated Borrower’s liability hereunder; (d) any right to proceed against any Designated Borrower, proceed against or exhaust any security for the Designated Borrower Obligations, or pursue any other remedy in the power of the Administrative Agent or any Lender whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by the Administrative Agent or any Lender; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. The Company expressly waives all setoffs, deductions and counterclaims and all presentments, demands for payment or performance, notices of acceleration, notice of intent to accelerate, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Designated Borrower Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Designated Borrower Obligations. 10.04 Obligations Independent. The obligations of the Company hereunder are those of primary obligor, and not merely as surety, and are independent of the Designated Borrower Obligations and the obligations of any other guarantor, and a separate action may be brought against the Company to enforce this Guaranty whether or not any Designated Borrower or any other person or entity is joined as a party. 10.05 Subrogation. The Company shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Designated Borrower Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and the Aggregate Commitments are terminated. If any amounts are paid to the Company in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent for the benefit of itself and the Lenders to reduce the amount of the Designated Borrower Obligations, whether matured or unmatured. 10.06 Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Designated Borrower Obligations now or hereafter existing and shall remain in full force and effect until all Designated Borrower Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash and the Commitments with respect to the Designated Borrower

117 Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of any Designated Borrower or the Company is made, or the Administrative Agent or any of the Lenders exercises its right of setoff, in respect of the Designated Borrower Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or any of the Lenders in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Administrative Agent or the Lenders are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of the Company under this paragraph shall survive termination of this Guaranty. 10.07 Subordination. The Company hereby subordinates the payment of all obligations and indebtedness of any Designated Borrower owing to the Company, whether now existing or hereafter arising, including but not limited to any obligation of any Designated Borrower to the Company as subrogee of the Administrative Agent and the Lenders or resulting from the Company’s performance under this Guaranty, to the payment in full in cash of all Designated Borrower Obligations (other than (i) contingent indemnification obligations as to which no claim has been asserted and (ii) other contingent liabilities as to which no claim has been asserted and Letters of Credit which have been Cash Collateralized); provided that, unless and until an Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing, the Company shall be entitled to, and shall not be prohibited by this Section 10.07 from, collecting and receiving any payment or other distribution on account of any such obligations and indebtedness owing to the Company. If the Administrative Agent so requests, any such obligation or indebtedness of any Designated Borrower to the Company shall be enforced and performance received by the Company as trustee for the Administrative Agent and the Lenders and the proceeds thereof shall be paid over to the Administrative Agent for the benefit of itself and the Lenders on account of the Designated Borrower Obligations, but without reducing or affecting in any manner the liability of the Company under this Guaranty. 10.08 Stay of Acceleration. If acceleration of the time for payment of any of the Designated Borrower Obligations is stayed, in connection with any case commenced by or against the Company or any Designated Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by the Company immediately upon demand by the Administrative Agent. 10.09 Condition of Designated Borrower. The Company acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from each Designated Borrower and any other guarantor such information concerning the financial condition, business and operations of such Designated Borrower and any such other guarantor as the Company requires, and that neither the Administrative Agent or any Lender has any duty, and the Company is not relying on the Administrative Agent or any Lender at any time, to disclose to the Company any information relating to the business, operations or financial condition of such Designated Borrower or any other guarantor (the Company hereby waiving any duty on the part of the Administrative Agent and the Lenders to disclose such information and any defense relating to the failure to provide the same). ARTICLE XI MISCELLANEOUS 11.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Borrower therefrom, shall be effective unless in writing signed by the Required Lenders and the Company and acknowledged by the

118 Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall: (a) (i) waive any condition set forth in Section 4.01 without the written consent of each Lender, or, in the case of the initial Credit Extension, Section 4.02, without the written consent of each Lender or (ii) without limiting the generality of clause (i) above, waive any condition set forth in Section 4.02 as to any Credit Extension under a particular Facility without the written consent of the Required Revolving Lenders or the Required Term Lenders, as the case may be; (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender; (c) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; (d) except as provided by Section 2.21 with respect to any ESG Amendment, reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to subsection (v) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate; (e) (i) change Section 2.14 or 8.03 or any other provision hereof in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby, or (ii) change either proviso (y)(A) or (y)(B) of the definition of “Eligible Assignee” in a manner that would allow the Company or any Affiliate of the Company to be an Eligible Assignee without the written consent of each Lender; (f) amend Section 1.06 or the definition of “Alternative Currency” or “Eligible Currency” without the written consent of each Revolving Credit Lender; (g) change (i) any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent (other than the definitions specified in clause (ii) of this Section 11.01(g)), without the written consent of each Lender or (ii) the definition of “Required Revolving Lenders,” “Required Term Lenders” without the written consent of each Lender under the applicable Facility; (h) release, or have the effect of releasing, all or substantially all of the value of the Guaranty of the Company, without the written consent of each Lender; or (i) directly and materially adversely affect the rights of Lenders holding Commitments or Loans under one Facility differently from the rights of Lenders holding Commitments or Loans of any other Facility without the written consent of the Required Revolving Lenders or the Required Term Lenders, as applicable;

119 and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the applicable L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) Section 11.06(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (v) each Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder(and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender. If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of such Lender and that has been approved by the Required Lenders, the Borrower may replace such non-consenting Lender in accordance with Section 11.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph). No consent of any Lender or the Administrative Agent shall be required to effectuate any Incremental Increase, other than (A) the consent of any Lender agreeing to provide such Incremental Increase and (B) as set forth in Section 2.15(c). The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Company (on behalf of all Borrowers) as may be necessary or appropriate in order to establish the commitments in respect of the Incremental Increases or new tranches or sub-tranches in respect of any Incremental Term Loans and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Company in connection with the establishment of such new tranches or sub-tranches. Notwithstanding any provision herein to the contrary, if the Administrative Agent and the Company acting together identify any technical and immaterial ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document (including the schedules and exhibits thereto), then the Administrative Agent and the Company shall be permitted to amend, modify or supplement such provision to cure such technical and immaterial ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement. 11.02 Notices; Effectiveness; Electronic Communication. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by

120 telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows: (i) if to a Borrower, the Administrative Agent, an L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Company). Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b). (b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender, each L/C Issuer or the Company (on behalf of itself and the Borrowers) may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received by any Lender upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor. (c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON- INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR

121 OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Company’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence, willful misconduct or bad faith of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Loan Party, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages). (d) Change of Address, Etc. Each of the Company, the Administrative Agent, any L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent, each L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Company or its securities for purposes of United States Federal or state securities laws. (e) Reliance by Administrative Agent, L/C Issuers and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Committed Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording. 11.03 No Waiver; Cumulative Remedies. No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights,

122 remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrowers or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.14), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Borrower under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.14, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders. 11.04 Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. The Borrowers shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (but limited, in the case of legal fees and expenses, to the reasonable fees, charges and disbursements of one primary counsel for the Administrative Agent and reasonably necessary local and foreign counsel to the Administrative Agent in connection with the Designated Borrowers), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by each L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all documented out-of-pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (limited in the case of legal fees and expenses to the reasonable and documented out-of-pocket fees, disbursements and other charges of (A) one counsel for the Administrative Agent, Arrangers, Lenders and the L/C Issuers, taken as a whole, (B) if necessary, one local counsel in each relevant jurisdiction, and (C) in the case of any actual or perceived conflict of interest with respect to any of the counsel identified in clauses (A) and (B) above, one additional counsel to each group of affected Persons similarly situated, taken as a whole (which in the case of clause (B) shall allow for up to one additional counsel in each relevant jurisdiction)) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout or restructuring in respect of such Loans or Letters of Credit. (b) Indemnification by the Company. Whether or not the transactions contemplated hereby are consummated, each Borrower, severally and not jointly, shall indemnify, defend and

123 hold harmless the Administrative Agent (and any sub-agent thereof), each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each, an “Indemnified Person”) from and against any and all claims, damages, losses, liabilities and expenses (including all reasonable and documented fees, out-of-pocket disbursements and other charges of counsel for any Indemnified Person; provided that such legal expenses shall be limited to the reasonable and documented out-of-pocket fees, disbursements and other charges of (A) one counsel for the Administrative Agent, Arrangers, Lenders and the L/C Issuers, taken as a whole, (B) if necessary, one local counsel in each relevant jurisdiction, and (C) in the case of any actual or perceived conflict of interest with respect to any of the counsel identified in clauses (A) and (B) above, one additional counsel to each group of affected Persons similarly situated, taken as a whole (which in the case of clause (B) shall allow for up to one additional counsel in each relevant jurisdiction)) of any kind or nature whatsoever, including, without limitation, any civil penalty or fine assessed by OFAC, which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Administrative Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any Loan Document, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing (including, without limitation, any Indemnified Person’s reliance on any Communication executed using an Electronic Signature, or in the form of an Electronic Record), including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, or related to any Alternative Currency transactions entered into in connection herewith, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided, that the Borrowers shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities to the extent resulting from (i) the gross negligence, bad faith or willful misconduct of such Indemnified Person, as determined by a court of competent jurisdiction by final and non-appealable judgment, (ii) such Indemnified Person’s (or such Indemnified Person’s Related Parties’) material breach of its obligations hereunder or under any other Loan Document, as determined by a court of competent jurisdiction by final and non-appealable judgment and (iii) a dispute solely among Indemnified Persons and not arising out of any act or omission of the Company or any of its Subsidiaries or Affiliates (other than any claim against an Indemnified Person in its capacity or in fulfilling its role as an Arranger, the Administrative Agent, the Swing Line Lender or an L/C Issuer hereunder); provided, further, that this Section 11.04(b) shall not apply to Taxes, except any Taxes that represent losses or damages arising from any non-Tax claim. No Borrower shall be liable for any settlement of any pending or threatened claim or action that would give rise to the right of any Indemnified Person to claim indemnification hereunder (each, a “Proceeding”), if such settlement was effected without the Company’s prior written consent (which consent shall not be unreasonably withheld or delayed), but if settled with the Company’s prior written consent or if there is a final judgment in any such Proceeding, each Borrower agrees to indemnify and hold harmless each Indemnified Person from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment in accordance with the first sentence of this subsection (b), subject to the limitations set forth above. No Borrower shall, without the prior written consent of each Indemnified Person affected thereby (which consent shall not be unreasonably withheld or delayed), effect any settlement of any Proceeding against an Indemnified Person in respect of which indemnity could have been sought hereunder by such Indemnified Person unless such settlement (i) includes an unconditional release of such Indemnified Person from all liability or claims that are the subject matter of such Proceeding, (ii) does not include any statement as to or any admission of fault, culpability or failure to act by or on behalf of such Indemnified Person and (iii) requires no action on the part of the Indemnified Person, other than its consent. The

124 agreements in this Section shall survive the termination of the Commitments and payment of all other Obligations. (c) Reimbursement by Lenders. To the extent that any Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub- agent) or any L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or such L/C Issuer or the Swing Line Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.13(d). (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Borrower shall assert, and hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnified Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. Subject to Section 11.07, no Indemnified Person referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it to such unintended recipients through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent such damages result from the gross negligence, bad faith, willful misconduct or material breach of such Indemnified Person’s obligations hereunder or under any other Loan Document, in each case, as determined by a court of competent jurisdiction by final and non-appealable judgment. To the fullest extent permitted by applicable law, no Borrower shall have any liability under this Agreement or any Loan Document, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided that this sentence shall not limit the Borrowers’ indemnity or reimbursement obligation to the extent such special, indirect, consequential or punitive damages are included in any third party claim in connection with which an Indemnified Person is otherwise entitled to indemnification thereunder. (e) Payments. (i) All amounts due under this Section shall be payable not later than ten Business Days after demand therefor and (ii) notwithstanding anything to the contrary in this Section 11.04, each Indemnified Person shall be obligated to refund and return any and all amounts paid by the Borrowers to such Indemnified Person for any losses, claims, damages, liabilities and expenses to the extent such Indemnified Person is not entitled to payment of such amounts in accordance with the terms hereof as determined by a court of competent jurisdiction by final and non-appealable judgment.

125 (f) Survival. The agreements in this Section and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, of any L/C Issuer, of the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. 11.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrowers is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement. 11.06 Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section, or (iv) to an SPC in accordance with the provisions of subsection (g) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions: (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it (in each case with respect to any Facility) or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund of a Lender, the aggregate amount of the applicable Commitment

126 (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof; (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this subsection (ii) shall not apply to rights in respect of Swing Line Loans; (iii) any assignment in respect of (x) any unfunded Term Commitment or any Revolving Credit Commitment or (y) any Term Loan must, in each case, be approved by the Administrative Agent (such approval not to be unreasonably withheld) unless the Person that is the proposed assignee is itself a Lender, an Affiliate of a Lender or an Approved Fund of a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee, but so long as such Person is not Defaulting Lender); (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment), and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and (v) any assignment in respect of the Revolving Credit Facility must be approved by each L/C Issuer and the Swing Line Lender. Notwithstanding the foregoing, in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. In addition, the amount transferred to any Eligible Assignee in relation to a Revolving Credit Commitment and Revolving Credit Loans made to any Borrower shall be at least EUR 100,000 (or its equivalent in another currency) or, if it is less, the Eligible Assignee shall confirm in writing to the relevant Borrower that it, the Eligible Assignee: (i) until the interpretation of the term

127 “public” as referred to in article 4.1(1) of Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 (the “CRR”) is published by the relevant Governmental Authority, is an entity that qualifies as a professional market party (professionele marktpartij) within the meaning of the Dutch Financial Services Act (Wet op het financieel toezicht) and the rules promulgated thereunder, as amended or any subsequent legislation replacing that act; and (ii) as soon as the interpretation of the term “public” as referred to in the CRR has been published by the relevant Governmental Authority, is an entity that is not considered to be part of the “public” as referred to in the CRR and the rules promulgated thereunder on the basis of such interpretation. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrowers (at the Company’s expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section. (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of (and stated interest on) the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by each of the Borrowers and any Lender or L/C Issuer at any reasonable time and from time to time upon reasonable prior notice. (d) Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person, a Defaulting Lender, or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for

128 the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. Subject to subsection (e) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.14 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.01(f) as though it were a Lender. (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. (g) Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Company (an “SPC”) the option to provide all or any part of any

129 Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.13(b)(ii). Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement (including its obligations under Section 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable (it being understood that the Granting Lender shall remain liable for such amounts), and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Company and the Administrative Agent and without paying any processing fee therefor, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC. (h) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days’ notice to the Company and the Lenders, resign as an L/C Issuer and/or (ii) upon 30 days’ notice to the Company, resign as Swing Line Lender. In the event of any such resignation as an L/C Issuer or the Swing Line Lender, the Company shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of Bank of America as an L/C Issuer or the Swing Line Lender, as the case may be. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Revolving Credit Loans bearing interest based on the Base Rate or fund risk participations in Unreimbursed Amounts pursuant to Section 2.04(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.05(c). Upon the appointment of a successor L/C Issuer (including another L/C Issuer that agrees to serve as successor to Bank of America in such capacity) and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer

130 shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit. 11.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties in connection with this Agreement, any other Loan Document or the transactions contemplated hereby or thereby (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable Laws, regulation or compulsory legal process (in which case such Person agrees to inform you promptly thereof prior to such disclosure to the extent practicable and not prohibited by Laws, rule, regulation or other legal process), (c) upon the request or demand of any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners) having jurisdiction over such Person or any of its respective affiliates, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.15 or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to any of the Borrowers and their obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Company or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the written (which will include electronic mail) consent of the Company or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Company not known by such Person to be bound by confidentiality obligations to the Company and its Subsidiaries. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. For purposes of this Section, “Information” means all information received from the Company or any Subsidiary relating to the Company or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by the Company or any Subsidiary, provided that, in the case of information received from the Company or any Subsidiary after the date hereof, all such information shall be deemed confidential unless such information is clearly identified at the time of delivery as not being confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public

131 information and (c) it will handle such material non-public information in accordance with applicable Laws, including United States Federal and state securities Laws. 11.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of any Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer, irrespective of whether or not such Lender or such L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or such L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.20 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. 11.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to applicable Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder. 11.10 Integration; Effectiveness. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or any L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. 11.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their

132 behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding. 11.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, any L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited. 11.13 Replacement of Lenders. If any Lender requests compensation under Section 3.04, if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, if any Lender is a Defaulting Lender or has been a Defaulting Lender more than twice in the last 6 months, if any Lender exercises its rights under Section 3.02, if any Lender is a non-consenting Lender pursuant to which the third to last paragraph of Section 11.01 applies, or if any other circumstance exists hereunder that gives the Company the right to replace a Lender as a party hereto, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that: (a) the Company shall have paid (or caused a Designated Borrower to pay) to the Administrative Agent the assignment fee specified in Section 11.06(b); (b) such Lender shall have received payment of an amount equal to one hundred percent (100%) of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company or applicable Designated Borrower (in the case of all other amounts); (c) in the case of any such assignment resulting from a Lender exercising its rights under Section 3.02, a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; (d) such assignment does not conflict with applicable Laws; and (e) in the case of an assignment resulting from the application of the last paragraph, the applicable Eligible Assignee shall have consented to the applicable amendment, waiver or consent.

133 A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply. Each party hereto agrees that (a) an assignment required pursuant to this Section 11.13 may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided, further that any such documents shall be without recourse to or warranty by the parties thereto. Notwithstanding anything in this Section 11.13 to the contrary, (i) any Lender that acts as an L/C Issuer may not be replaced hereunder at any time it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such Lender (including the furnishing of a backstop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to such outstanding Letter of Credit and (ii) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.06. 11.14 GOVERNING LAW; JURISDICTION; ETC. (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. (b) SUBMISSION TO JURISDICTION. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY

134 OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE COMPANY OR ANY OTHER BORROWER OR ITS OR THEIR PROPERTIES IN THE COURTS OF ANY JURISDICTION. (c) WAIVER OF VENUE. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. (e) HAGUE CONVENTION. IF A PARTY TO THIS AGREEMENT INCORPORATED UNDER THE LAWS OF THE NETHERLANDS IS REPRESENTED BY AN ATTORNEY-IN-FACT OR ATTORNEYS-IN-FACT IN CONNECTION WITH THE EXECUTION OF THIS AGREEMENT, OR ANY OTHER AGREEMENT OR DOCUMENT PURSUANT HERETO AND THE RELEVANT POWER OF ATTORNEY IS EXPRESSED TO BE GOVERNED BY DUTCH LAW, SUCH CHOICE OF LAW IS HEREBY ACCEPTED BY THE OTHER PARTY, IN ACCORDANCE WITH ARTICLE 14 OF THE HAGUE CONVENTION ON THE LAW APPLICABLE TO AGENCY OF 14 MARCH 1978. 11.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. 11.16 USA PATRIOT Act Notice. Each Lender that is subject to the Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower in accordance with the Act. The Borrowers shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in

135 order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act. 11.17 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law). 11.18 Electronic Execution; Electronic Records; Counterparts. This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties and each of the Administrative Agent and each Lender Party agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into .pdf format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lender Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, neither the Administrative Agent, any L/C Issuer nor the Swing Line Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent, any L/C Issuer and/or the Swing Line Lender has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lender Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party and/or any Lender Party without further verification and (b) upon the request of the Administrative Agent or any Lender Party, any Electronic Signature shall be promptly followed by such manually executed counterpart.

136 Neither the Administrative Agent, any L/C Issuer nor the Swing Line Lender shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s, any L/C Issuer’s or any Swing Line Lender’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent, L/C Issuers and the Swing Line Lender shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof). Each of the Loan Parties and each Lender Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement and any other Loan Document based solely on the lack of paper original copies of this Agreement and/or such other Loan Document, and (ii) any claim against the Administrative Agent, each Lender Party and each Related Party for any liabilities arising solely from the Administrative Agent’s and/or any Lender Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature. 11.19 Entire Agreement. This Agreement and the other Loan Documents represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties. 11.20 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority. 11.21 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other

137 agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): (a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. (b) As used in this Section 11.21, the following terms have the following meanings: “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). 11.22 English Language Only. The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated hereby be drawn up in the English language only and that all other documents contemplated hereunder or relating hereto, including notices, shall also be drawn up in the English language only. 11.23 Release. Each Lender and L/C Issuer hereby consents to the release and hereby directs the Administrative Agent to release, the following:

138 (a) the Company from its Guaranty of any Designated Borrower Obligations if the applicable Designated Borrower ceases to be Subsidiary as a result of a transaction permitted hereunder and all of its Designated Borrower Obligations have been paid in full and discharged; (b) each Designated Borrower from its Obligations if such Designated Borrower ceases to be a Subsidiary as a result of a transaction permitted hereunder and all of its Designated Borrower Obligations have been paid in full and discharged; and (c) each Loan Party from its Obligations upon the Termination Date. Each Lender and L/C Issuer hereby directs the Administrative Agent, and the Administrative Agent hereby agrees, promptly upon receipt of notice from the Company, to execute and deliver or file such documents and to perform other actions reasonably necessary to release any Person from the Obligations (including the Guaranty), as directed in this Section 11.23.

IDEX Corporation Amended & Restated Credit Agreement (2022) Signature Page IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written. IDEX CORPORATION, as the Company and a Borrower By: /s/William Grogan______________________ Name: William Grogan Title: Senior Vice President & Chief Financial Officer FAST & FLUID MANAGEMENT B.V., as a Borrower By: /s/Steven Hamelin_________________________ Name: Steven Hamelin Title: Director IDEX EUROPE GMBH., as a Borrower By: /s/Steven Hamelin_________________________ Name: Steven Hamelin Title: Director LUKAS HYDRAULIK GMBH, as a Borrower By: /s/Fabio Giancarlo Maria Ferrari___________ Name: Fabio Giancarlo Maria Ferrari Title: Director IDEX UK LTD., as a Borrower By: /s/William Grogan______________________ Name: William Grogan Title: Director

IDEX Corporation Amended & Restated Credit Agreement (2022) Signature Page BANK OF AMERICA, N.A., as Administrative Agent By: /s/Kyle Harding______________________ Name: Kyle Harding Title: Vice President

IDEX Corporation Amended & Restated Credit Agreement (2022) Signature Page BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender By: /s/Michael Contreras____________________ Name: Michael Contreras Title: Director

IDEX Corporation Amended & Restated Credit Agreement (2022) Signature Page JPMORGAN CHASE BANK, N.A., as a Lender and L/C Issuer By: /s/Sean Bodkin______________________ Name: Sean Bodkin Title: Vice President

IDEX Corporation Amended & Restated Credit Agreement (2022) Signature Page WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and L/C Issuer By: /s/Philip Foxworthy___________________ Name: Philip Foxworthy Title: Relationship Manager

IDEX Corporation Amended & Restated Credit Agreement (2022) Signature Page PNC BANK, NATIONAL ASSOCIATION, as a Lender and L/C Issuer By: /s/Donna Benson______________________ Name: Donna Benson Title: Assistant Vice President

IDEX Corporation Amended & Restated Credit Agreement (2022) Signature Page BANK OF CHINA, CHICAGO BRANCH, as a Lender By: /s/Xu Yang______________________ Name: Xu Yang Title: SVP & Deputy Branch Manager

IDEX Corporation Amended & Restated Credit Agreement (2022) Signature Page HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender By: /s/Kyle Patterson______________________ Name: Kyle Patterson Title: Senior Vice President

IDEX Corporation Amended & Restated Credit Agreement (2022) Signature Page MIZUHO BANK, LTD., as a Lender By: /s/Donna DeMagistris___________________ Name: Donna DeMagistris Title: Executive Director

IDEX Corporation Amended & Restated Credit Agreement (2022) Signature Page COMMERZBANK AG, NEW YORK BRANCH, as a Lender By: /s/Jack Deegan______________________ Name: Jack Deegan Title: Director By: /s/Robert Sullivan____________________ Name: Robert Sullivan Title: Vice President

IDEX Corporation Amended & Restated Credit Agreement (2022) Signature Page SVENSKA HANDELSBANKEN AB (PUBL) NEW YORK BRANCH, as a Lender By: /s/Mark Emmett______________________ Name: Mark Emmett Title: Vice President By: /s/Nancy D’Albert______________________ Name: Nancy D’Albert Title: Vice President

Schedule 2.01A Schedule 2.01A Commitments and Applicable Percentages Lender Revolving Credit Commitment Applicable Percentage of Revolving Credit Facility Term Commitment Applicable Percentage of Term Facility Bank of America, N.A. $115,000,000.00 14.375000000% $35,000,000.00 17.500000000% JPMorgan Chase Bank, N.A. $115,000,000.00 14.375000000% $35,000,000.00 17.500000000% Wells Fargo Bank, National Association $115,000,000.00 14.375000000% $35,000,000.00 17.500000000% PNC Bank, National Association $115,000,000.00 14.375000000% $35,000,000.00 17.500000000% Bank of China, Chicago Branch $80,000,000.00 10.000000000% $20,000,000.00 10.000000000% HSBC Bank USA, National Association $80,000,000.00 10.000000000% $20,000,000.00 10.000000000% Mizuho Bank, Ltd. $80,000,000.00 10.000000000% $20,000,000.00 10.000000000% Commerzbank AG, New York Branch $50,000,000.00 6.250000000% $0.00 0.000000000% Svenska Handelsbanken AB (publ) New York Branch $50,000,000.00 6.250000000% $0.00 0.000000000% Total $800,000,000 100.000000000% $200,000,000 100.000000000%

Schedule 2.01B Schedule 2.01B Letter of Credit Commitments L/C Issuer L/C Commitment Bank of America, N.A. $25,000,000 JPMorgan Chase Bank, N.A. $25,000,000 Wells Fargo Bank, National Association $25,000,000 PNC Bank, National Association $25,000,000 Total $100,000,000

A - 1 Form of Committed Loan Notice EXHIBIT A FORM OF COMMITTED LOAN NOTICE Date: To: Bank of America, N.A., as Administrative Agent Ladies and Gentlemen: Reference is made to that certain Amended & Restated Credit Agreement, dated as of November 1, 2022 (as amended, amended and restated, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among IDEX Corporation, a Delaware corporation (the “Company”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender. The Company hereby requests, on behalf of itself or, if applicable, the Designated Borrower referenced in item 6 below (select one): A Borrowing of [Term]1[Revolving Credit] Loans A conversion or continuation of [Term][Revolving Credit] Loans 1. On _______________________ (a Business Day). 2. In the amount of _________________________ . 3. Comprised of ___________________________ [Type of Loan requested]2 4. In the following currency: __________________ . 5. For Term SOFR Loans or Alternative Currency Term Rate Loans: with an Interest Period of [ months]. 6. On behalf of _______________________________________ [Insert name of applicable Designated Borrower]. The Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.01(a) of the Agreement. 1 Available only for the Company. 2 Base Rate Loan, Alternative Currency Loan or Term SOFR Loan in Same Day Funds.

A - 2 Form of Committed Loan Notice IDEX CORPORATION By: ___________________________________ Name: Title:

B - 1 Form of Swing Line Loan Notice EXHIBIT B FORM OF SWING LINE LOAN NOTICE Date: To: Bank of America, N.A., as Administrative Agent Ladies and Gentlemen: Reference is made to that certain Amended & Restated Credit Agreement, dated as of November 1, 2022 (as amended, amended and restated, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among IDEX Corporation, a Delaware corporation (the “Company”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender. The Company hereby requests a Swing Line Loan: 1. On _____________________ (a Business Day). 2. In the amount of $ ________________________ . The Swing Line Borrowing requested herein complies with the provisos to the first sentence of Section 2.05(a) of the Agreement. IDEX CORPORATION By: ___________________________________ Name: Title:

C-1 - 1 Form of Revolving Credit Note EXHIBIT C-1 FORM OF REVOLVING CREDIT NOTE FOR VALUE RECEIVED, the undersigned (each a “Borrower” and, collectively, the “Borrowers”), hereby promises to pay to _____________________ or its registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Revolving Credit Loan from time to time made by the Lender to it under that certain Amended & Restated Credit Agreement, dated as of November 1, 2022 (as amended, amended and restated, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among the Borrowers, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender. Each Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Loan from the date of such Revolving Credit Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in Section 2.05(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the currency in which such Revolving Credit Loan was denominated and in Same Day Funds at the Administrative Agent’s Office for such currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement. Notwithstanding anything to the contrary contained herein, the Obligations of each Designated Borrower hereunder are several and not joint and several. This Revolving Credit Note is one of the Revolving Credit Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Revolving Credit Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Revolving Credit Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Revolving Credit Note and endorse thereon the date, amount, currency and maturity of its Revolving Credit Loans and payments with respect thereto. [This Revolving Credit Note amends, restates and continues the indebtedness under any previous Note issued to the Lender in connection with the Existing Credit Agreement.] Each Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Credit Note. [signature page follows]

C-1 - 2 Form of Revolving Credit Note THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. [IDEX CORPORATION] By: ___________________________________ Name: Title: [DESIGNATED BORROWER] By: ___________________________________ Name: Title:

C-1 - 3 Form of Revolving Credit Note LOANS AND PAYMENTS WITH RESPECT THERETO Date Type of Loan Made Currency and Amount of Loan Made End of Interest Period Amount of Principal or Interest Paid This Date Outstanding Principal Balance This Date Notation Made By

C-2 - 1 Form of Term Note EXHIBIT C-2 FORM OF TERM NOTE FOR VALUE RECEIVED, the undersigned (the “Company”), hereby promises to pay to _____________________ or its registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Term Loan from time to time made by the Lender to it under that certain Amended & Restated Credit Agreement, dated as of November 1, 2022 (as amended, amended and restated, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among the Borrowers, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender. The Company promises to pay interest on the unpaid principal amount of each Term Loan from the date of such Term Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars and in Same Day Funds at the Administrative Agent’s Office for Dollars. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement. This Term Note is one of the Term Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Term Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Term Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Term Note and endorse thereon the date, amount, currency and maturity of its Term Loans and payments with respect thereto. The Company, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term Note. [signature page follows]

C-2 - 2 Form of Term Note THIS TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. IDEX CORPORATION By: ___________________________________ Name: Title:

C-2 - 3 Form of Term Note LOANS AND PAYMENTS WITH RESPECT THERETO Date Type of Loan Made Currency and Amount of Loan Made End of Interest Period Amount of Principal or Interest Paid This Date Outstanding Principal Balance This Date Notation Made By

D - 1 Form of Compliance Certificate EXHIBIT D FORM OF COMPLIANCE CERTIFICATE Financial Statement Date: To: Bank of America, N.A., as Administrative Agent Ladies and Gentlemen: Reference is made to that certain Amended & Restated Credit Agreement, dated as of November 1, 2022 (as amended, amended and restated, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among IDEX Corporation, a Delaware corporation (the “Company”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender. The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Company, and that: [Use following paragraph 1 for fiscal year-end financial statements] 1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Company ended as of the above date, together with the opinion of an independent certified public accountant required by such section. [Use following paragraph 1 for fiscal quarter-end financial statements] 1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Company ended as of the above date. Such financial statements fairly present in all material respects the financial condition and results of operations of the Company and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments, the absence of footnotes and purchase accounting. 2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Company during the accounting period covered by the attached financial statements. 3. A review of the activities of the Company during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Company performed and observed all its Obligations under the Loan Documents, and [select one:]

D - 2 Form of Compliance Certificate [to the best knowledge of the undersigned during such fiscal period, the Company performed and observed each covenant and condition of the Loan Documents applicable to it.] --or-- [the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:] 4. The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate. IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _______________________. IDEX CORPORATION By: ___________________________________ Name: Title: Check for distribution to PUBLIC and Private-side Lenders3 3 If this is not checked, this certificate will only be posted to Private-side Lenders.

SCHEDULE 2
to the Compliance Certificate
($ in 000's)

For the Quarter/Year Ended ________________

I. Section 7.15(a) – Interest Coverage Ratio.

A. EBITDA for four consecutive fiscal quarters ending on above date ("Subject Period"):

1.	Consolidated Net Income for Subject Period:	$___________
2.	Consolidated interest expenses for Subject Period:	$___________
3.	Provision for income taxes for Subject Period:	$___________
4.	Interest component for Off Balance Sheet Obligations for Subject Period:	$___________
5.	Depreciation expenses for Subject Period:	$___________
6.	Amortization expenses for Subject Period:	$___________
7.	Non-cash charges (including impairment of intangible assets and goodwill and non-cash share-based compensation expenses) and non-cash losses for Subject Period[4]:	$___________
8.	Transaction costs[5]:	$___________
9.	Income tax credits for Subject Period:	$___________
10.	Interest income for Subject Period:	$___________
11.	Non-cash gains or other items added to Consolidated Net Income for Subject Period[6]:	$___________
12.	EBITDA (Lines I.A1 + 2 + 3 + 4 + 5 + 6 + 7 + 8 – 9 – 10 – 11):	$___________

[4] This should not include any non-cash item to the extent it represents an accrual of, or reserve for, cash disbursements in any other period.

[5] Up to $10,000,000; this should include costs in respect of the transactions contemplated by the Credit Agreement and/or incurred in connection with the consummation of any investment, incurrence, prepayment or modification of any Indebtedness, any Acquisition or similar investment, any dispositions, recapitalizations, mergers, consolidations, amalgamations, liquidations or dissolutions, Restricted Payment or other dividend or distribution, equity issuance or capital contribution (in each case, including any transaction proposed and not consummated)

[6] This should not include any gain or other item that has been deducted in determining EBITDA for a prior period.

D - 3
Form of Compliance Certificate

D - 4 Form of Compliance Certificate 13. EBITDA on a pro forma basis (if applicable) 7: $ B. Consolidated Interest Expense for Subject Period8: $ C. Interest Coverage Ratio (Line I.A.12 (or 13, if applicable) ÷ Line I.B): to 1 Minimum required: 3.00 to 1.00 II. Section 7.15(b) – Leverage Ratio. A. Consolidated Debt at Statement Date: $ B. EBITDA for Subject Period (Line I.A.12 (or 13, if applicable) above): $ C. Leverage Ratio (Line II.A ÷ Line II.B): to 1 Maximum permitted: 3.50 to 1.00, subject to any increase to 4.00 to 1.00 in accordance with Section 7.15(b) of the Credit Agreement 7 In the event of the occurrence of any Acquisition or Disposition during the Subject Period, EBITDA shall be calculated on a pro forma basis as if such Acquisition or Disposition occurred on the first day of the Subject Period such that, in the case of an Acquisition, all income and expense associated with the assets or entity acquired in connection with such Acquisition for the most recently ended four fiscal quarter period for which such income and expense amounts are available shall be treated as earned or incurred by the Company over the Subject Period and, in the case of a Disposition, all income and expense associated with the assets or entity sold or transferred during such period shall be eliminated over the Subject Period. 8 The sum, without duplication, of total interest expense (including that attributable to Capital Leases in accordance with GAAP) of the Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Company and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, but excluding, however, any amortization of deferred financing costs, all as determined on a consolidated basis for the Company and its consolidated Subsidiaries in accordance with GAAP plus the interest component of Off Balance Sheet Obligations. Any calculation of pro forma Consolidated Interest Expense with respect to an Acquisition shall be done on the basis that (A) any Indebtedness incurred or assumed in connection with such Acquisition was incurred or assumed at the beginning of the pro forma period, (B) such Indebtedness was repaid from operating cash flow over the pro forma period at the intervals and in the amounts reasonably projected to be paid in respect of such Indebtedness over the twelve-month (12-month) period immediately following the Acquisition and (C) if such Indebtedness bears a floating interest rate, such interest shall be paid over the pro forma period at the rate in effect on the date of such Acquisition.

E - 1 Form of Assignment and Assumption EXHIBIT E ASSIGNMENT AND ASSUMPTION This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]9 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]10 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]11 hereunder are several and not joint.]12 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full. For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities13) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as 9 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language. 10 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language. 11 Select as appropriate. 12 Include bracketed language if there are either multiple Assignors or multiple Assignees. 13 Include all applicable subfacilities.

E - 2 Form of Assignment and Assumption expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor. 1. Assignor: 2. Assignee: ______________________________ [and is an Affiliate [identify Lender]14] 3. Borrower(s): 4. Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement 5. Credit Agreement: Amended & Restated Credit Agreement, dated as of November 1, 2022 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among IDEX Corporation, a Delaware corporation (the “Company”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender. 6. Assigned Interest: Facility Assigned15 Aggregate Amount of Commitment/Loans for all Lenders16 Amount of Commitment/Loans Assigned Percentage Assigned of Commitment/Loans 17 CUSIP Number __________ $__________ $__________ __________% __________ $__________ $__________ __________% [7. Trade Date: ]18 Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.] The terms set forth in this Assignment and Assumption are hereby agreed to: 14 Select as applicable. 15 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment and Assumption (e.g., “Revolving Credit Commitment,” “Term Facility,” etc.). 16 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date. 17 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder. 18 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

E - 3 Form of Assignment and Assumption ASSIGNOR [NAME OF ASSIGNOR] By: ___________________________________ Name: Title: ASSIGNEE [NAME OF ASSIGNEE] By: ___________________________________ Name: Title: [Consented to and]19 Accepted: BANK OF AMERICA, N.A., as Administrative Agent By: _______________________________________ Name: Title: [Consented to:]20 By: _______________________________________ Name: Title: 19 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement. 20 To be added only if the consent of the Company and/or other parties (e.g., Swing Line Lender, L/C Issuer) is required by the terms of the Credit Agreement.

E - 4 Form of Assignment and Assumption ANNEX 1 TO ASSIGNMENT AND ASSUMPTION STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION 1. Representations and Warranties. 1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document. 1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 11.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender. 2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and

E - 5 Form of Assignment and Assumption other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee. 3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

E - 6 Form of Assignment and Assumption UK Rider for Assignment & Assumption – only for use for new lenders in respect of UK Borrowers 1. The Assignee confirms, for the benefit of the Administrative Agent and without liability to any Borrower, that it is: (a) [a UK Qualifying Lender (other than a UK Treaty Lender);] (b) [a UK Treaty Lender;] (c) [not a UK Qualifying Lender]. 21 2. [The Assignee confirms that the person beneficially entitled to interest payable to that Assignee in respect of an advance under a Loan Document is either: (d) a company resident in the UK for UK tax purposes; or (e) a company not so resident in the UK which carries on a trade in the UK through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]22 3. [The Assignee confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [ ]) and is tax resident in [ ]*, so that interest payable to it by a UK Borrower is generally subject to full exemption from UK withholding tax and requests that the Company notify: (f) each UK Borrower which is a party as a Borrower as at the Effective Date; and (g) each UK Borrower which becomes a party as a Borrower after the Effective Date, that it wishes that scheme to apply to the Credit Agreement.]** 21 Delete as applicable - each new Lender in respect of a UK Borrower is required to confirm which of these three categories it falls within. 22 Include only if new Lender is a “UK Qualifying Non-Bank Lender” – i.e., falls within paragraph (ii) of the definition of “UK Qualifying Lender”. * Insert jurisdiction of tax residence. ** Include if the new Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Credit Agreement.

F - 1 Form of Designated Borrower Request and Assumption Agreement EXHIBIT F FORM OF DESIGNATED BORROWER REQUEST AND ASSUMPTION AGREEMENT Date: ___________, _____ To: Bank of America, N.A., as Administrative Agent Ladies and Gentlemen: This Designated Borrower Request and Assumption Agreement is made and delivered pursuant to Section 2.18 of that certain Amended & Restated Credit Agreement, dated as of November 1, 2022 (as amended, amended and restated, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among IDEX Corporation, a Delaware corporation (the “Company”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender, and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this Designated Borrower Request and Assumption Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. Each of ______________________ (the “Designated Borrower”) and the Company hereby confirms, represents and warrants to the Administrative Agent and the Revolving Credit Lenders that the Designated Borrower is a Wholly-Owned Subsidiary of the Company. The documents required to be delivered to the Administrative Agent under Section 2.18 of the Credit Agreement will be furnished to the Administrative Agent in accordance with the requirements of the Credit Agreement. The true and correct unique identification number that has been issued to the Designated Borrower by its jurisdiction of organization and the name of such jurisdiction are set forth below: Identification Number Jurisdiction of Organization The parties hereto hereby confirm that with effect from the date of the Designated Borrower Notice for the Designated Borrower, the Designated Borrower shall have obligations, duties and liabilities toward each of the other parties to the Credit Agreement identical to those which the Designated Borrower would have had if the Designated Borrower had been an original party to the Credit Agreement as a Borrower. Effective as of the date of the Designated Borrower Notice for the Designated Borrower, the Designated Borrower confirms its acceptance of, and consents to, all representations and warranties, covenants, and other terms and provisions of the Credit Agreement.

F - 2 Form of Designated Borrower Request and Assumption Agreement The parties hereto hereby request that the Designated Borrower be entitled to receive Revolving Credit Loans under the Credit Agreement, and understand, acknowledge and agree that neither the Designated Borrower nor the Company on its behalf shall have any right to request any Revolving Credit Loans for its account unless and until the date five Business Days after the effective date designated by the Administrative Agent in a Designated Borrower Notice delivered to the Company and the Revolving Credit Lenders pursuant to Section 2.18 of the Credit Agreement. The parties hereto hereby agree that (a) each reference to a “Borrower” or the “Borrowers” in the Credit Agreement and the other Loan Documents shall include the Designated Borrower and (b) “Credit Agreement” or “Agreement” as used therein shall mean the Credit Agreement as supplemented hereby. The Designated Borrower hereby acknowledges that it has received a copy of the Loan Documents and that it has read and understands the terms thereof and agrees to be bound by the terms of the Loan Documents to which it is a party. This Designated Borrower Request and Assumption Agreement shall constitute a Loan Document under the Credit Agreement. THIS DESIGNATED BORROWER REQUEST AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. IN WITNESS WHEREOF, the parties hereto have caused this Designated Borrower Request and Assumption Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written. [DESIGNATED BORROWER] By: ________________________________ Name:______________________________ Title: _______________________________ IDEX CORPORATION By: __________________________________ Name:______________________________ Title: _________________________________

G - 1 Form of Designated Borrower Notice EXHIBIT G FORM OF DESIGNATED BORROWER NOTICE Date: ___________, _____ To: [Company] The Revolving Credit Lenders party to the Credit Agreement referred to below Ladies and Gentlemen: This Designated Borrower Notice is made and delivered pursuant to Section 2.18 of that certain Amended & Restated Credit Agreement, dated as of November 1, 2022 (as amended, amended and restated, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among IDEX Corporation, a Delaware corporation (the “Company”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender, and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this Designated Borrower Notice and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. The Administrative Agent hereby notifies Company and the Revolving Credit Lenders that effective as of the date hereof [_________________________] shall be a Designated Borrower and may receive Revolving Credit Loans for its account on the terms and conditions set forth in the Credit Agreement. This Designated Borrower Notice shall constitute a Loan Document under the Credit Agreement. BANK OF AMERICA, N.A., as Administrative Agent By: ________________________________ Name:______________________________ Title:_______________________________

H - 1 Form of Letter of Credit Report EXHIBIT H FORM OF LETTER OF CREDIT REPORT To: Bank of America, N.A. as Administrative Agent Attention: Mohnish Patel Telephone: 980.388.5085 Email mohnish.patel2@bofa.com Reference: Letters of Credit issued for the account of IDEX Corporation and its Subsidiaries under the Amended & Restated Credit Agreement dated as of November 1, 2022 Reporting Period: ___/___/20__ through___/___/20__ L/C No. Maximum Face Amount Current Face Amount Escalating Y/N(?) If “Y" Provide Schedule* Beneficiary Name Issuance Date Expiry Date Auto Renewal Auto Renewal Period/ Notice Date of Amendment Amount of Amendment Amount of any reimbursement/Cash Collateral Type of Amendment